Exhibit 10.1

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH ASTERISKS (*****).

TRIPARTITE COOPERATION AGREEMENT

By and Between

NOVARTIS PHARMA AG

GENENTECH, INC.

AND

TANOX, INC.

Dated as of February 25, 2004

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		2

ARTICLE 2 PURPOSE AND EFFECT OF THIS AGREEMENT		15

2.1	Outline of Terms and Settlement	15
2.2	Ancillary D&L Agreement, JCA and Cross-License Agreement	16
2.3	*****	16
2.4	No Rights Under Other Agreements	16
2.5	*****	16
2.6	Costs	16

ARTICLE 3 SETTLEMENT		17

3.1	Releases and Dismissal of Existing Claims	17
3.2	Costs	17
3.3	Confidentiality Orders	17

ARTICLE 4 COOPERATION		17

4.1	Integration of Programs and Cooperation Generally	17
4.2	Scope of Cooperation	18
4.3	Compliance With Legal Requirements	19
4.4	Information Sharing	19
4.5	*****	19

ARTICLE 5 GOVERNANCE		19

5.1	Governance For Manufacture And For Europe and the US Generally	19
5.2	Governance For East Asia and Rest of World	20
5.3	The Joint Management Committee	21
5.4	JMC Requirements For Unanimous Consent Between Novartis and Genentech	23
5.5	The Joint Commercialization Committee	24
5.6	Alliance Management Representatives	28
5.7	JCC Sub-Committees	28
5.8	Matters To Be Referred by USBT and EBT	33
5.9	Change of Control *****	33
5.10	Disclosure of Information	33
5.11	Certain Limitations on Committees	33

ARTICLE 6 LICENSES		34

6.1	No Derogation or Expansion	34
6.2	[Intentionally Left Blank]	34
6.3	License from Genentech to Novartis and Tanox	34
6.4	License from Novartis to Genentech and Tanox	36
6.5	License from Tanox to Genentech and Novartis	37

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6.6	Use of Know-How	39
6.7	Sublicenses	40
6.8	Third Party Rights	41
6.9	No Limitation on Licenses	42
6.10	Additional Licenses to Tanox	42
6.11	No Implied License	42

ARTICLE 7 DEVELOPMENT		42

7.1	Development of Anti-IgE Products Generally	42
7.2	Development for Europe and the US	43
7.3	Development for East Asia and ROW	44

ARTICLE 8 REGULATORY ACTIVITIES		44

8.1	Regulatory Development of Anti-IgE Products Generally	44
8.2	Regulatory Development Activities in the US	45
8.3	Regulatory Development Activities in Europe	46
8.4	Regulatory Development Activities in East Asia and ROW	47
8.5	Regulatory Development Information Sharing and Safety Management	47

ARTICLE 9 COMMERCIALIZATION		48

9.1	Commercialization in the United States	48
9.2	Commercialization in Europe	48
9.3	Commercially Reasonable Efforts	49
9.4	Commercialization in East Asia and ROW	49
9.5	*****	49

ARTICLE 10 MANUFACTURING AND SUPPLY		49

10.1	Manufacturing of Anti-IgE Antibodies and Anti-IgE Products	49
10.2	Release of Tanox Rights and Obligations to Manufacture	50
10.3	Manufacturing of Xolair	50
10.4	Other Anti-IgE Products	50
10.5	Commercially Reasonable Efforts	51
10.6	Allocation of Anti-IgE Products Supply	51

ARTICLE 11 PAYMENTS		52

11.1	Sales of Anti-IgE Products in the US	52
11.2	Sales of Anti-IgE Products in Europe	52
11.3	Sales of Anti-IgE Products in East Asia and the Rest of World	53
11.4	Milestone Payments	53
11.5	Credit for Milestone Payments	54
11.6	Development and Manufacturing Compensation Payments	54
11.7	No Other Payments	55
11.8	Reports	55
11.9	Books	55
11.10	Timing and Method of Payment; Currency	55

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11.11	Reconciliation	56
11.12	Audit Rights	56
11.13	Invoices and Documentation	57
11.14	Taxes	58
11.15	Interest	58
11.16	Retroactive Effect	58

ARTICLE 12 DISPUTE RESOLUTION		58

12.1	Resolution of Disputes	58
12.2	Arbitration	59
12.3	*****	60

ARTICLE 13 INTELLECTUAL PROPERTY		60

13.1	Trademarks	60
13.2	Ownership of Intellectual Property	61
13.3	Use of Jointly-Owned Intellectual Property Outside of Collaboration	63
13.4	Licensing of Anti-IgE Specific Patents Outside of Collaboration	63
13.5	Infringement of Intellectual Property	63
13.6	Infringement of Third Party Patents	66

ARTICLE 14 REPRESENTATIONS AND WARRANTIES		66

14.1	Due Organization, Valid Existence and Due Authorization	66
14.2	Approvals, Binding Obligations; No Violations; No Assignment of Claims	67
14.3	Anti-IgE Patents, Know-How and Biological Materials	67
14.4	No Inconsistent Rights	67
14.5	Third Party Agreements	67
14.6	Agreements Between Parties	67
14.7	Third Party Claims	68
14.8	Disclaimer	69

ARTICLE 15 CONFIDENTIALITY		69

15.1	Company Information	69
15.2	Academic and Scientific Publications	70
15.3	Injunctive Relief	70

ARTICLE 16 LIMITATIONS ON LIABILITY		70

ARTICLE 17 FORCE MAJEURE		71

ARTICLE 18 TERM AND TERMINATION		71

18.1	Term	71
18.2	Termination Rights	72
18.3	Termination At Will	73
18.4	No Termination for Breach	77

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18.5	Termination on Change of Control	77
18.6	Effect of Termination; Survival	80

ARTICLE 19 INDEMNIFICATION AND INSURANCE		80

19.1	Indemnification by Tanox	80
19.2	Indemnification by Genentech	81
19.3	Indemnification by Novartis	81
19.4	Indemnification Procedure	82
19.5	Litigation Costs and Damages	82
19.6	Insurance	83

ARTICLE 20 MISCELLANEOUS		83

20.1	Governing Law; Submission to Jurisdiction	83
20.2	Notices	83
20.3	No Third Party Beneficiary	84
20.4	Integration and Conflict	84
20.5	Amendments	85
20.6	No Assignment and Binding Effect	85
20.7	Headings	85
20.8	Exhibits and Schedules Incorporated	85
20.9	Severability	85
20.10	No Waiver	85
20.11	Counterparts	86
20.12	Bankruptcy Acknowledgment	86
20.13	Publicity	86
20.14	No Partnership or Agency	87
20.15	Further Assurances	87

SCHEDULES

Schedule A – Financial Appendix

Schedule B – Tanox Anti-IgE Patents and Applications

Schedule C –Inter-Party Agreements

Schedule D – Transitional Arrangements

EXHIBITS

Exhibit A – Tanox Release

Exhibit B – Genentech Release

Exhibit C – Novartis Release

Exhibit D – Joint Motions/Requests for Dismissal

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TRIPARTITE COOPERATION AGREEMENT

THIS TRIPARTITE COOPERATION AGREEMENT (together with all exhibits and schedules hereto, the “Agreement”) is dated as of February 25, 2004 (the “Effective Date”), by and among Novartis Pharma AG, a company organized and existing under the laws of Switzerland (“Novartis”), Genentech, Inc., a Delaware corporation (“Genentech”) and Tanox, Inc. (formerly known as Tanox Biosystems, Inc.), originally a Texas corporation and reincorporated as a Delaware corporation (“Tanox”). (Each of Novartis, Genentech and Tanox is referred to herein individually as a “Party” and all are referred to collectively herein as the “Parties.”)

W I T N E S S E T H:

WHEREAS, Tanox and Ciba-Geigy Limited (“Ciba-Geigy”) entered into a certain Development and Licensing Agreement dated as of May 11, 1990, providing for cooperation in the research, development and commercialization of anti-IgE antibody-based treatments in humans for IgE-mediated diseases (the “Original D&L Agreement”); and

WHEREAS, Genentech, Genentech International Limited, Tanox, and Ciba-Geigy entered into a certain Outline of Terms for Settlement of the Litigations among Genentech, Genentech International Limited, Tanox and Ciba-Geigy, dated as of July 8, 1996, relating to anti-IgE inhibiting antibodies (the “Outline of Terms”), which contemplates that the Parties will negotiate and enter into (a) detailed agreement(s) implementing and completing the terms contained in the Outline of Terms; and

WHEREAS, Tanox and Ciba-Geigy entered into a certain Supplemental Agreement dated as of July 8, 1996, which modified and amended the Original D&L Agreement (the “Supplemental Agreement”); and

WHEREAS, Genentech and Tanox entered into a certain Settlement and Cross-License Agreement dated as of July 8, 1996 (the “Cross-License Agreement”), under which Genentech and Tanox each granted the other a license under certain patents; and

WHEREAS, subsequent to the execution of the Original D&L Agreement, the Outline of Terms and the Supplemental Agreement, Ciba-Geigy has been succeeded by Novartis with respect to the research, development, manufacture and commercialization of pharmaceutical specialty products and with respect to all the rights and obligations relevant to Ciba-Geigy under the Original D&L Agreement, the Outline of Terms and the Supplemental Agreement, as a result of its merger with Sandoz Ltd.; and

WHEREAS, subsequent to the execution of the Outline of Terms and Cross-License Agreement, Genentech has succeeded Genentech International Limited with respect to all the rights and obligations relevant to Genentech International Limited under the Outline of Terms and the Cross-License Agreement; and

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WHEREAS, Genentech and Novartis entered into a certain Joint Commercialization Agreement dated as of April 19, 2000 (the “Original JCA”), under which Genentech and Novartis agreed to collaborate on commercialization of certain anti-IgE products in Europe and the United States; and

WHEREAS, various disputes have arisen between the Parties concerning their respective rights regarding anti-IgE inhibiting monoclonal antibodies and certain lawsuits and arbitration proceedings have been initiated by the Parties to resolve certain of those disputes; and

WHEREAS, Novartis, Genentech and Tanox intend to enter into this Agreement for the purpose of: (a) resolving certain of those disputes and terminating the lawsuits and arbitration proceedings with respect thereto; and (b) cooperating with each other with respect to the Manufacture, Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products throughout the world on the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties intend this Agreement, together with any Ancillary Agreements and the exhibits and attachments hereto and thereto, to represent all tripartite aspects of the Detailed Agreement (as described in Section 2.1 below) envisaged by the Outline of Terms, and also intend for the JCA to remain in full force and effect and to represent all bipartite aspects (as between Novartis and Genentech) of the Detailed Agreement envisaged by the Outline of Terms, in each case with respect to the Manufacture, Development and Commercialization of Anti-IgE Products; and

WHEREAS, the Parties enter into this Agreement for the purpose of cooperating with respect to the Manufacture, Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products throughout the world on the terms and conditions set forth herein; and

WHEREAS, in connection with entering into this Agreement, Genentech and Novartis intend to modify the Original JCA, Tanox and Novartis intend to modify the Original D&L Agreement (including by separating the subject matter thereof and of the Supplemental Agreement into two agreements, an Amended and Restated D&L Agreement and an Ancillary D&L Agreement), and Tanox and Genentech intend to modify the Cross-License Agreement, all as of the Effective Date hereof;

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth below:

“Abandon” shall mean to permit a claim within a patent or patent application, patent application or patent to lapse or become abandoned without first having filed a substitute (e.g., a continuation, a continuation-in-part, or a divisional application or an alternate claim (including, without limitation, pending claims) which covers substantially the same subject matter). Notwithstanding the above definition, failing to respond to a final office action in which a claim or claims are deemed not patentable shall not be included in the scope of Abandoning.

“Acquired Patents” shall have the meaning set forth in Section 13.2(f).

“Affiliate” shall mean, with respect to any Person, (i) any other Person of which the securities or other ownership interests representing fifty percent (50%) or more of the equity or fifty percent (50%) or more of the ordinary voting power or fifty percent (50%) or more of the general partnership interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used solely in this definition, the term “Control,” whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. *****

“Alliance Manager” shall have the meaning set forth in Section 5.5(c) herein.

“Allocable Manufacturing Overhead” shall have the meaning set forth in the Financial Appendix.

“Amended and Restated D&L Agreement” shall mean the Amended and Restated Development and Licensing Agreement entered into by Tanox and Novartis as of the date hereof (a true and accurate copy of which has been provided to Genentech on the Effective Date of this Agreement), which amends and restates the Original D&L Agreement and certain portions of the Supplemental Agreement, in each case relating to certain products other than Anti-IgE Products, as such agreement may be amended from time to time as permitted under Section 2.5 hereof.

“Ancillary Agreements” shall mean the JCA, the Ancillary D&L Agreement, the Manufacturing and Supply Agreements, the MTA, and the Hu-901 Extension Agreements entered into by some or all of the Parties hereto, and includes any exhibits and schedules to any of the foregoing.

“Ancillary D&L Agreement” shall mean the Ancillary Development and Licensing Agreement by and between Novartis and Tanox dated as of the date hereof (a true and accurate copy of which has been provided to Genentech on the Effective Date of this Agreement), which amends and restates the Original D&L Agreement and certain portions of the Supplemental Agreement, in each case relating to Anti-IgE Antibodies and Anti-IgE Products in East Asia and Rest of World, as such agreement may be amended from time to time as permitted under Section 2.5 hereof.

“Antibody” shall mean any immunoglobulin protein (excluding any immunoadhesins), and any fragment, less than full-length antibody form (such as Fv, Fab, and F(ab’)2), single-chain antibody, or antibody conjugate bound to a toxin, label or other moiety which, in each case, includes one or more CDRs and is capable of immunospecific binding to an antigen, regardless of the method or means by which such immunoglobulin protein, fragment, less than full-length antibody form, single-chain antibody or antibody conjugate is produced.

“Anti-IgE Antibody” *****.

“Anti-IgE Patents” shall mean any and all patent applications and patents (including inventor’s certificates) throughout the world, including any substitutions, extensions, supplementary patent certificates, reissues, re-examinations, renewals, divisions, continuations or continuations-in-part thereof or therefore which are now or hereafter during the Term Controlled by any of Novartis, Genentech or Tanox and which, but for a license thereto, would be infringed by the making, using, importing, selling, or offering for sale of an Anti-IgE Antibody or an Anti-IgE Product in accordance with the terms and conditions of this Agreement and any Ancillary Agreement *****. Notwithstanding the foregoing, any patent for which a license is required to avoid infringement with respect to any Manufacture, Development and Commercialization activity with respect to any Anti-IgE Antibody or Anti-IgE Product shall be included in “Anti-IgE Patents” hereunder.

“Anti-IgE Product” shall mean any human pharmaceutical formulation containing or comprising an Anti-IgE Antibody alone or in combination with other active or inactive ingredients, components or materials in the same formulation as the Anti-IgE Antibody.

“Anti-IgE Specific Claims” shall mean those claims (if any) of Anti-IgE Patents which are solely directed to: (a) a composition of matter of Antibodies directed against IgE or products incorporating any such Antibody; (b) methods of administration of Antibodies directed against IgE; (c) methods of treatment of IgE mediated reactions using Antibodies directed against IgE; or (d) methods of manufacturing Antibodies directed against IgE or products incorporating any such Antibody *****

“Anti-IgE Specific Patents” shall mean any and all Anti-IgE Patents in which all claims are solely directed to: (a) a composition of matter of Antibodies directed against IgE or products incorporating any such Antibody; (b) methods of administration of Antibodies directed against IgE; (c) methods of treatment of IgE mediated reactions using Antibodies directed against IgE; or (d) methods of manufacturing Antibodies directed against IgE or products incorporating any such Antibody *****.

“Anti-IgE Trademarks” shall mean the trademarks, logos or indicia of origin displayed on or anticipated to be used in connection with any Anti-IgE Product sold in any country, or used in connection with the Commercialization of any Anti-IgE Product in any country, which identify its source, ***** which shall also include such other trademarks as are selected after the Effective Date in accordance with the JCA and/or the Ancillary D&L Agreement, and shall also include, in each case, related e-brands and domain names.

“Approval” shall mean any approval, registration, license or authorization from any Public Authority required for the Manufacture, Development, Commercialization, storage or transport of an Anti-IgE Antibody or an Anti-IgE Product in any Regulatory Jurisdiction, and shall include, without limitation, an approval, registration, license or authorization granted in connection with any Approval Application, but shall not include any Pricing Approval.

“Approval Application” shall mean the submission to the relevant Public Authority of an appropriate application seeking any approval, registration or authorization from any Public Authority required for the Manufacture, Development, Commercialization, storage or transport of an Anti-IgE Antibody or an Anti-IgE Product in any Regulatory Jurisdiction, and shall include, without limitation, a marketing authorization application, supplementary application or variation (“MAA”) in Europe, an Investigational New Drug application (“IND”), a biologics license application or supplementary application (“BLA”), a product license application (“PLA”) and an establishment license application (“ELA”) in the United States, and equivalent applications for marketing authorization in other Regulatory Jurisdictions, but shall not include any application solely seeking Pricing Approval.

“Biological Materials” shall mean reagents and compounds used in assays transferred hereunder (as well as the assays themselves), micro-organisms, cell lines, antibodies, cell culture media and similar materials, to the extent any of the foregoing are: (i) necessary for the Manufacture, use, Development, or Commercialization of an Anti-IgE Antibody or Anti-IgE Product in accordance with the terms and conditions of this Agreement or, with respect to Collaboration Products, under the Ancillary D&L Agreement or otherwise voluntarily provided by Novartis, Genentech or Tanox hereunder; (ii) not generally commercially available; and (iii) Controlled by any of Novartis, Genentech or Tanox. *****

“Breaching Party” shall have the meaning set forth in Section 18.4.

“Bulk Product” shall mean all bulk forms of the active ingredient of any Anti-IgE Product.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks located in New York, New York or in Basel, Switzerland shall be authorized or required by Legal Requirements to close.

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“CDR” shall mean the “complementarity determining region” as defined in Kabat et al., Sequence of Proteins of Immunological Interest, 5th Ed. Public Health Service, National Institutes of Health, Bethesda, MD (1991) together with the “hypervariable loop” as described in Chothia and Lesk, J. Mol. Biol 196:901-917 (1987).

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“Clinical Requirements” shall mean such quantities of any Anti-IgE Product as are required by Novartis, Genentech and/or Tanox for the conduct of preclinical and clinical studies in order to obtain Approval of that Anti-IgE Product with respect to a particular Regulatory Jurisdiction, quantities of any Anti-IgE Product which are required by Novartis, Genentech or Tanox for submission to a Public Authority in accordance with this Agreement (or any Ancillary Agreement) in connection with any Approval Application or Approval in any Regulatory Jurisdiction and quantities of any Anti-IgE Product which are required by Novartis, Genentech or Tanox for any post-marketing clinical trial or Phase IV clinical trial intended to support expanded labeling or required to satisfy requirements of a Public Authority in connection with any Approval or Pricing Approval.

“Clinical Trial” shall mean a controlled study in humans of the safety or efficacy of an Anti-IgE Product, and shall include, without limitation, any Phase I clinical trial, Phase II clinical trial or Phase III clinical trial, but shall not include any post-marketing clinical trial or Phase IV clinical trial unless such post-marketing clinical trial or Phase IV clinical trial is designed to support expanded labeling or to satisfy requirements of a Public Authority in connection with any Approval (including, without limitation, any supplemental BLA, or equivalent) or Pricing Approval.

“Code” shall have the meaning set forth in Section 20.12 herein.

“Co-Exclusive” shall mean a license or sublicense, as applicable, under which each co-exclusive licensee has the right to exclude all others, including the licensor, but shall not have the right to exclude any other co-exclusive licensee.

“Collaboration Product” shall mean any Anti-IgE Product including as an active ingredient E-25 or Hu-901 (or any other Anti-IgE Antibody identified and synthesized by Tanox or Novartis) or any other Anti-IgE Antibody Developed or Commercialized in the United States or Europe under this Agreement or the Outline of Terms *****.

“Commercial Requirements” shall mean such quantities of any Anti-IgE Product as are required by Novartis, Genentech and/or Tanox to fulfill their requirements for Commercialization with respect to a particular Regulatory Jurisdiction (including, without limitation, samples).

“Commercialization Costs” shall have the meaning set forth in the Financial Appendix.

“Commercialize” shall mean to promote, market, use for commercial purposes, import, export, distribute and sell or offer to sell (including, without limitation, obtain Pricing Approvals), or to conduct any post-marketing clinical trial or Phase IV clinical trial (other than any post-marketing clinical trial or Phase IV clinical trial intended to support expanded labeling or required to satisfy requirements of a Public Authority in connection with any Approval or Pricing Approval), or to the extent permitted under this Agreement or any Ancillary Agreement, to have any of those things done, and “Commercialization” shall have a corresponding meaning.

“Committee” means any committee, sub-committee or team contemplated by Article 5 of this Agreement.

“Commercial Launch” of an Anti-IgE Product shall mean the first commercial sale of an Anti-IgE Product to a Third Party customer in a given country, after final marketing approval in such country (including any required Pricing Approval, where applicable) has been obtained from the relevant Public Authority for such Anti-IgE Product for such sale.

“Commercially Reasonable Efforts” means, as applied to a Party or Parties, those efforts and diligence (including the deployment of resources) that would be typically exercised by a company in the business of developing and selling biopharmaceutical products which is pursuing the development, manufacture or commercialization of products similar or comparable to the Anti-IgE Products *****.

“Company Information” shall mean this Agreement, the Ancillary Agreements and the Related Agreements, and the information or materials disclosed by any of Novartis, Genentech or Tanox (or their respective Affiliates) to any other Party (or any of its Affiliates) pursuant to this Agreement, the Outline of Terms or any Ancillary Agreement, including, without limitation, by disclosure to any Committee, whether furnished before or after the Effective Date, and including, without limitation, any information or materials provided pursuant to Section 4.4, notices provided hereunder, and any information disclosed in connection with financial disclosures or accounting audits. *****

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“Control” or “Controlled” means owned or in-licensed from a Third Party or an Affiliate of the applicable Party, in each case with the ability to grant access to or a license or sublicense as provided for herein or any Ancillary Agreement without violating the terms of any agreement or other arrangement with any Third Party, as at the later of the Effective Date and the date on which the applicable intellectual property rights, know how or materials were initially obtained, created or invented.

“Controlling Party” shall mean, with respect to any patent or patent application claiming any intellectual property developed jointly by two or more Parties: (a) Genentech (or Novartis if Genentech is not a joint owner of the applicable patent or patent application), with respect to the United States only; (b) Novartis (or Genentech if Novartis is not a joint owner of the applicable patent or patent application), with respect to Europe; (c) Novartis (or Tanox if Novartis is not a joint owner of the applicable patent or patent application) for East Asia and the Rest of World.

“Cost of Goods” shall have the meaning set forth in the Financial Appendix.

“Cost of Sales” shall have the meaning set forth in the Financial Appendix.

“Cross-License Agreement” shall mean the Settlement and Cross-License Agreement by and between Genentech and Tanox dated as of July 8, 1996, together with Amendment No. 1 dated as of the Effective Date (a true and accurate copy of each of which has been provided to Novartis on the Effective Date of this Agreement), as such agreement may be further amended from time to time as permitted under Section 2.5 hereof.

“D&L Agreements” shall mean collectively the Ancillary D&L Agreement and the Amended and Restated D&L Agreement.

“Damages” shall mean all liabilities, damages, losses, settlements, penalties, fines, costs and expenses, including, without limitation, reasonable attorneys’ fees, of whatever kind or nature, in each case incurred by a Novartis Indemnitee, Genentech Indemnitee or Tanox Indemnitee, as the case may be, and paid to a Third Party, before and without giving effect to any insurance proceeds.

“Develop” shall mean to develop, to use for development purposes, or to conduct Clinical Trials, in each case in support of any Approval Application, including without limitation, any post-marketing clinical trial or Phase IV clinical trial intended to support expanded labeling or to satisfy requirements of a Public Authority in connection with any Approval or Pricing Approval, or to the extent permitted under this Agreement or any Ancillary Agreement, have any of those things done, and “Development” and “Developing” shall have a corresponding meaning. Notwithstanding the foregoing, unless otherwise expressly indicated, the term “Develop” shall exclude manufacturing development except with respect to the definition of “Development Costs,” the activities contemplated by the “Europe/US Development Plan” and for purposes of operation of the Committees with respect to any Europe/US Development Plan (except as otherwise expressly set forth in Article 5).

“Development Costs” shall have the meaning set forth in the Financial Appendix.

“Dispute” shall mean any dispute, controversy or claim between two or more of the Parties arising on or after the Effective Date out of or in connection with this Agreement or any Ancillary Agreement or Related Agreement, or the Parties’ activities hereunder or thereunder, but shall not include any dispute, controversy or claim (a) not involving Novartis and arising solely out of or solely in connection with the Cross-License Agreement; (b) not involving Genentech and arising solely out of or solely in connection with the Amended and Restated D&L Agreement; *****.

“E-25” shall mean the Anti-IgE Antibody and/or Anti-IgE Product which is known by Genentech as of the Effective Date hereof ***** and modifications thereto resulting solely from changes in the Manufacturing process thereof.

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“East Asia” shall mean the territories of Taiwan, Hong Kong, Singapore, China, South Korea and, to the extent permitted by applicable Legal Requirements, North Korea.

“EBT” or “Europe Brand Team” shall have the meaning set forth in the JCA.

“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Europe” shall mean collectively Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, the United Kingdom, Switzerland, Poland, Hungary, the Czech Republic, Slovakia, Albania, Bosnia and Herzegovina, Bulgaria, Croatia, Macedonia, Romania and Yugoslavia, and, in each case, their territories and possessions.

“Europe Brand Plan” shall mean a Plan covering Commercialization of Anti-IgE Products and Anti-IgE Antibodies in Europe in substantially the form of the US Brand Plan.

“Europe/US Brand Plan” shall mean the Europe/US Brand Plan approved in accordance with Section 5.4(a) herein.

“Europe/US Development Plan” shall have the meaning set forth in Section 5.5(a)(iii) herein.

“Europe/US Development Sub-Committee” and “E/US DSC” shall mean the Europe/US Development Sub-Committee described in Section 5.7(b) herein.

“Europe/US Strategic Plan” shall have the meaning set forth in Section 5.5(a)(ii) herein.

“Excluded Costs” shall have the meaning set forth in Section 1 of the Financial Appendix.

“Exclusive” shall mean a license or sublicense, as applicable, under which the licensee has the right to exclude all others, including, without limitation, the licensor.

“Existing Broad License Agreement” shall mean a license agreement, existing as of the Effective Date, under which a Party obtains rights which cover an Anti-IgE Antibody or an Anti-IgE Product but which rights also extend to products other than Anti-IgE Antibodies and Anti-IgE Products.

“Existing Claims” shall mean all claims, disputes, actions and proceedings between the Parties, or any of them (and any underlying debts, liens, liabilities, costs, expenses or losses of any type arising therefrom), known or unknown, involving any claim, matter or event (a) arising or occurring prior to the Effective Date, and (b) concerning or relating to the Original D&L Agreement, the Supplemental Agreement, the Ancillary Agreements in existence prior to the Effective Date (including the Original JCA as it existed prior to the Effective Date), the Related Agreements (including the Settlement and Cross License as it existed prior to the Effective Date), the Outline of Terms, Anti-IgE Antibodies, Anti-IgE Products, any intellectual property rights therein or thereto or the Development, Manufacturing or Commercialization thereof, including, without limitation the Legal Proceedings and any disputes which were raised, or could have been raised, in the Legal Proceedings, and any claims relating to (a) and (b) above communicated by any Party to any other Party prior to the Effective Date *****

“FDA” shall mean the United States Food and Drug Administration and any successor agency having substantially the same functions.

“Filled Product” shall mean all forms of any Anti-IgE Product which are filled but not packaged for sale. For the purposes of weight calculations, Filled Product equals the weight of Bulk Product actually contained in the final dosage unit.

“Finished Product” shall mean finished, final dosage units of any Anti-IgE Product packaged for sale or distribution as a sample, each in accordance with applicable Specifications, GMPs and other Legal Requirements for any applicable Regulatory Jurisdiction.

“Finance Sub-Committee” or “FSC” shall have the meaning set forth in Section 5.7(c) herein.

“Financial Appendix” shall mean the Financial Appendix attached as Schedule A hereto.

“Force Majeure Events” shall have the meaning set forth in Article 17 herein.

“Fully Burdened Manufacturing Cost” or “FBMC” shall have the meaning set forth in the Financial Appendix.

“GAAP” shall mean US Generally Accepted Accounting Principles from time to time, consistently applied.

“Generated” shall mean: (i) in the case of subject matter and inventions claimed in patents and patent applications, invented; and (ii) in the case of know-how, developed or conceived.

“GMP” shall mean current Good Manufacturing Practices (or equivalent term) as such term is defined from time to time by the FDA or other relevant Public Authority having jurisdiction over the Manufacture or sale of Anti-IgE Antibodies or Anti-IgE Products in any Regulatory Jurisdiction.

“Hu-901” shall mean the Anti-IgE Antibody and/or Anti-IgE Product which is known by the Parties as of the Effective Date as “Hu-901”, “TNX-901,” or ***** and used in the Phase II clinical trials entitled “Hu-901.01. A Phase I/II, double blind, randomized, placebo-controlled, multiple dose study to assess the safety, tolerability, pharmacokinetics and pharmacodynamics of ascending subcutaneous doses of Hu-901 in subjects with a history of immediate hypersensitivity reaction to peanut ingestion” (dated April 18, 2000), and modifications thereto resulting solely from changes in the Manufacturing process thereof.

“Hu-901 Extension Agreements” shall mean the letter agreement between the Parties dated as of July 1, 2003, , as such agreement may be amended or superceded from time to time as permitted under Section 2.5 hereof.

“IAS” shall mean International Accounting Standards issued by the International Accounting Standards Committee from time to time, consistently applied.

“Joint Commercialization Agreement” and “JCA” shall mean the Joint Commercialization Agreement by and between Novartis and Genentech dated as of April 19, 2000, and the related US Commercialization Agreement by and between Novartis Pharmaceuticals Corporation and Genentech dated as of April 19, 2000, which have been combined together, and amended and restated in the Amended and Restated Joint Commercialization Agreement as of the date hereof (a true and accurate copy of which has been provided to Tanox on the Effective Date of this Agreement), as such agreement may be amended from time to time as permitted under Section 2.5 hereof.

“Joint Commercialization Committee” or “JCC” shall mean the Joint Commercialization Committee as described in Section 5.5 herein.

“Joint Management Committee” or “JMC” shall mean the Joint Management Committee as described in Section 5.3 herein.

“JMC Chairperson” shall have the meaning set forth in Section 5.3(c) herein.

“Know-How” shall mean any and all proprietary information, know-how, data, test results, knowledge, techniques, discoveries, inventions, specifications, designs, regulatory filings, and other information (whether or not patentable) which are now or hereafter during the Term in the Control of any of Novartis, Genentech or Tanox that are necessary or material for the Development, Manufacture (subject to the exception below) or Commercialization of any Anti-IgE Antibody or Anti-IgE Product in accordance with this Agreement or any Ancillary Agreement (including any of the forgoing provided under the Outline of Terms, the Original D&L Agreement or the Original JCA prior to the Effective Date); provided, however, “Know-How” shall exclude any issued patent within the Anti-IgE Patents *****.

“Lead Litigating Party” shall have the meaning set forth in Section 13.5(d).

“Legal Proceedings” shall mean (a) the arbitration captioned Tanox, Inc. v. Genentech, Inc., et al, American Arbitration Association Case No. 74 Y 181 01113 99 LMF; (b) the arbitration captioned Tanox, Inc. v. Novartis Pharma AG, American Arbitration Association Case No. 50 T 153 00119 99; and (c) the litigation captioned Genentech, Inc., et al. v. Tanox, Inc., Case No. C 99-02060 (MHP) (N.D. Cal.).

“Legal Requirements” shall mean all applicable laws, statutes, ordinances, codes, rules, regulations, published standards, permits, judgments, decrees, writs, injunctions, rulings, orders and other requirements of any Public Authority.

“Litigating Party” shall have the meaning set forth in Section 13.5(c).

“Manufacture” shall mean the manufacture and production of Anti-IgE Antibodies and/or Anti-IgE Products, including, without limitation, for Clinical Requirements and Commercial Requirements, or to the extent permitted under this Agreement or any Ancillary Agreement, have any of those things done, and “Manufacturing” shall have a corresponding meaning. The term “Manufacture” shall include manufacturing development (including, without limitation, the development of processes for such manufacturing or production or technical methods of formulating Anti-IgE Antibodies or Anti-IgE Products), unless otherwise expressly indicated.

“Manufacturing and Logistics Sub-Committee” and “MLSC” shall have the meaning set forth in Section 5.7(a) herein.

“Manufacturing and Supply Agreement(s)” shall mean the Novartis/Genentech Manufacturing and Supply Agreement, and such other agreements related to the Manufacture and supply of Anti-IgE Antibodies or Anti-IgE Products as may be entered into pursuant to Section 10.4.

“Marketing Costs” shall have the meaning set forth in the Financial Appendix.

“MTA” shall mean the Material Transfer Agreement between Novartis and Genentech dated March 3, 1996, a copy of which has previously been provided to Tanox, as such agreement may be amended from time to time as permitted under Section 2.5 hereof.

“Net Profits” shall have the meaning set forth in the Financial Appendix.

“Net Sales (U.S.)” and “Net Sales (EUR)” shall have the respective meanings set forth in the Financial Appendix.

“Net Sales” shall have the meaning set forth in the Financial Appendix.

“Net Selling Price Per Gram” shall mean the aggregate Worldwide Net Sales in a given year divided by the number of grams of Bulk Product within Finished Product sold in that year (it being understood that samples, which are not sold, are excluded from this calculation).

“Non-Controlling Party” shall mean, with respect to any patent or patent application claiming any intellectual property Generated jointly by two or more Parties, any Party jointly owning the invention claimed in such patent or patent application which Party is not the “Controlling Party.”

“Non-Tanox Committees” shall have the meaning set forth in Section 5.9.

“Novartis/Genentech Manufacturing and Supply Agreement” shall mean the Manufacturing and Supply Agreement between Novartis and Genentech dated as of June 9, 2000 (a true and accurate copy of which has been provided to Tanox prior to the Effective Date of this Agreement), as such agreement may be amended from time to time as permitted under Section 2.5 hereof.

“Outline of Terms” shall have the meaning set forth in the recitals to this Agreement.

“Patent Protected Countries” shall mean those countries where the manufacture, use or sale of the applicable Anti-IgE Product would infringe a Valid Claim of a Tanox Anti-IgE Patent in such country (absent a license).

“Person” shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Plans” shall mean the Worldwide Manufacturing and Supply Plan and such plans and budgets as may be developed and approved by the Committees hereunder in accordance with Sections 5.3-5.8 with respect to Europe and the US, including, without limitation, the Europe/US Strategic Plan, Europe/US Brand Plan, Europe/US Development Plan, US Brand Plan and Europe Brand Plan.

“Pricing Approval” shall mean, in any country where Public Authorities may approve or determine pricing for pharmaceutical products for reimbursement or otherwise, such approval or determination.

“Product Trade Dress” shall mean the product trade dress and the distinctive appearance of primary and secondary packaging of each Anti-IgE Product in Finished Product form, including samples, selected pursuant to this Agreement and JCA, including the proprietary Anti-IgE Trademarks used in Europe and the United States in connection with any Anti-IgE Product.

“Prosecution Costs” shall mean all costs related to the filing, prosecution (including interference costs and costs for actions under 35 U.S.C § 146) and maintenance of patent applications (but excluding costs related to in-house activities) to the extent reasonably agreed upon in advance by the Parties sharing such costs.

“Public Authority” shall mean any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

“Regulatory Jurisdiction” shall mean any jurisdiction in which Approval for Manufacturing, Developing or Commercializing Anti-IgE Antibodies or Anti-IgE Products is required.

“Related Agreements” shall mean the Amended and Restated D&L Agreement, the Cross-License Agreement, the Technology Transfer Agreements, and any agreements that are ancillary thereto (excluding any Ancillary Agreements).

“Required Third Party Rights” shall mean such Third Party intellectual property rights as are necessary for, or material to, the Development, Manufacture or Commercialization of any Anti-IgE Antibody or Anti-IgE Product pursuant to this Agreement, the JCA or the Ancillary D&L Agreement where such Anti-IgE Antibody or Anti-IgE Product is Developed or Commercialized in the United States and/or Europe under this Agreement.

“Rest of World” and “ROW” shall mean any countries or territories other than the United States, Europe and East Asia.

*****

*****

“Royalty Period” shall mean, on an Anti-IgE Product-by-Anti-IgE Product and country-by-country basis, the period commencing on the first sale to a Third Party of each Anti-IgE Product in such country, and ending on the later of: (a) expiration of all Valid Claims of each of the Tanox Anti-IgE Patents which would be infringed by the Manufacture, Development or Commercialization of such Anti-IgE Product in such country; and (b) the date which is ***** from Commercial Launch of such Anti-IgE Product in such country; provided, however, that for sales of Xolair in the United States, if Net Sales (US) of Xolair in the ***** are: (i) greater than *****, but less than *****, such ***** period shall be extended by a further ***** with respect to Xolair; or (ii) greater than *****, such ***** period shall be extended by a further ***** with respect to Xolair.

“Safety Addendum” shall have the meaning set forth in Section 8.5 herein.

“Sales Costs” shall have the meaning set forth in the Financial Appendix.

“Sales Returns and Allowances” shall have the meaning set forth in the Financial Appendix.

“Semi-Exclusive” shall mean a license or sublicense, as applicable, under which each semi-exclusive licensee has the right to exclude all others, but shall not have the right to exclude the licensor or any other semi-exclusive licensee.

“Senior Officer” shall mean the Chief Executive Officers of each of the Parties, or their respective designees in each case.

“Specifications” shall mean with respect to any Anti-IgE Product, the applicable written specifications for such Anti-IgE Product in effect at a particular time including, but not limited to, specifications provided in any Approval for such Anti-IgE Product.

“Tanox Anti-IgE Patents” shall mean each of (i) the Anti-IgE Patents listed in Schedule B hereto, (ii) any patent(s) issuing therefrom and from divisionals, continuations, or continuations-in-part of any patent applications listed on such Schedule, and (iii) patents that are reissues, reexaminations, renewals, substitutions, extensions or foreign counterparts of any of the foregoing (i) or (ii), which, in each case, are Controlled by Tanox.

“Tanox Committees” shall have the meaning set forth in Section 5.9.

“Tanox Costs and Expenses” shall have the meaning set forth in the Financial Appendix.

“Technology Transfer Agreements” shall mean: (i) the Technology Transfer Agreement between Novartis and Genentech dated as of September 4, 1998; (ii) the Technology Transfer License Agreement between Novartis and Genentech dated as of June 23, 2003, and (iii) any other manufacturing technology transfer agreement entered into by two or more Parties in relation to the Manufacture of any Anti-IgE Antibody or Anti-IgE Products, in each case, as such agreements may be amended from time to time as permitted under Section 2.5 hereof.

“Term” shall mean the period beginning on the Effective Date and ending on the earlier to occur of the expiration of this Agreement as described in Section 18.1 herein or termination of this Agreement with respect to all of Genentech, Novartis and Tanox as set forth in Article 18.

“Terminating Party(ies)” shall have the respective meanings set forth in Section 18.3.

“Third Party” shall mean any Person other than Novartis, Genentech, Tanox or their respective Affiliates.

“Third Party Agreements” shall have the meaning set forth in Section 14.5.

“United States” or “US” shall mean the United States of America, its territories and possessions.

*****

“US Brand Plan” shall mean a Plan covering Commercialization of Anti-IgE Products and Anti-IgE Antibodies in the United States in substantially the form of Exhibit A to the JCA.

“US Brand Team” or “USBT” shall have the meaning set forth in the JCA.

“Valid Claim” shall mean a then-existing claim of an issued and unexpired Anti-IgE Patent that has not been held invalid, unpatentable or unenforceable by a decision of a governmental body or court of competent jurisdiction (which decision is unappealable or unappealed within the time allowed for appeal), and that has not been rendered unenforceable through disclaimer or otherwise.

“Worldwide” shall mean the United States, Europe, East Asia and ROW.

“Worldwide Net Sales” shall mean the aggregate of Net Sales (U.S.), Net Sales (EUR), Net Sales (EA) (as defined in the Ancillary D&L Agreement) and Net Sales (ROW) (as defined in the Ancillary D&L Agreement).

“Worldwide Manufacturing and Supply Plan” shall have the meaning set forth in Section 5.5(a)(iv) herein.

“Xolair” shall mean any product containing the Anti-IgE Antibody “E-25” or “omalizumab” (and modifications thereto resulting solely from changes in the Manufacturing process thereof), including without limitation, the Anti-IgE Product Approved by the FDA as of June 20, 2003.

ARTICLE 2

PURPOSE AND EFFECT OF THIS AGREEMENT

2.1 Outline of Terms and Settlement. This Agreement, any Ancillary Agreements and the exhibits and attachments hereto and thereto, are intended by the Parties (i) to represent all aspects of the “Detailed Agreement” provided for under Section 8.2 of the Outline of Terms and to implement and complete such provisions of the Outline of Terms, and (ii) to settle the Existing Claims of the Parties. Accordingly, with effect from the Effective Date, subject to Section 2.3, the Outline of Terms is hereby superseded and any rights and obligations thereunder are hereby terminated and of no further force and effect from the Effective Date; ***** For the avoidance of doubt, subject to the foregoing proviso and to Section 11.16 *****, (a) any rights and obligations of the Parties between the effective date of the Outline of Terms and the Effective Date of this Agreement are subject to the releases and dismissals pursuant to Section 3.1 of this Agreement; and (b) except as noted in this Section 2.1, any provisions which, by their terms, survive termination of the Outline of Terms shall terminate and be of no further force or effect. *****.

With effect from the Effective Date, all references in any Ancillary Agreement dated prior to the Effective Date to the “Detailed Agreement” or the Outline of Terms shall be deemed references to this Agreement, unless the context otherwise requires.

2.2 Ancillary D&L Agreement, JCA and Cross-License Agreement. This Agreement and the exhibits and attachments hereto and thereto, are intended by the Parties to supplement the Ancillary D&L Agreement, the JCA and the Cross-License Agreement (which agreements, as amended and restated, remain in full force and effect). In the event of any inconsistency between the terms of this Agreement and the Ancillary D&L Agreement, the Amended and Restated D&L Agreement, the Cross-License Agreement or the JCA, the terms of this Agreement shall prevail with respect to the development, manufacture or commercialization (as such terms are generally construed rather than as strictly defined hereunder) of Anti-IgE Antibodies and Anti-IgE Products; provided, however, that (a) as between Novartis and Genentech only, to the extent that this Agreement is silent as to a matter expressly dealt with in the JCA, the terms of the JCA (including, without limitation, any references therein to the survival of provisions of the Original JCA) shall prevail; and (b) as between Novartis and Tanox only, to the extent that this Agreement is silent as to a matter expressly dealt with in the Ancillary D&L Agreement, the Ancillary D&L Agreement shall prevail.

2.3 *****

2.4 No Rights Under Other Agreements. Nothing in this Agreement shall be deemed to cause (i) Tanox to be a party to, or a third party beneficiary of, the JCA (except as expressly provided in Section 7.3 hereunder); (ii) Genentech to be a party to, or a third party beneficiary of, either of the D&L Agreements (other than as expressly set forth in Section 18.5 of this Agreement with respect to the Ancillary D&L Agreement only); or (iii) Novartis to be a party to, or a third party beneficiary of, the Cross-License Agreement. Without limiting the foregoing, each of Tanox, Genentech and Novartis acknowledges and agrees that, except to the extent that they are incorporated into this Agreement by express reference: (a) the provisions of: the JCA are for the exclusive benefit of Novartis and Genentech and their respective Affiliates; the D&L Agreements are for the exclusive benefit of Novartis and Tanox and their respective Affiliates; and the Cross-License Agreement are for the exclusive benefit of Tanox and Genentech and their respective Affiliates, and (b) no Party who is not a party to the JCA, D&L Agreements or Cross-License Agreement, as the case may be, shall have any right or claim against, or obligation to, those Parties that are parties to the respective agreements (or any of their respective Affiliates) by reason only of the provisions of the JCA, D&L Agreements or Cross-License Agreement, as applicable.

2.5 *****

2.6 Costs. Each Party hereto shall bear all costs and expenditures incurred by it in connection with drafting and negotiation of this Agreement, any Ancillary Agreement and any Related Agreement, including, without limitation, attorney’s fees.

ARTICLE 3

SETTLEMENT

3.1 Releases and Dismissal of Existing Claims. Simultaneous with the execution of this Agreement, each of the Parties shall execute the appropriate Release of Existing Claims attached as Exhibits A, B and C hereto. Promptly upon execution of this Agreement, each of the Parties shall take all necessary steps to dismiss with prejudice and otherwise terminate each of the Legal Proceedings, including, without limitation, by filing with the applicable court, or arbitration panel, the applicable Joint Motions/Requests for Dismissal attached hereto as Exhibit D.

3.2 Costs. Each Party hereto shall bear all costs and expenditures incurred by it under or in connection with the Existing Claims, including, without limitation, attorney’s fees and expenses and court and arbitration costs. Any additional costs and expenses necessarily incurred after the Effective Date hereof in connection with the Legal Proceedings and their termination shall be borne by the Party incurring the expense.

3.3 Confidentiality Orders. Each Party agrees to be bound by the confidentiality orders stipulated in the respective Legal Proceedings to which it is a party and agrees to treat such orders as if they had been entered by the applicable court or arbitration panel, regardless of whether or not they were actually entered by the applicable court or arbitration panel.

ARTICLE 4

COOPERATION

4.1 Integration of Programs and Cooperation Generally. In furtherance of the three-Party collaboration that was established in July 1996 under the Outline of Terms, the Anti-IgE Antibody and Anti-IgE Product development programs of the respective Parties are hereby merged and integrated and shall be conducted as a single program pursuant to this Agreement. In light of the foregoing and in light of the rights of the respective Parties with respect to Anti-IgE Patents and Know-How, Anti-IgE Antibodies and Anti-IgE Products, subject to the express rights and obligations of each of the Parties in this Agreement, each of Novartis, Genentech and Tanox (including, without limitation, through their respective members on Committees) shall, and shall use commercially reasonable efforts to cause its relevant Affiliates performing obligations hereunder to:

(a) cooperate in good faith in Manufacturing, Developing and Commercializing Anti-IgE Antibodies and Anti-IgE Products in accordance with, and to the extent such Manufacturing, Development and Commercialization complies with the terms and conditions of this Agreement;

(b) use Commercially Reasonable Efforts to Develop, Manufacture and Commercialize Anti-IgE Products in the United States and Europe in accordance with this Agreement;

(c) without limiting the foregoing, reasonably consider requests from the other Parties to pursue Development (including manufacturing development) and Commercialization of Anti-IgE Products and indications therefor which the Parties are not yet actively pursuing pursuant to this Agreement taking into account the risk and incremental increase in profit expected to be generated through the Development of such indication; and

(d) *****.

4.2 Scope of Cooperation.

(a) Anti-IgE Antibodies and Anti-IgE Products. Each of Novartis, Genentech and Tanox acknowledge and agree that, during the Term:

(i) Hu-901*****, E-25, ***** are agreed for purposes of this Agreement to be Anti-IgE Antibodies, ***** regardless of whether Hu-901*****, E-25, ***** is or has been selected for development and/or commercialization under this Agreement or the Outline of Terms;

(ii) all development, manufacturing and commercialization (as such terms are generally construed rather than as defined hereunder) of Anti-IgE Antibodies and Anti-IgE Products by or for the Parties, including, without limitation, Xolair, ***** and Hu-901, shall be pursuant to and subject to this Agreement, the JCA (solely with respect to Anti-IgE Antibodies and Anti-IgE Products Developed and/or Commercialized hereunder) and the Ancillary D&L Agreement (solely with respect to Collaboration Products in East Asia and the ROW);

(iii) no Party shall develop or commercialize (as such terms are generally construed rather than just as defined hereunder) any Anti-IgE Antibody or any Anti-IgE Product except as set forth in (ii) above, even if the Parties do not, without limiting any other obligations in this Agreement, Develop or Commercialize any such Anti-IgE Antibody or Anti-IgE Product at all or for any or all potential indications; and

(iv) *****

Without limiting the foregoing and except for its rights of co-development with Novartis in East Asia under the Ancillary D&L Agreement and its rights of Development, Manufacture and Commercialization in East Asia and ROW in the event of a termination, as to Novartis, of this Agreement pursuant to Section 18.2, 18.3 or 18.5 or the Ancillary D&L Agreement, Tanox acknowledges that neither the Ancillary D&L Agreement nor the Amended and Restated D&L Agreement (or any successor Agreement to either of the foregoing) gives Tanox the right to independently develop or commercialize Hu-901***** or any other Anti-IgE Antibody or Anti-IgE Product, and Tanox agrees that it will no longer contest that issue in arbitration or litigation, on appeal or otherwise.

(b) Other Products. This Agreement and the Parties’ cooperation hereunder shall apply only to Anti-IgE Antibodies and Anti-IgE Products, and shall not extend to any other compounds, molecules or products; provided, however, that subject to Section 6.11 of this Agreement, nothing in this Agreement shall limit the rights of (i) subject to applicable provisions of the D&L Agreements and the JCA, Novartis to develop and commercialize IgE inhibiting Antibodies which are not Anti-IgE Antibodies, (ii) subject to applicable provisions of the Cross-License Agreement and the JCA, Genentech, to develop and commercialize IgE inhibiting Antibodies which are not Anti-IgE Antibodies, and (iii) subject to applicable provisions of the Cross-License Agreement and the D&L Agreements, Tanox to develop and commercialize IgE inhibiting Antibodies which are not Anti-IgE Antibodies.

4.3 Compliance With Legal Requirements. The Parties, and their respective Affiliates, shall perform their obligations under this Agreement, and any applicable Ancillary Agreement, including any Development, Manufacture or Commercialization of Anti-IgE Antibodies or Anti-IgE Products hereunder, in compliance with applicable Legal Requirements. No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith and on the advice of counsel, may violate, any applicable Legal Requirements. *****

4.4 Information Sharing. Subject to the conditions set forth in Article 15 hereof, each Party shall, and shall use commercially reasonable efforts to cause its relevant Affiliates performing obligations hereunder to, provide to any other Party any information or materials (including, without limitation, Biological Materials, information or materials on substances, formulations, techniques, technology, equipment, data, results, reports, Know-How, sources for supply, patent position, business plans, proprietary information, trade secrets, customer lists and marketing and sales information) which: (i) are created pursuant to the Outline of Terms or this Agreement; or (ii) are reasonably necessary for such other Party (or its relevant Affiliates performing obligations hereunder) to perform its obligations, or exercise its rights, as expressly set forth in this Agreement, the JCA (with respect to the United States and Europe) and, with regard to East Asia and Rest of World, the Ancillary D&L Agreement (solely with respect to Collaboration Products), or (iii) which are jointly owned by such Party and the potential recipient, in each case including without limitation, information or materials required for the Development (including selection), Manufacture or Commercialization of any Anti-IgE Antibody or any Anti-IgE Product by such other Party (or its relevant Affiliates performing obligations hereunder). *****

4.5 *****

GOVERNANCE

5.1 Governance For Manufacture And For Europe and the US Generally.

(a) Generally. Subject to the express provisions of this Agreement, the Parties’ Manufacture of Anti-IgE Antibodies and Anti-IgE Products for Worldwide requirements, and the Parties’ Development (including manufacturing development) and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in Europe and the US, and their cooperation hereunder with respect thereto, will be subject to the governance, approval, direction, facilitation and oversight of the Committees described in Sections 5.3 – 5.7 (inclusive) below. Without limiting the foregoing, the Parties acknowledge and agree that all decisions with respect to the selection of Anti-IgE Antibodies and Anti-IgE Products for Development for and Commercialization in the United States and Europe, and the selection of indications for which particular Anti-IgE Antibodies and Anti-IgE Products shall be Developed for and

Commercialized in the United States and Europe, shall be made through the Committees described below. Each Party acknowledges and agrees that, except as expressly set forth in Sections 5.3 – 5.7 (inclusive) of this Agreement, it shall have no right to have any representative attend, participate or vote in any Committee or considered a member of any Committee.

(b) Commercially Reasonable Efforts. Nothing in Article 5 shall limit the Parties’ obligations to exercise Commercially Reasonable Efforts as provided for elsewhere in this Agreement. Notwithstanding the foregoing or anything else in this Agreement, no Party shall be held in breach of its obligation to use Commercially Reasonable Efforts to the extent that such Party is constrained from exercising such Commercially Reasonable Efforts because of the exercise by another Party of its voting rights (in violation of its Commercially Reasonable Efforts obligation) pursuant to this Article 5 or of any other rights pursuant to this Agreement.

(c) Interpretation of Financial Terms. Notwithstanding any of the foregoing to the contrary, no determination of the FSC (or any other Committee) (including any interpretation of the provisions of this Agreement or any approval of financial statements) shall be binding against any of the Parties with respect to any financial terms or conditions (or any other rights or obligations of any of the Parties) contained in this Agreement or any Ancillary Agreement.

(d) Limits on Development Activities.*****:

(i)*****.

(e) For purposes of decision making by the Committees contemplated in this Article 5, any human clinical trials conducted in a country, any interactions with clinical investigators in a country and any interactions with regulatory authorities in a country will be deemed to be Development activities conducted for such country, other than with respect to the sharing of Development Costs, and Net Profits and Net Losses, as applicable.

5.2 Governance For East Asia and Rest of World. The Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products by Novartis and Tanox for East Asia and the Rest of World and their cooperation with respect thereto will be subject to the Ancillary D&L Agreement, and the Manufacturing of Anti-IgE Antibodies and Anti-IgE Products for East Asia and the Rest of World and Novartis’ and Tanox’s cooperation with respect thereto will be subject to this Agreement and the Ancillary D&L Agreement. Genentech acknowledges and agrees that it shall have no right to have any representative attend, participate or vote in any committee established pursuant to either of the D&L Agreements or considered a member of any committee established pursuant to either of the D&L Agreements. Notwithstanding the foregoing, Novartis and Tanox, with respect to East Asia, and Novartis, with respect to Rest of World, shall provide to the Europe/US Development Sub-Committee information as to their overall plans for the development of Anti-IgE Products in East Asia and the Rest of World (including indications to be pursued, inclusion/exclusion criteria and dosing regimen).

5.3 The Joint Management Committee.

(a) Functions of the JMC. Overall governance of the Parties’ cooperation hereunder, the Manufacture of Anti-IgE Antibodies and Anti-IgE Products for Worldwide requirements, and the Parties’ Development for and Commercialization in Europe and the US of Anti-IgE Antibodies and Anti-IgE Products will be approved, directed and facilitated by the JMC, which shall be established by the Parties to supervise the performance of the Parties hereunder with respect to those matters. The specific functions of the JMC within the foregoing scope shall be determined by the JMC subject to the terms and conditions of this Agreement, but in any event shall include the following:

(i) review and approval of the Europe/US Brand Plan and Europe/US Strategic Plan (which constitutes the compilation of all other Plans hereunder including, without limitation, the Europe/US Development Plan, the US Brand Plan and the Europe Brand Plan) which shall be recommended by the Joint Commercialization Committee under Section 5.5(a) below and subject to JMC approval hereunder;

(ii) review and approval of the Worldwide Manufacturing and Supply Plan, which shall be recommended by the Joint Commercialization Committee under Section 5.5(a) below and subject to JMC approval hereunder;

(iii) coordination of the Parties’ various functional representatives in developing and executing Plans for Anti-IgE Antibodies and Anti-IgE Products in an effort to ensure consistency and efficiency;

(iv) resolving disputes among members of the JCC and identifying unresolved disputes between members of the JMC to the Senior Officers of each of Novartis, Genentech and Tanox, if applicable, for resolution in accordance with Section 12.1(b) hereof:

(v) planning and coordinating cooperative efforts between the Parties and each of the Committees;

(vi) approving strategies for internal and external communications by the Parties with respect to the Anti-IgE Products and Anti-IgE Antibodies in Europe and the US; and

(vii) reviewing and approving all arrangements (including, without limitation, all material terms thereof) with one or more Third Parties under which such Third Parties shall undertake any Manufacture or supply obligations hereunder; *****

No Plan shall be acted upon until it is approved by the JMC.

(b) Composition of the JMC. The JMC shall have members appointed by each Party, all of which shall be senior executives of the Parties (or of a Party’s Affiliate) with an understanding of development, clinical, regulatory, manufacturing and marketing issues. As of the Effective Date, the JMC shall be comprised of up to ***** members, with each Party being entitled to appoint up to ***** members to the JMC and with each Party having identified to the others in writing its initial members of the JMC. Each Party shall notify the other Party of any change in the identities of its appointed members prior to making any such change. The total number of JMC members may be changed by unanimous vote of the JMC with the proviso that in all cases each Party shall have the right to appoint an equal number of members. Each Party will use commercially reasonable efforts to limit changes in the identities of its representatives. A JMC member may not, concurrently with JMC membership, be a member of the JCC, the US Brand Team, the Europe Brand Team or any subcommittee of any of the foregoing (although a

JMC member may participate in a non-voting capacity at any meetings of any such Committees or sub-committees provided that notice of such attendance has been provided in advance).

(c) Chairperson of the JMC. The JMC shall be chaired for a one (1) year term commencing August 1st of each year, by a JMC Chairperson selected from the JMC members appointed by Novartis and Genentech. Such JMC Chairperson shall be selected for each successive year by only one of Novartis and Genentech, so that each of Novartis and Genentech will have the right to select the JMC Chairperson in alternate years. The JMC Chairperson for the term beginning August 1, 2003 has been selected by *****. The responsibilities of the JMC Chairperson shall be determined by the JMC but shall in any event include the following: (i) setting meeting agendas; (ii) calling emergency meetings of the JMC; (iii) coordinating presentation of JMC disputes that have been unresolved for ***** to the applicable Parties’ Senior Officers pursuant to Section 12.1(b) hereof; and (iv) recording, preparing and, within a reasonable time, issuing minutes of the JMC meetings, which meeting minutes shall be submitted for approval of the members of the JMC. The JMC Chairperson’s additional responsibilities and authority shall be limited to administrative matters and such JMC Chairperson shall not have the right or authority to make decisions for the JMC itself.

(d) Meetings of the JMC. The JMC shall meet as often as the JMC determines to be necessary to ensure the effective implementation of this Agreement and the Ancillary Agreements (excluding the Ancillary D&L Agreement) and the Parties’ cooperation hereunder, but in no event less than quarterly, on such dates and at such places to be unanimously agreed upon by the members of the JMC. Meetings of the JMC may be held in person or in any reasonable manner including without limitation, by telephone or video conference. Each Party shall bear its own costs of participating in JMC meetings and such costs will not be reimbursable as part of costs and expenses to be shared hereunder. Decisions of the JMC shall be made by majority, with each Party having one (1) vote regardless of the number of representatives present or voting; provided, however, that Tanox shall be entitled to vote only on matters materially related to, and only to the extent that they relate to:(I) the Development (excluding manufacturing development) of Anti-IgE Antibodies and Anti-IgE Products in Europe and the US and/or (II) the Worldwide Manufacture and supply of only such Anti-IgE Antibodies and Anti-IgE Products as are either: (i) then being (or intended to be) Manufactured and supplied by Tanox pursuant to Section 10.4 of this Agreement; or (ii) were identified and synthesized by Tanox. For the avoidance of doubt, Tanox shall not be entitled to vote on matters which solely relate to, or to the extent that they relate to, the Commercialization of Anti-IgE Antibodies and Anti-IgE Products in Europe or the US or the Worldwide Manufacture and supply of such Anti-IgE Antibodies and Anti-IgE Products as: (A) are not then being (or intended to be) Manufactured and supplied by Tanox and (B) were not identified or synthesized by Tanox. Notwithstanding the foregoing, if the Tanox members on the JMC believe in good faith that a decision of the Novartis and Genentech members of the JMC is a matter with respect to which Tanox has a right to vote in accordance with the foregoing (and either Genentech or Novartis in good faith objects to Tanox’ right to so vote), such Tanox members in the course of the JMC meeting at which such decision is made, shall so indicate, and the JMC Chairperson shall promptly refer the matter to the Senior Officers for expedited resolution by the Senior Officers. It is contemplated that a reasonable number of additional representatives of the Parties may attend and participate in a non-voting capacity in the JMC meetings where such additional representatives are reasonably required to address specific issues to be discussed at such meeting of the JMC. The procedures which will govern the operation of the JMC and its decision making process and the specific criteria to be used to resolve disputes as contemplated herein will be determined by the JMC. For the avoidance of doubt, subject to Section 5.3(a)(vii), the Genentech members of the JMC shall not be entitled to vote on the matters described in SubSections (A) and (B) of Section 5.5(a)(iv).

(e) Sub-Committees of the JMC. The JMC may from time to time establish such sub-committees tasked with specific functions, as the JMC reasonably deems appropriate to implement this Agreement and the Ancillary Agreements (excluding the Ancillary D&L Agreement) in so far as they apply with respect to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products for Worldwide requirements and/or the Parties’ Development for and Commercialization in Europe and/or the US of Anti-IgE Antibodies and Anti-IgE Products. The JMC shall not have the authority to create sub-committees which have the effect of excluding Tanox from its participation and voting rights otherwise provided hereunder.

5.4 JMC Requirements For Unanimous Consent Between Novartis and Genentech. Notwithstanding anything to the contrary contained herein, the unanimous affirmative vote of Novartis and Genentech at the JMC shall be required for the following matters:

(a) approval of a Europe/US Brand Plan to be presented by the JCC, which Europe/US Brand Plan shall include, without limitation:

(i) a US Brand Plan and a Europe Brand Plan and budgets relating thereto, in substantial conformity with the form of the current US Brand Plan (with Manufacturing information redacted) provided to Tanox prior to the Effective Date;

(ii) a statement or description of annual detail requirements for the United States and Europe;

(iii) new indications and clinical development plans and proposed changes to any of the foregoing for Europe and the US;

(iv) the form of initial package insert for each Anti-IgE Product for Europe and the US (it being agreed that the final package insert for each Anti-IgE Product for Europe and the US shall be approved in writing by a designated JMC representative from each of Genentech and Novartis); and

(v) all Product Trade Dress (subject to Novartis’ selection of Anti-IgE Trademarks pursuant to Section 13.1 of this Agreement and Section 11.3 of the JCA) for Europe and the US and any changes to such Product Trade Dress (it being understood that Genentech’s name shall appear on packaging of Anti-IgE Products in a Regulatory Jurisdiction in Europe only to the extent required by Legal Requirements in such Regulatory Jurisdiction);

(b) the budget for any Plan for Europe or the US that is not contained within the budget for the Europe/US Brand Plan;

(c) material changes to the budget contained in any approved Plan, including, without limitation, changes to any such budget which represent ***** in a given year;

(d) pricing of Anti-IgE Products for Europe and the United States, including any price increase strategies, and any proposed changes to any of the foregoing;

(e) allocations of scarce Anti-IgE Product supply in accordance with Section 10.6 of this Agreement and deviations from the principles of allocation provided therein; and

(f) material terms of licenses to any Required Third Party Rights under Section 6.8.

5.5 The Joint Commercialization Committee.

(a) Functions of the JCC; Preparation of Plans. The JCC shall be established by the Parties for the purpose of reviewing and recommending Plans for review and approval by the JMC (as provided in Section 5.3(a)(i) and (ii) above) and overseeing the execution by the Parties of those Plans approved by the JMC. Specifically, the JCC shall be responsible for overseeing the preparation of, on an annual basis, a Worldwide Manufacturing and Supply Plan and a Europe/US Strategic Plan (which consists of a compilation of the Europe/US Development Plan, the US Brand Plan and the Europe Brand Plan, each as set forth below). Each such Plan shall be subject to the approval of the JMC pursuant to Section 5.3(a)(i) and (ii) hereof, subject to Section 5.3(d) hereof; provided, however, that (I) the Europe/US Brand Plan shall be approved by Novartis and Genentech unanimously pursuant to Section 5.4(a) hereof and (II) any budget which forms part of any other Plan for Europe or the US shall be approved by Novartis and Genentech unanimously pursuant to Section 5.4(b) hereof.

(i) The Europe/US Brand Plan shall comprise a Plan as described in Section 5.4(a) above.

(ii) The Europe/US Strategic Plan shall comprise a compilation of separate Plans for the Development (including manufacturing development) and Commercialization of Anti-IgE Products in each applicable Regulatory Jurisdiction in Europe and the US, including, without limitation, a detailed budget setting forth the total expenditures, for each of the United States and Europe, expected to be incurred during each quarter of the upcoming year. The Europe/US Strategic Plan shall comprise a compilation of Plans substantially conforming with the form and criteria as *****.

(iii) The Europe/US Development Plan, to be prepared by the E/US DSC, shall comprise: (A) a detailed Plan for the Development (including manufacturing development) of Anti-IgE Products in each applicable Regulatory Jurisdiction for each of the United States and Europe, and (B) a detailed Plan (including without limitation, a detailed budget setting forth the total expenditures expected to be incurred during each quarter of the upcoming year) for regulatory affairs, including without limitation, determination of Approval Application filings of Anti-IgE Products in each applicable Regulatory Jurisdiction for each of the United States and Europe. The Europe/US Development Plan shall substantially conform with the form and criteria as the Europe/US Development Plan provided to Tanox (with Manufacturing information redacted) prior to the Effective Date.

(iv) The Worldwide Manufacturing and Supply Plan, to be prepared by the MLSC, shall comprise a detailed Plan for the Manufacture (excluding manufacturing development, which for the avoidance of doubt shall be included in the Europe/US Development Plan) and supply of Anti-IgE Products for each Regulatory Jurisdiction Worldwide, including, without limitation, an overall manufacturing plan for Anti-IgE Products Worldwide and a detailed forecast and allocation analysis for each of the United States, Europe, East Asia and the Rest of World and a detailed Worldwide budget for each quarter of the upcoming year. The Worldwide Manufacturing and Supply Plan shall substantially conform with the form and components provided to Tanox prior to the Effective Date. Genentech shall not have a vote regarding:

(A) filling and finishing of Anti-IgE Products for use or sale in East Asia or Rest of World (except to the extent such decision affects Genentech’s obligations with respect to the supply of Bulk Product hereunder); or

(B) Manufacture and supply of Anti-IgE Antibodies and Anti-IgE Products for use or sale in East Asia and/or ROW under the Ancillary D&L Agreement, which Anti-IgE Antibodies and Anti-IgE Products are not Manufactured under this Agreement for the United States or Europe or by Genentech for East Asia and/or ROW (except to the extent such decision affects Novartis’ obligations with respect to the supply of Bulk Product for the United States and Europe hereunder and except to the extent such decision involves the use of any Genentech technology for Manufacture in East Asia or ROW).

(b) Other Functions of the JCC. In addition to the duties set forth in Section 5.5(a) above, the JCC’s responsibilities will include:

(i) monitoring compliance with all Plans (including but not limited to the Europe/US Strategic Plan, Europe/US Brand Plan, US Brand Plan and Europe Brand Plan);

(ii) reviewing and overseeing the implementation of positioning and market strategies for Europe and the US, and core advertising and core Promotional Materials and Europe/US strategies related thereto, so long as the foregoing are consistent with the Europe/US Strategic Plan approved by the JMC, including without limitation, making decisions to seek or include any new indication in the US or Europe for an Anti-IgE Product, and to address situations where indications for any Anti-IgE Product are not consistent for all Regulatory Jurisdictions in the US and Europe, consistent with the Europe/US Strategic Plan;

(iii) reviewing Product Trade Dress for Europe and the US; provided, however, that any and all Product Trade Dress (subject to Novartis’ selection of Anti-IgE Trademarks pursuant to Section 13.1 of this Agreement and Section 11.3 of the JCA and Section 11.1 of the Ancillary D&L Agreement) and any change thereto must be approved unanimously by the Novartis and Genentech members of the JMC pursuant to Section 5.4(a)(v) hereof;

(iv) rectifying any inconsistencies between the Brand Plans for Europe and/or the United States and the Europe/US Strategic Plan that cannot be rectified by the USBT and EBT under the JCA;

(v) reviewing Plans other than those set forth in Section 5.5(a) above for consistency with the Europe/US Strategic Plan, Europe/US Brand Plan, Europe/US Development Plan and Worldwide Manufacturing and Supply Plan and recommending to the JMC final adoption of such Plans;

(vi) recommending for unanimous approval by the Novartis and Genentech members of the JMC under Section 5.4(d) above the pricing of Anti-IgE Products in the United States and Europe;

(vii) developing strategies with respect to, and planning and coordinating, external communications by the Parties with respect to Commercialization and Development of Anti-IgE Products in Europe and the US, and developing strategies with respect to, and planning and coordinating, external communications by the Parties with respect to Manufacture of Anti-IgE Products Worldwide;

(viii) reviewing and approving all protocols, including concept sheets and protocol summaries, for studies in the US or Europe involving any Anti-IgE Product; provided, however, that such protocols are consistent with the Europe/US Development Plan approved by the JMC and consistent with new indications and clinical development plans for Europe and the US which are unanimously approved by the Novartis and Genentech members of the JMC pursuant to Section 5.4 herein;

(ix) reviewing and submitting for JMC approval all Manufacturing arrangements between the Parties hereunder, and all agreements with any Third Parties under which a Third Party shall undertake any Manufacture and supply obligations hereunder; provided, however, that notwithstanding the restrictions on any Party’s rights to vote with respect to Manufacturing issues (including, without limitation, the restrictions on Genentech’s rights to vote under Sections 5.3(d) and 5.5(a)(iv)),if such Third Party agreement involves the use of any information or materials relating to Manufacturing Anti-IgE Antibodies or Anti-IgE Products, each Party with an ownership interest in such information or materials shall have the right to veto such Third Party agreement, at its sole discretion;

(x) coordinating with other Committees, as applicable, to ensure consistency of supply of Anti-IgE Products Worldwide and compliance with Legal Requirements regarding the Manufacture and supply of Anti-IgE Products Worldwide; and

(xi) approving actual calendar year spending by any Party that exceeds the total calendar year approved budget for that Party in any Plan (including all approved budget modifications) by ***** as shareable costs under the collaboration (with such amounts to be approved or disapproved as shareable costs by the unanimous affirmative vote of Genentech and Novartis at the JCC).

(c) Composition of the JCC. The JCC shall have members appointed by each of the Parties, provided that *****. As of the Effective Date, the JCC shall be comprised of up to ***** members, with each Party being entitled to appoint up to ***** members and with each Party having identified to the others in writing its initial members of the JCC. Each Party shall notify the other Parties of any change in the identities of its appointed members prior to making any such change. The total number of JCC members may be changed by the JMC with the proviso that in all cases each Party shall be entitled to appoint an equal number of members from each Party. Each Party will use commercially reasonable efforts to limit changes in the identities of its representatives. A JCC member may not, concurrently with JCC membership, be a member of the JMC.

(d) Chairperson of the JCC. The JCC shall be chaired for a one (1) year term, commencing August 1st of each year, by a JCC Chairperson selected from one of the Alliance Managers appointed by either Genentech or Novartis. Such JCC Chairperson shall be selected for each successive year by either Genentech or Novartis so that each of them will have the right to select the JCC Chairperson in alternate years. The JCC Chairperson for the term beginning

August 1, 2003 has been selected by *****. The responsibilities of the JCC Chairperson shall be determined by the JCC but shall in any event include the following: (i) setting meeting agendas; (ii) calling emergency meetings of the JCC; (iii) coordinating presentation of disputes between members of the JCC that have been unresolved for ***** to the JMC pursuant to Section 5.5(e) below; and (iv) recording, preparing and, within a reasonable time, issuing minutes of the JCC meetings, which meeting minutes shall be submitted for approval by the members of the JCC. The JCC Chairperson’s additional responsibilities and authority shall be limited to administrative matters and such JCC Chairperson shall not have the right or authority to make decisions for the JCC itself.

(e) Meetings. The JCC shall meet as often as the JCC determines to be necessary to meet its objectives under this Agreement or as directed by the JMC but in no event less than once every quarter or more often as needed, on such dates and at such places as are agreed upon between Genentech and Novartis (subject to prior notice and to reasonable consideration of Tanox’s schedule and availability). Meetings of the JCC may be held in person or in any reasonable manner, including, without limitation, by telephone or video conference. Each Party shall bear its own costs of participating in JCC meetings (and meetings of any JCC subcommittees) and such costs will not be reimbursable as part of costs and expenses to be shared hereunder (except to the extent constituting Marketing Costs under the Financial Appendix). Decisions of the JCC shall be made by majority, with each Party having one (1) vote regardless of the number of representatives present or voting; provided, however, that:

(i) Tanox shall be entitled to vote at the JCC only on matters materially related to, and only to the extent that they relate to, the Development (excluding manufacturing development) of Anti-IgE Antibodies and Anti-IgE Products in Europe and the US (and matters concerning publications of Development (excluding manufacturing development) results Worldwide in accordance with Section 15.2) or to the Worldwide Manufacture and supply of only such Anti-IgE Antibodies and Anti-IgE Products as are either: (i) then being (or intended to be) Manufactured and supplied by Tanox pursuant to Section 10.4 of this Agreement or (ii) were identified and synthesized by Tanox. For the avoidance of doubt, Tanox shall not be entitled to vote on JCC matters which solely relate to, or to the extent that they relate to, the Commercialization of Anti-IgE Antibodies and Anti-IgE Products in Europe or the US, or the Worldwide Manufacture and supply of such Anti-IgE Antibodies and Anti-IgE Products as: (I) are not then being (or intended to be) Manufactured and supplied by Tanox and (II) were not identified and synthesized by Tanox. Notwithstanding the foregoing, if the Tanox members on the JCC believe in good faith that a decision of the Novartis and Genentech members of the JCC is a matter with respect to which Tanox has a right to vote in accordance with the foregoing (and either Genentech or Novartis in good faith objects to Tanox’ right to so vote), such Tanox members in the course of the JCC meeting at which such decision is made, shall so indicate, and the JCC Chairperson shall promptly refer the matter to the full membership of the JMC for expedited resolution by the JMC; and

(ii) Genentech shall not be entitled to vote at the JCC on matters which solely relate to Europe, or to the extent that they relate to Europe, unless such matters are expected by the JCC members appointed by Novartis in their reasonable judgment to result in any of the following: (A) ***** change in the aggregate budget for Europe for a particular year; (B) a substantial negative effect on the profits to be obtained from or costs to be shared for Anti-IgE Products in Europe or the United States; (C) determination of a key strategic issue or issues; or (D) denying the Genentech appointed members the opportunity to have meaningful insight into the overall decision making with respect to Development for and Commercialization in Europe of Anti-IgE Products. Demonstrative examples of matters as to which Genentech shall have the right to vote even to the extent they relate to Europe shall include, without limitation: pricing of Anti-IgE Products in Europe and forecasts, key strategic initiatives, core positioning and strategies, detailing requirements and seeking additional indications in Europe for Anti-IgE Products. Notwithstanding the foregoing, if the Genentech members on the JCC believe in good faith that the decision of the Novartis members of the JCC satisfies one of the foregoing criteria, such Genentech members in the course of the JCC meeting at which such decision is made, shall so indicate, and the JCC Chairperson shall promptly refer the matter to the JMC for expedited resolution by the JMC members entitled to vote with respect to the subject matter of the Dispute. Moreover, a unanimous vote of Novartis and Genentech shall be required to approve (i) the principal material terms of any co-promotion or co-marketing arrangement with respect to Anti-IgE Products in Europe with any Third Party *****, and (ii) budget variances as provided in Section 5.5(b)(xi).

In the event that the JCC is unable to make a decision due to a deadlock lasting longer than *****, the JCC Chairperson shall submit the matter being considered to the members of the JMC of the Parties to the Dispute for a decision at the JMC’s next scheduled meeting or at a meeting called pursuant to Section 5.3(c), as the case may be (and such Party, if any, that is not a Party to the Dispute shall be excluded from that portion of the JMC meeting discussing such Dispute).

5.6 Alliance Management Representatives. Each Alliance Manager shall be primarily responsible for facilitating the flow of information and otherwise promoting communications and collaboration within and among the Committees, between the Parties and internally within the Parties. Each Alliance Manager will also be responsible for:

(a) facilitating coordination among the various functional representatives of their appointing Party;

(b) providing single-point communication for seeking consensus both internally within the respective Party’s organization and together regarding key global strategy and Plan issues, as appropriate, including facilitating review of external corporate communications in accordance with Section 20.13; and

(c) raising and facilitating the resolution of cross-country, cross-Party and/or cross-functional disputes to the appropriate Committee or forum (including but not limited to the JMC (as set forth in Section 5.5(e)) or JCC) as appropriate, in a timely manner.

5.7 JCC Sub-Committees. The JCC may from time to time establish such sub-committees as it considers appropriate to facilitate its responsibilities with respect to the Parties’ cooperation under this Agreement and the Ancillary Agreements (excluding the Ancillary D&L Agreement) in so far as they apply with respect to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products for Worldwide requirements and/or the Parties’ Development for and Commercialization in Europe and the US of Anti-IgE Antibodies and Anti-IgE Products. The sub-committees described in Sections 5.7(a)–(c) shall in any event be maintained at all times during the Term of this Agreement. Unless otherwise provided herein, the number of members of such sub-committees or any others appropriately created by the JCC shall rest in the JCC’s discretion; provided, however, that: (i) each Party shall have the right to appoint an equal number of representatives to the E/US DSC and the Finance Sub-Committee; and (ii) Novartis and Genentech shall have the right to appoint an equal number of representatives to the MLSC, and Tanox shall only have the right to appoint representatives to the MLSC if (I) it is requested by the JMC, and agrees pursuant to Section 10.4, to Manufacture an Anti-IgE Antibody or Anti-IgE Product or (II) an Anti-IgE Antibody or Anti-IgE Product identified and synthesized by Tanox is being Developed or Commercialized hereunder, and, in either such case, Tanox shall also have the right to appoint a number of representatives to the MLSC equal to those appointed by Genentech and Novartis, respectively. The sub-committees of the JCC shall meet as frequently as they determine to be necessary to accomplish their objectives, but in no event less than quarterly. Recommendations of sub-committees of the JCC shall be presented to the JCC and the JMC, or other appropriate committees as necessary. Decisions of sub-committees of the JCC shall be made by majority, with each Party having one (1) vote regardless of the number of representatives present or voting; provided, however, that: (i) each Party shall be entitled to vote on issues before MLSC and the E/US DSC only to the extent that such Party would be entitled to vote on such matter if it were before the JCC; and (ii) Tanox shall not be entitled to vote on any matter before the FSC. If a sub-committee of the JCC is unable to reach a decision on any issue within ***** after presentation, the issue shall be referred to the Alliance Managers of the Parties to the Dispute for presentation to the JCC at the JCC’s next scheduled meeting (and such Party, if any, which is not a party to the Dispute shall be excluded from that portion of the JCC meeting discussing such Dispute). Unless otherwise provided herein, the procedures and operation of all JCC sub-committees shall be determined by such sub-committees.

(a) Manufacturing and Logistics Sub-Committee. A Manufacturing and Logistics Sub-Committee (“MLSC”) shall be established as a sub-committee of the JCC and tasked with coordination of logistical issues, Manufacturing (excluding manufacturing development) obligations and related issues Worldwide. The MLSC shall have at least ***** members, and each of Novartis and Genentech shall appoint an equal number of members to the MLSC. Tanox shall only have the right to appoint representatives to the MLSC if: (I) the Novartis and Genentech members of the JMC request Tanox, and Tanox agrees pursuant to Section 10.4, to Manufacture an Anti-IgE Antibody or Anti-IgE Product; or (II) an Anti-IgE Antibody or an Anti-IgE Product identified and synthesized by Tanox is being Developed or Commercialized hereunder, and in either such case, Tanox shall have the right to appoint a number of representatives to the MLSC equal to those appointed by Genentech and Novartis, respectively. Each Party shall notify the other Parties of the identity of its appointed members and any changes thereto. The MLSC shall meet as often as the MLSC determines to be necessary to meet its objectives under this Agreement or as directed by the JCC, on such dates and at such places as are agreed upon between the members of the MLSC. The MLSC meetings may be held in person or in any reasonable manner, including, without limitation, by telephone or video conference. Notwithstanding any other provision of this Agreement, members of the MLSC appointed by Tanox shall be entitled to attend, vote and participate in meetings of the MLSC (including, without limitation, receiving materials with respect thereto) only on matters materially related to, and only to the extent that they relate to, the Manufacture and supply of (I) such Anti-IgE Antibodies and Anti-IgE Products as are then being (or intended to be) Manufactured and supplied by Tanox or (II) such Anti-IgE Antibodies and Anti-IgE Products identified and synthesized by Tanox as are being Developed or Commercialized hereunder, subject to Section 5.10(c). For the avoidance of doubt, members of the MLSC appointed by Tanox shall not be entitled to attend, vote or participate in meetings of the MLSC (including, without limitation, receiving materials with respect thereto) which solely relate to, or to the extent that they relate to, the Manufacture and supply of such Anti-IgE Antibodies and Anti-IgE Products as are not then being (or intended to be) Manufactured and supplied by Tanox and were not identified and synthesized by Tanox. The MLSC shall be responsible for:

(i) preparing the Worldwide Manufacturing and Supply Plan (as defined in Section 5.5(a)(iv) above) for approval by the JCC and the JMC as provided hereinabove, including making presentations of such Plan to the JCC;

(ii) coordinating all stages of supply of Anti-IgE Products (including, without limitation, Xolair and Hu-901) pursuant to the Manufacturing and Supply Agreement(s) to satisfy the Worldwide Manufacturing and Supply Plan and supply needs for the United States, Europe, East Asia and the Rest of World;

(iii) coordinating the presentation to the JCC and JMC of disputes to be resolved in accordance herewith arising between the Parties under the Manufacturing and Supply Agreement(s) or the Worldwide Manufacturing and Supply Plan, for resolution by the JCC or JMC, as applicable, as provided herein;

(iv) recommending and coordinating necessary adjustments to the Manufacturing schedule to ensure meeting the strategic plans for all stages of Anti-IgE Products;

(v) recommending optimal inventory levels and safety stock targets;

(vi) reviewing and submitting for JCC review pursuant to Section 5.5(b)(ix) any Third Party contracts under which a Third Party shall undertake any Manufacture and supply obligations hereunder;

(vii) in accordance with the Manufacturing and Supply Agreement(s), providing coordination of key parameters for all stages of the Worldwide Manufacturing and Supply Plan as identified by the MLSC, including, but not limited to, supply risk management, process improvements, cost reduction initiatives, logistics, environmental, health and safety opportunities, quality control and GMP;

(viii) monitoring key milestones of the scale-up and launch process for all stages of the Worldwide Manufacturing and Supply Plan as identified by the MLSC; and

(ix) coordinating collection and review of any Anti-IgE Product quality complaints Worldwide.

The JCC Chairperson shall appoint one member of the MLSC to act as the MLSC’s chairperson for a term of one year. The MLSC chairperson’s additional responsibilities and authority shall be limited to administrative matters and such MLSC chairperson shall not have the right or authority to make decisions for the MLSC itself.

(b) Europe/US Development Sub-Committee. A Europe/US Development Sub-Committee (“E/US DSC”) shall be established as a sub-committee of the JCC and tasked with coordination of Development (including manufacturing development) issues for Europe and the US and coordination of regulatory issues for Europe and the US. The E/US DSC shall have at least ***** members, and each Party shall have the right to appoint an equal number of members to the E/US DSC. The Tanox member of the E/US DSC shall not be entitled to participate therein (including, without limitation, receiving materials with respect thereto) to the extent involving, with respect to any Anti-IgE Antibodies or Anti-IgE Products as are not then being or intended to be Manufactured by Tanox pursuant to Section 10.4 and were not identified and synthesized by Tanox that are being Developed hereunder (subject to Section 5.10(c)), manufacturing processes or technical processes of making new formulations. Each Party shall notify the other Parties of the identity of its appointed member(s) of the E/US DSC and any changes thereto. The E/US DSC shall meet as often as the E/US DSC determines to be necessary to meet its objectives under this Agreement or as directed by the JCC, on such dates and at such places as are agreed upon between the members of the E/US DSC. The E/US DSC meetings may be held in person or in any reasonable manner, including, without limitation, by telephone or video conference. The E/US DSC shall be responsible for:

(i) preparing the Europe/US Development Plan (as defined in Section 5.5(a)(iii) above) for approval by the JCC and the JMC as provided hereinabove, including making presentations of such Plan to the JCC and JMC (as appropriate);

(ii) overseeing Anti-IgE Product and Anti-IgE Antibody studies and Clinical Trial activities in accordance with the Europe/US Development Plan, including specifications, timelines and priorities;

(iii) making modifications to and monitoring progress of Anti-IgE Product and Anti-IgE Antibody studies for Europe and/or the US in any year (including reviewing costs and activities against the Europe/US Development Plan) and proposing additional product studies for Europe and/or the US;

(iv) facilitating the exchange of all Development (including manufacturing development) information and data relating to Anti-IgE Product and Anti-IgE Antibody studies for Europe and/or the US;

(v) reviewing and approving protocols for all Anti-IgE Product and Anti-IgE Antibody studies for Europe and/or the US;

(vi) overseeing, monitoring and coordinating all Approval Applications, regulatory actions, communications and filings with, and submissions to, including filings and submission of supplements and amendments thereto, Public Authorities in Europe and the United States with respect to the Anti-IgE Products and Anti-IgE Antibodies;

(vii) facilitating the exchange of all regulatory information and data reasonably necessary for purposes of the conduct of clinical studies, preparation or filing of Approval Applications or other regulatory submissions, to meet safety reporting requirements, or otherwise for Anti-IgE Antibodies or Anti-IgE Products in Europe and/or the US;

(viii) establishing the schedule and implementation strategy for all regulatory filing for Approval of each Anti-IgE Product in both Europe and the US in accordance with the Europe/US Development Plan;

(ix) coordinating the presentation to the JCC and JMC of disputes to be resolved in accordance herewith arising between the Parties under the Europe/US Development Plan, for resolution by the JCC or JMC, as applicable, as provided herein;

(x) reviewing and coordinating distribution to the Parties of periodic safety updates prepared by the applicable Parties showing pertinent safety and adverse event information with respect to Anti-IgE Products being Commercialized or under Development.

On a rotating basis, each Party shall be entitled to appoint the E/US DSC’s chairperson for a term of one year. The E/US DSC chairperson’s additional responsibilities and authority shall be limited to administrative matters and such E/US DSC chairperson shall not have the right or authority to make decisions for the E/US-DSC itself.

(c) Finance Sub-Committee. A Finance Sub-Committee (the “FSC”) shall be established as an informal sub-committee of the JCC and tasked with supporting the JCC, the JMC and the Parties with respect to accounting and financial determinations relating to cost and profit sharing hereunder and other financial matters, all in accordance with the Financial Appendix and the terms of this Agreement. The FSC shall have at least ***** members, and each Party shall be entitled to appoint an equal number of members to the FSC; provided, however, that member(s) of the FSC appointed by Tanox shall be non-voting members. Each Party shall notify the other Party of the identity of its appointed member(s) and any changes thereto. The Novartis and Genentech member(s) of the FSC shall be responsible for administering operations under the Financial Appendix in accordance with the provisions thereof and in accordance with the terms of this Agreement, including, without limitation, advising the JCC and the JMC with respect to: (i) actual financial results, including the quarterly financial results for GenNov (as described in the Financial Appendix); (ii) forecasts; (iii) budgets and long range plans; (iv) inventory levels; (v) Net Profits and Net Losses and the calculation thereof; and (vi) other financial matters arising under the Financial Appendix or otherwise relating to the Parties’ cooperation hereunder, including, without limitation, each Party’s methodologies for charging costs for determination of actual financial results, forecasts, budgets and long range plans and the results of applying such methodologies. Genentech and Novartis, as applicable, shall provide Tanox with copies of material final reports, if any, which report the foregoing matters (to the extent not already provided to Tanox under the Financial Appendix or otherwise) which are submitted to the FSC or to the other Party in connection with matters discussed by the FSC (it being understood that, without limiting any obligations to provide reports as set forth in the Financial Appendix, Genentech and Novartis have no affirmative obligation to generate such documents in the first place). The Novartis and Genentech members of the FSC shall communicate and meet with the Tanox member of the FSC, including, without limitation by telephone and video conference, as frequently as reasonably required by the Tanox member of the FSC, but not more frequently than once per quarter unless otherwise agreed between the members of the FSC from time to time, to allow the Tanox member of the FSC to understand financial information provided by Genentech and Novartis under this Agreement and the Financial Appendix relating to amounts payable to Tanox hereunder. The members of the Finance Sub-Committee shall together: (I) coordinate the presentation to the JCC of disputes to be resolved in accordance herewith arising between the Parties under the Financial Appendix for resolution in accordance with this Agreement; and (II) develop and analyze proposals for reasonably amending and revising the provisions of the Financial Appendix, this Agreement and the JCA relating to accounting and reporting matters so as to permit all Parties (and their relevant Affiliates) to obtain proper and advantageous tax and accounting treatments, subject to all applicable Legal Requirements, and each Party agrees to reasonably cooperate in such reasonable revisions and amendments to the extent such revisions and amendments do not prejudice or negatively affect such Party (or its relevant Affiliates) financially or otherwise with respect to the terms of the Financial Appendix in effect on the Effective Date. For the avoidance of doubt, all revisions and modifications to the Financial Appendix require the written consent of all Parties.

5.8 Matters To Be Referred by USBT and EBT. All Plans proposed to the JCC by the United States Brand Team or the Europe Brand Team pursuant to the JCA with respect to the Development of Anti-IgE Antibodies and Anti-IgE Products for the United States or Europe, and all other recommendations to the JCC by the United States Brand Team or the Europe Brand Team pursuant to the JCA with respect to the Development of Anti-IgE Antibodies and Anti-IgE Products for the United States or Europe, shall be subject to review and approval by the E/US DSC. All Disputes arising in the USBT or EBT shall be resolved in accordance with the applicable provisions of the JCA.

5.9 Change of Control *****. *****

5.10 Disclosure of Information.

(a) The Committees (including Sub-Committees) hereunder shall provide Parties participating thereon (and to the extent of their participation thereon) with copies of all information, documents, presentations and reports submitted to or issued by such Committee. Without limiting the generality of the foregoing, each Party shall provide to the other Parties (to the extent not already received by such other Party) on a given Committee any information, documents, presentations or reports submitted by the Party to, or received by the Party from, such Committee (to the extent of the receiving Party’s participation thereon). In no event shall a Party be required to provide copies of privileged or attorney-work-product information, documents, presentations or reports that are not actually submitted to or issued by a Committee.

(b) *****

(c) *****

(i) *****

*****

5.11 Certain Limitations on Committees. For the avoidance of doubt, approval from the JMC or any other Committee is not required before any Party can avail itself of the Dispute resolution procedures hereunder with respect to any Dispute or otherwise seek redress or resolution of a given Dispute in accordance with Article 12 of this Agreement. Notwithstanding any of the foregoing to the contrary, no Committee shall have the authority or ability to amend the express provisions of this Agreement.

ARTICLE 6

LICENSES

6.1 No Derogation or Expansion. The Parties acknowledge and agree that nothing in this Agreement shall derogate from the license grants pursuant to the D&L Agreements, the Cross-License Agreement or the JCA. The Parties acknowledge and agree that none of the licenses granted pursuant to this Article 6 shall in any way expand the Parties’ respective obligations to disclose Company Information (including but not limited to Biological Materials and Know-How) pursuant to Section 4.4.

6.2 [Intentionally Left Blank].

6.3 License from Genentech to Novartis and Tanox.

(a) As to any Anti-IgE Patents and Company Information (including, without limitation, Know-How and Biological Materials) Controlled by Genentech which are required for, or to the extent they are used by, Novartis (or its Affiliates) for the Development, Manufacture or Commercialization of Anti-IgE Antibodies or Anti-IgE Products in accordance with the terms and conditions of this Agreement and/or the JCA (solely with respect to the United States and Europe) and/or the Ancillary D&L Agreement (solely with respect to East Asia and ROW) Genentech grants Novartis and its Affiliates a license and/or sublicense, as applicable, with the following, and only the following, scope of rights as to the following territories (in each case subject to Section 4.2(a) of this Agreement):

(i) in the United States such license shall be: (A) Semi-Exclusive with Genentech (and its Affiliates) and Tanox (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) Semi-Exclusive with Genentech (and its Affiliates) only, as to Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Genentech (and its Affiliates) and Tanox (and its Affiliates) as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (C) Semi-Exclusive with Genentech (and its Affiliates) only, as to Commercialization of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith;

(ii) in Europe such license shall be: (A) Semi-Exclusive with Genentech (and its Affiliates) and Tanox (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) Semi-Exclusive with Genentech (and its Affiliates) only, as to the Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Genentech (and its Affiliates) and Tanox (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith);

and (C) Exclusive to Novartis and its Affiliates (to the exclusion of Genentech) ***** as to Commercialization of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith;

(iii) in East Asia such license shall be: (A) Semi-Exclusive with Genentech (and its Affiliates) only, as to Manufacture of Anti-IgE Antibodies and Anti-IgE Products in accordance with Plans approved by the JMC (and solely for use in connection therewith); (B) Co-Exclusive to Novartis (and its Affiliates) and Tanox (and its Affiliates) only (to the exclusion of Genentech) with respect to the Development of Collaboration Products; and (C) Exclusive to Novartis (and its Affiliates) (to the exclusion of Genentech) with respect to the Commercialization of Collaboration Products; and

(iv) in the Rest of World such license shall be: (A) Semi-Exclusive with Genentech (and its Affiliates) only, as to Manufacture of Anti-IgE Antibodies and Anti-IgE Products in accordance with Plans approved by the JMC (and solely for use in connection therewith); (B) Exclusive to Novartis (and its Affiliates) only (to the exclusion of Genentech) with respect to the Development of Collaboration Products; and (C) Exclusive to Novartis and its Affiliates (to the exclusion of Genentech) with respect to the Commercialization of Collaboration Products.

(b) As to any Anti-IgE Patents and Company Information (including, without limitation, Know-How and Biological Materials) Controlled by Genentech which are required for, or to the extent they are used by, Tanox (or its Affiliates) for the Development, Manufacture or Commercialization of Anti-IgE Antibodies or Anti-IgE Products in accordance with the terms and conditions of this Agreement and/or the Ancillary D&L Agreement (solely with respect to Collaboration Products in East Asia and the ROW), Genentech grants to Tanox and its Affiliates a license and/or sublicense as applicable, with the following, and only the following, scope of rights as to the following territories (in each case subject to Section 4.2(a) of this Agreement):

(i) in the United States such license shall: (A) be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) not extend to the Manufacture of Xolair, and shall be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (C) not extend to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products;

(ii) in Europe such license shall: (A) be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; and (B) not extend to the Manufacture of Xolair, and shall be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC

(and solely for use in connection therewith); and (C) not extend to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products; and

(iii) in East Asia such license shall: (A) be Co-Exclusive with Novartis and its Affiliates only (to the exclusion of Genentech) with respect to the Development of Collaboration Products; and (B) not extend to the Manufacture or Commercialization of Anti-IgE Antibodies and Anti-IgE Products.

6.4 License from Novartis to Genentech and Tanox.

(a) As to any Anti-IgE Patents and Company Information (including, without limitation, Know-How and Biological Materials) Controlled by Novartis which are required for, or to the extent they are used by, Genentech (or its Affiliates) for the Development, Manufacture or Commercialization of Anti-IgE Antibodies or Anti-IgE Products in accordance with the terms and conditions of this Agreement and/or the JCA (solely with respect to the United States and Europe), Novartis grants to Genentech and its Affiliates a license and/or sublicense, as applicable, with the following, and only the following, scope of rights as to the following territories (in each case subject to Section 4.2(a) of this Agreement):

(i) in the United States such license shall be: (A) Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) Semi-Exclusive with Novartis (and its Affiliates) only, as to Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (C) Semi-Exclusive with Novartis (and its Affiliates) only, as to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith;

(ii) in Europe such license shall: (A) be Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) be Semi-Exclusive with Novartis and its Affiliates only, as to the Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (C) not extend to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products, ***** and

(iii) in East Asia and the Rest of World such license shall: (A) be Semi-Exclusive with Novartis (and its Affiliates) only as to the Manufacture of those Anti-IgE Antibodies and Anti-IgE Products in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (B) not extend to the Development or Commercialization of Anti-IgE Antibodies or Anti-IgE Products.

(b) As to any Anti-IgE Patents and Company Information (including, without limitation, Know-How and Biological Materials) Controlled by Novartis which are required for, or to the extent they are used by, Tanox (or its Affiliates) for the Development, Manufacture or Commercialization of Anti-IgE Antibodies or Anti-IgE Products in accordance with the terms and conditions of this Agreement and/or the Ancillary D&L Agreement (solely with respect to East Asia and the ROW), Novartis grants to Tanox and its Affiliates a license and/or sublicense, as applicable, with the following, and only the following, scope of rights as to the following territories (in each case subject to Section 4.2(a) of this Agreement):

(i) in the United States such license shall: (A) be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) not extend to the Manufacture of Xolair, and shall be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith) and in accordance with Ancillary D&L Agreement (if applicable); and (C) not extend to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products;

(ii) in Europe such license ***** shall: (A) be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) not extend to the Manufacture of Xolair, and shall be Semi-Exclusive with Genentech (and its Affiliates) and Novartis (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith) and in accordance with Ancillary D&L Agreement (if applicable); and (C) shall not extend to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products; and

(iii) in East Asia such license shall be: (A) Semi-Exclusive with Novartis and its Affiliates only with respect to the Development of Anti-IgE Antibodies and Anti-IgE Products; and (B) not extend to the Manufacture or Commercialization of Anti-IgE Antibodies and Anti-IgE Products.

6.5 License from Tanox to Genentech and Novartis.

(a) As to any Anti-IgE Patents and Company Information (including, without limitation, Know-How and Biological Materials) Controlled by Tanox which are required for, or to the extent they are used by, Genentech (or its Affiliates) for the Development, Manufacture or Commercialization of Anti-IgE Antibodies or Anti-IgE Products in accordance with the terms and conditions of this Agreement and/or the JCA (solely with respect to the United States and Europe), Tanox grants to Genentech (and its Affiliates) a license and/or sublicense, as applicable, with the following, and only the following, scope of rights as to the following territories (in each case subject to Section 4.2(a) of this Agreement):

(i) in the United States such license shall be: (A) Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) Co-Exclusive to Genentech and Novartis (and its Affiliates) only (to the exclusion of Tanox), as to Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (C) Co-Exclusive to Genentech (and its Affiliates) and Novartis (and its Affiliates) only (to the exclusion of Tanox), as to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; and

(ii) in Europe such license shall be: (A) Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) Co-Exclusive to Genentech (and its Affiliates) and Novartis (and its Affiliates) only (to the exclusion of Tanox) as to the Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Novartis (and its Affiliates) and Tanox (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (C) shall not extend to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products *****.

(b) As to any Anti-IgE Patents and Company Information (including, without limitation, Know-How and Biological Materials) Controlled by Tanox which are required for, or to the extent they are used by, Novartis or its Affiliates for the Development, Manufacture or Commercialization of Anti-IgE Antibodies or Anti-IgE Products in accordance with the terms and conditions of this Agreement and/or the JCA (solely with respect to the United States and Europe) and/or the Ancillary D&L Agreement (solely with respect to East Asia and the ROW), Tanox grants to Novartis and its Affiliates a license and/or sublicense, as applicable, with the following, and only the following, scope of rights as to the following territories (in each case subject to Section 4.2(a) of this Agreement):

(i) in the United States such license shall be: (A) Semi-Exclusive with Genentech (and its Affiliates) and Tanox (and its Affiliates) only, as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) Co-Exclusive with Genentech (and its Affiliates) only (to the exclusion of Tanox) as to Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Genentech (and its Affiliates) and Tanox (and its Affiliates) as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith) and in accordance with Ancillary D&L Agreement (if applicable); and (C) Co-Exclusive with Genentech (and its Affiliates) only (to the exclusion of Tanox) as to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith;

(ii) in Europe such license shall be: (A) Semi-Exclusive with Genentech (and its Affiliates) and Tanox only (and its Affiliates), as to Development of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith; (B) Semi-Exclusive with Genentech (and its Affiliates) only, as to the Manufacture of Xolair in accordance with Plans approved by the JMC (and solely for use in connection therewith), and Semi-Exclusive with Genentech (and its Affiliates) and Tanox (and its Affiliates) only as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products (other than Xolair) in accordance with Plans approved by the JMC (and solely for use in connection therewith) and in accordance with Ancillary D&L Agreement (if applicable); and (C) Exclusive to Novartis and its Affiliates (to the exclusion of Tanox) ***** as to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products in accordance with the terms and conditions of this Agreement and solely for use in connection therewith;

(iii) in East Asia such license shall be: (A) Semi-Exclusive with Tanox (and its Affiliates) only, as to the Manufacture of Anti-IgE Antibodies and Anti-IgE Products in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (B) Semi-Exclusive with Tanox (and its Affiliates) only, as to the Development of Anti-IgE Antibodies and Anti-IgE Products; and (C) Exclusive to Novartis (and its Affiliates) (to the exclusion of Tanox), as to the Commercialization of Anti-IgE Antibodies and Anti-IgE Products;

(iv) in the Rest of the World, such license shall: (A) be Semi-Exclusive with Tanox (and its Affiliates) only, as to Manufacture of Anti-IgE Antibodies and Anti-IgE Products in accordance with Plans approved by the JMC (and solely for use in connection therewith); and (B) be Exclusive to Novartis and its Affiliates as to the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products.

6.6 Use of Know-How. Without limiting the license grants in Article 6 of this Agreement, and notwithstanding the ownership provisions of Section 13.2 of this Agreement, but subject to the rights of co-owners under Section 13.3 and subject to the applicable provisions of any Technology Transfer Agreement, the Parties acknowledge and agree that:

(a) all Know-How (excluding any patents (including inventor’s certificates) and patent applications) comprising any data processing, laboratory, analytical, or manufacturing methods or processes which are Generated by a Party and which are: (i) used by such Party in the Development (including manufacturing development) of any Anti-IgE Antibody or Anti-IgE Product pursuant to this Agreement; or (ii) otherwise disclosed or required to be disclosed pursuant to Section 4.4 of this Agreement, shall be subject to the license grants set forth in Article 6, but may not otherwise be used by any other Party (other than a joint owner of such

Know-How, with the rights of joint owners being set forth in Section 13.3) unless otherwise agreed by the Generating Party;

(b) all Know-How (excluding any patents (including inventor’s certificates) and patent applications) other than described in paragraph (a) above which is Generated by a Party and which are: (i) used by such Party in the Development of any Anti-IgE Antibody or Anti-IgE Product pursuant to this Agreement; or (ii) otherwise disclosed or required to be disclosed pursuant to Section 4.4 of this Agreement, shall be subject to the license grants set forth in Article 6. *****

*****.

6.7 Sublicenses.

(a) Genentech Sublicensing Rights. Genentech shall have the right to grant sublicenses of the license rights granted to it hereunder:

(i) with respect to the licenses granted by Novartis hereunder, to a prospective Third Party manufacturer of Anti-IgE Products, which manufacturer requires such rights to fulfill its obligations under a manufacturing and supply arrangement and agreement approved as required under Article 5; and

(ii) only with Tanox’s prior written consent, with respect to the licenses granted by Tanox hereunder;

provided, however, that in each case Genentech shall have the right to grant sublicenses to its Affiliates *****.

(b) Novartis Sublicensing Rights. Novartis shall have the right to grant sublicenses of the license rights granted to it:

(i) with respect to the licenses granted by Genentech hereunder: (A) to a prospective Third Party manufacturer of Anti-IgE Products, which manufacturer requires such rights to fulfill its obligations under a manufacturing and supply arrangement and agreement approved as required under Article 5; and (B) to a Third Party in connection with the Development or Commercialization of Anti-IgE Products in Europe (subject to Section 5.5(e)(ii) of this Agreement and subject to Section 9.2 of the JCA), East Asia or the Rest of World; and

(ii) with respect to the licenses granted by Tanox hereunder, solely for purposes of and in connection with exercising its rights or performing its obligations under this Agreement and the Ancillary D&L Agreement;

provided, however, that in each case Novartis shall have the right to grant sublicenses to its Affiliates.

(c) Tanox Sublicensing Rights. Tanox shall have the right to grant sublicenses of the license rights granted to it hereunder to its Affiliates, but shall not grant any sublicenses to Third Parties without Genentech’s or Novartis’ prior written consent, as the case may be, except that Tanox shall have the right to grant sublicenses of the license rights granted to it by Novartis hereunder (with Novartis’ prior written consent, such consent not to be unreasonably withheld) solely for purposes of and in connection with exercising its rights or performing its obligations under Sections 5.2 and 8.2 of the Ancillary D&L Agreement.

(d) Sublicense Agreements. Any sublicense agreement under this Section 6.7 shall be in writing and shall contain terms and conditions that are consistent with, and subject to the applicable provisions of, this Agreement, including, but not limited to, the definition of Anti-IgE Antibodies, Anti-IgE Products and Net Sales, the confidentiality provisions, the governance provisions, the maintenance of books and records and the audit rights. All payments to any Party hereunder shall continue to be the obligation of the Party granting the sublicense under this Section. Any sublicense under this Section 6.7 shall not affect the calculation of royalties or sharing of Net Profits hereunder. Accordingly, the applicable sublicensee shall be treated as if standing in the shoes of the sublicensor with respect to such calculations and, for example, (i) Net Sales of such sublicensee shall give rise to the same royalties as if such Net Sales were generated by the sublicensor, (ii) royalties or other consideration paid by sublicensee to sublicensor shall not be included in sublicensee’s costs for purposes of calculating Net Profits of sublicensee and (iii) sublicensor shall not be entitled to profit share payments under this Agreement attributable to the sublicensed rights.

6.8 Third Party Rights.

(a) The Parties agree to cooperate in determining the necessity and availability of licenses to any Required Third Party Rights (including through extension of existing licenses). Without limiting the foregoing, any Party which believes that a license is required under any Required Third Party Rights (including through extension of existing licenses) shall provide notice thereof to the JMC. The JMC shall determine whether, how, and by which Party, any approach to a Third Party to obtain any such license should be made, and all negotiations and discussions with any such Third Party with respect thereto shall be conducted at the general direction of and in consultation with the JMC; provided, however, that if a license is negotiated to cover both Anti-IgE Products and products other than Anti-IgE Products, the terms applying to Anti-IgE Products shall not be more onerous with respect to Anti-IgE Antibodies and Anti-IgE Products without the consent of the JMC.

(b) Subject to the terms and conditions herein, any Party designated by the JMC to obtain a license to Third Party Rights shall use reasonably diligent efforts to do so in accordance with JMC instructions and the other terms and conditions of this Agreement. The terms and conditions of any such license shall be subject to the approval of the JMC in so far as such terms and conditions relate to Anti-IgE Antibodies or Anti-IgE Products (and the JMC shall give reasonable consideration to any request by Novartis or Tanox to obtain worldwide rights), and upon such approval being given, such licenses shall be deemed to be within the scope of the applicable Party’s Anti-IgE Patents, Company Information and Biological Materials, and sublicensed pursuant to this Article 6, *****

(c) *****

(d) *****

6.9 No Limitation on Licenses. For the avoidance of doubt, the rights and licenses granted in the JCA (whether Exclusive, Semi-Exclusive, Co-Exclusive or otherwise) will not limit any rights or licenses expressly granted to Tanox hereunder. For the avoidance of doubt, the rights and licenses granted under the D&L Agreements (whether Exclusive, Semi-Exclusive, Co-Exclusive or otherwise) will not limit any rights or licenses expressly granted to Genentech hereunder. For the avoidance of doubt, the rights and licenses granted in the Cross-License Agreement (whether Exclusive, Semi-Exclusive, Co-Exclusive or otherwise) will not limit any rights or licenses expressly granted to Novartis hereunder.

6.10 Additional Licenses to Tanox. To the extent Tanox is requested by Genentech and/or Novartis or the relevant Committee to undertake (and Tanox agrees to undertake as provided hereunder) Development and/or Manufacturing obligations with respect to Anti-IgE Antibodies or Anti-IgE Products hereunder or under the Ancillary D&L Agreement, and a license ***** under any rights licensed by Novartis or Genentech hereunder (which are not already licensed to Tanox under this Article 6) would be reasonably required for Tanox to undertake such obligations without infringement of such rights, Genentech and/or Novartis, as applicable, shall promptly grant Tanox a license and/or sublicense to such rights for the performance of such Development and/or Manufacturing obligations without royalties payable to Novartis or Genentech (but subject to any Third Party royalty obligations, as set forth in the Financial Appendix). Notwithstanding the foregoing, Genentech shall have no obligation to grant rights related to the Manufacture of any Anti-IgE Antibody or Anti-IgE Product by Tanox in East Asia or Rest of World (as opposed to Manufacture in Europe or the US of Anti-IgE Antibodies and Anti-IgE Products for sale in East Asia or the ROW).

6.11 No Implied License. Except as expressly provided in this Agreement, the Ancillary Agreements or the Related Agreements, no rights, licenses, title or interests, implied or otherwise, in, to or under any patents, Anti-IgE Patents or Company Information (including, without limitation, Know-How or Biological Materials) are granted or provided to any Party hereto, through implication, estoppel or otherwise.

ARTICLE 7

DEVELOPMENT

7.1 Development of Anti-IgE Products Generally. The Parties acknowledge and agree that any or all Anti-IgE Antibodies and Anti-IgE Products are available for Development (including manufacturing development) throughout the world, and may be Developed for the United States and Europe solely pursuant to this Agreement. As set forth in Article 5, the Parties acknowledge and agree that, subject to Section 4.1 of this Agreement, all decisions with respect to the selection of Anti-IgE Antibodies and Anti-IgE Products for Development for and Commercialization in the United States and Europe, and the selection of indications for which particular Anti-IgE Antibodies and Anti-IgE Products shall be Developed for and Commercialized in the United States and Europe, shall be made through the Committees described in this Agreement. Notwithstanding the Parties’ obligations to use Commercially Reasonable Efforts as set forth in Section 4.1, the Parties acknowledge and agree that:

(a) *****

(b) *****

(i) *****

(ii) *****

*****

(c) *****

*****

7.2 Development for Europe and the US.

(a) Novartis and Genentech (and Tanox, if requested by the JMC and agreed by Tanox, such agreement not to be unreasonably withheld) shall be responsible for, and shall use Commercially Reasonable Efforts to undertake, such Development (including manufacturing development) activities for the United States and Europe relating to Anti-IgE Antibodies or Anti-IgE Products as are agreed by the JMC, at the direction of and under the oversight of the JMC and in accordance with applicable Plans. ***** Subject to Section 7.1, the Parties shall use Commercially Reasonable Efforts in the Development (including manufacturing development) of: (i) Anti-IgE Antibodies and Anti-IgE Products in addition to Xolair for the US and/or Europe; and (ii) additional indications for existing Anti-IgE Products for which Approval has been obtained in the US and/or Europe, which in each case are agreed by the JMC. Development activities (including manufacturing development) with respect to any Anti-IgE Antibody or Anti-IgE Product for Commercialization in Europe or the US shall be subject to review and approval by the JMC as set forth in Article 5 above, and protocols for Clinical Trials and other studies with respect to any Anti-IgE Antibody or Anti-IgE Product for Commercialization in Europe or the US shall be subject to review and approval by the E/US DSC and the JMC. Subject to the foregoing, each Party’s responsibilities with respect to such Development (including manufacturing development) of any Anti-IgE Antibody or Anti-IgE Product for Commercialization in Europe and/or the US, and Plans relating thereto, will be determined by the JMC.

(b) Subject to the terms of this Agreement, Genentech, as official holder of the Approvals for Anti-IgE Products in the United States, will have primary responsibility for planning and conducting, with input from and consultation with Novartis and Tanox, all post-marketing clinical trials or Phase IV clinical trials intended to support expanded labeling or required to satisfy requirements imposed by a Public Authority in connection with any Approval of Anti-IgE Products in the United States. The USBT shall decide, subject to JCC approval, which Party (or in the case of Novartis, its Affiliate designee) has primary responsibility for planning and conducting Phase IV clinical trials (other than any post-marketing clinical trial or Phase IV clinical trial intended to support expanded labeling or required to satisfy requirements imposed by a Public Authority in connection with any Approval). As set forth in Article 5 of this Agreement, the JMC will determine which of Genentech, Novartis (or its Affiliate designee) or Tanox (if Tanox so agrees, such agreement not to be unreasonably withheld) shall have the primary responsibility for planning and conducting all other clinical trials of Anti-IgE Products in the US.

(c) Subject to the terms of this Agreement, Novartis, as official holder of the Approvals for Anti-IgE Products in Europe, will have primary responsibility for planning and conducting, with input from and consultation with Tanox and Genentech, all Phase IV clinical trials of Anti-IgE Products in Europe, provided that Tanox has the right to provide such input and consultation only with respect to post-marketing clinical trials or Phase IV clinical trials intended to support expanded labeling or required to satisfy requirements imposed by a Public Authority in connection with any Approval or Pricing Approval. Subject to the other terms of this Agreement, including, without limitation, Section 9.5 hereof and Section 8.3 of the JCA, the JMC will determine which of Genentech, Novartis (or its Affiliate designee) or Tanox (if Tanox so agrees, not to be unreasonably withheld) shall have the primary responsibility for planning and conducting all other clinical trials of Anti-IgE Products in Europe.

(d) Genentech and Novartis shall bear all Development Costs incurred for Anti-IgE Antibodies and Anti-IgE Products for Europe and the US based on the sharing ratios set forth in the JCA *****. To the extent Tanox carries out any Development (including manufacturing development) activities in accordance with this Agreement, it shall be reimbursed for Development Costs incurred in accordance with Plans approved by the JMC associated with such Development (including manufacturing development) activities as set forth in the final sentence of Section 11.6(a).

7.3 Development for East Asia and ROW. Genentech shall have no rights or obligations with respect to the Development (including manufacturing development) of Anti-IgE Antibodies or Anti-IgE Products for Commercialization in East Asia and ROW other than as expressly set forth in this Agreement. Rights and responsibilities with respect to Development (including manufacturing development) of Anti-IgE Antibodies and Anti-IgE Products for Commercialization in East Asia and ROW, and the obligations for bearing the related costs, shall be as set forth in the Ancillary D&L Agreement, subject to Section 4.2(a) of this Agreement and any applicable Manufacturing and Supply Plan. *****

ARTICLE 8

REGULATORY ACTIVITIES

8.1 Regulatory Development of Anti-IgE Products Generally. Subject to Sections 8.2 and 8.3 below, each Party’s responsibilities with respect to regulatory Development activities regarding Anti-IgE Products in the United States and Europe, and Plans relating thereto, will be as determined by the JMC (subject to Tanox agreement to any such activities to be undertaken by Tanox, such agreement not to be unreasonably withheld). Each Party agrees to use Commercially Reasonable Efforts to pursue such regulatory Development activities for obtaining Approval and Pricing Approval of any Anti-IgE Product(s) in the United States and Europe and all such activities shall be conducted in accordance with applicable Plan(s) approved by the JMC.

8.2 Regulatory Development Activities in the US.

(a) Approvals for Anti-IgE Products in the United States. Genentech shall, with input from the other Parties or their designees, be solely responsible for and shall use Commercially Reasonable Efforts to apply for, obtain and maintain any Approvals and any other licenses, permits, approvals or registrations as may be required by the FDA or any other relevant Public Authority for Commercializing Anti-IgE Products in the United States. Unless otherwise required by Legal Requirements, Genentech will be exclusively responsible for complying with all regulatory requirements and maintaining all government agency contacts relating to Anti-IgE Products (including, without limitation, Xolair and Hu-901) in the United States. Such activities shall include maintaining and updating any Approvals, the development and submission of Approval Applications for new indications (if any, and after approval by the JCC and JMC), the reporting of any adverse incidents or drug reactions to the FDA, and the filing with the FDA of any Promotional Material and other materials as may be necessary to comply with Legal Requirements. Each of Novartis and Tanox agrees that it shall (and agrees to use commercially reasonable efforts to cause its Affiliates to): (I) cooperate with Genentech to obtain and maintain the effectiveness of any Approvals for Anti-IgE Products in United States and any licenses, permits, approvals or registrations obtained in the United States in connection with the performance of this Agreement, including by providing materials, Company Information and necessary personnel in connection with regulatory approval functions; and (II) act in accordance with the provisions and specifications of the Safety Addendum in reporting, without delay, to Genentech adverse events or drug reactions it becomes aware of to permit Genentech to meet its FDA reporting obligations. Genentech will hold Approvals for Anti-IgE Products in United States, subject to:

(i) providing each of Novartis and Tanox, or its designee, promptly on Genentech’s receipt thereof, with copies of all material Anti-IgE Products licensing/regulatory affairs correspondence and materials;

(ii) promptly notifying each of Novartis and Tanox or its designee of any meetings or material communications between Genentech and the FDA;

(iii) the right of Novartis or its designee to attend and participate in such meetings and to review, comment upon and approve all such written communications including, without limitation, draft documents, meeting materials, letters and submissions to the FDA; and

(iv) the right of Tanox to have one representative observe and, at Genentech’s discretion, participate in FDA meetings and to receive material Genentech and FDA documentation of FDA meetings,

*****

(b) Anti-IgE Product Recalls in the United States. Novartis and Genentech shall observe at all times Legal Requirements in order to maintain an effective system for the recall from the market of any Anti-IgE Product in the United States. Notwithstanding anything herein to the contrary, if Genentech or Novartis (or Novartis’ Affiliate) deems it necessary to initiate a recall, safety notification or similar activity (collectively “recall”) of an Anti-IgE Product in the United States, it shall notify the USBT, the JCC and the other Parties using reasonable notice under the circumstances of such intended recall and allow appropriate time, to the extent practicable and subject to the following sentence, for Genentech and Novartis to discuss and agree on such intended recall. In the event that agreement cannot be reached on initiating the recall within *****, the Parties shall immediately present the issue for determination by the Senior Officers of Genentech and Novartis; provided, however, that if either Party notifies the other Party that it reasonably believes that any such recall may involve a serious health risk, then Genentech and Novartis will attempt to reach agreement on whether to initiate the recall within *****, failing which they shall immediately present the issue for determination by the Senior Officers of Genentech and Novartis. As the Party that is the Approval holder in the United States, Genentech shall be responsible for the recall of the Anti-IgE Product *****. No other Party shall take any action contrary to the recall and each of the other Parties shall reasonably cooperate such that it does not hinder the activities of Genentech in initiating the recall.

8.3 Regulatory Development Activities in Europe.

(a) Approvals and Pricing Approvals for Anti-IgE Products in Europe. Novartis or one or more Novartis-designated Affiliates shall, with input from the other Parties or their designees, be solely responsible for and shall use Commercially Reasonable Efforts to apply for, obtain and maintain any Approvals and Pricing Approvals and any other licenses, permits, approvals or registrations required by any relevant Public Authority for Manufacturing or Commercializing Anti-IgE Products in Europe. Unless otherwise required by Legal Requirements, Novartis, or its designee, will be exclusively responsible for complying with all regulatory requirements and maintaining all government agency contacts relating to Anti-IgE Products (including, without limitation, Xolair and Hu-901) in Europe. Such activities shall include maintaining and updating any Approvals and Pricing Approvals, developing and submitting Approval Applications and applications for Pricing Approvals for new indications (if any, and after approval by the JCC and JMC), reporting of any adverse incidents or drug reactions to the Public Authority in any Regulatory Jurisdiction in Europe and filing with the appropriate Public Authority in a Regulatory Jurisdiction in Europe of any Promotional Materials and other materials necessary to comply with Legal Requirements. Novartis, or its designee, will hold any Approvals (including any licenses or marketing approvals) and Pricing Approvals for Anti-IgE Products (including, without limitation, Xolair, Hu-901 and *****). Each of Genentech and Tanox agrees that it shall (I) cooperate with Novartis, or its designee, to obtain and maintain the effectiveness of any Approvals and Pricing Approvals for Anti-IgE Products in Europe and any licenses, permits, approvals or registrations obtained in Europe in connection with the performance of this Agreement, including by providing materials, Company Information and necessary personnel in connection with regulatory approval functions and (II) act in accordance with the provisions and specifications of the Safety Addendum in reporting, without delay, to Novartis, or its designee, adverse events or drug reactions it becomes aware of to permit Novartis, or its designee, to meet its Public Authority reporting obligations in Europe. Novartis shall promptly notify Genentech and Tanox or their respective designees of any meetings or communications between Novartis and any Public Authority of a Regulatory Jurisdiction in Europe, and Genentech or its designee shall be entitled to attend such meetings and review and comment upon any such communications, including without limitation, draft documents, meeting materials, letters and submissions to such Public Authorities, provided, however that Novartis’ obligations in this respect shall only extend to material activities in which Novartis, as opposed to a Novartis Affiliate, has become directly involved.

(b) Anti-IgE Product Recall in Europe. Novartis shall observe at all times Legal Requirements in order to maintain an effective system for the recall from the market of any Anti-IgE Product in Europe. Notwithstanding anything herein to the contrary, if Novartis deems it necessary to initiate a recall (as defined in Section 8.2(b) above) of an Anti-IgE Product in Europe, it shall notify the EBT, the JCC and the other Parties using reasonable notice under the circumstances of such intended recall and allow an appropriate time, to the extent practicable and subject to the following sentence, for Genentech and Novartis to discuss and agree on such intended recall. In the event that agreement cannot be reached on initiating the recall within *****, the Parties shall immediately present the issue for determination or by the Senior Officers of Genentech and Novartis; provided, however, that if either Party notifies the other Party that it reasonably believes that any such recall may involve a serious health risk, then Genentech and Novartis will attempt to reach agreement on whether to initiate the recall within *****, failing which they shall immediately present the issue for determination by the Senior Officers of Genentech and Novartis. As the Party that is the Approval holder in Europe, Novartis shall be responsible for the recall of the Anti-IgE Product *****

8.4 Regulatory Development Activities in East Asia and ROW. Rights and responsibilities with respect to regulatory Development activities required to obtain Approval of Anti-IgE Products in East Asia and ROW, and the obligations for bearing the related costs, shall be as set forth in the Ancillary D&L Agreement, subject to Section 4.2(a) of this Agreement. For clarity, other than as set forth in Section 6.2 of the JCA and as described in Section 7.3 of this Agreement, Genentech shall not have any obligation under the provisions of the Ancillary D&L Agreement.

8.5 Regulatory Development Information Sharing and Safety Management.

(a) Without limiting Section 4.4 above, the Parties acknowledge and agree that all Approval Applications and correspondence with any Public Authority with respect to any Approval or Approval Application for any Anti-IgE Antibody or Anti-IgE Product (including, without limitation, supporting information and information with respect to any Clinical Trials with respect to any Anti-IgE Antibody or Anti-IgE Product referred to in any such Approval or Approval Application) shall be available to the Parties *****.

(b) Such of the Parties as are from time to time conducting clinical Development activities or Commercialization activities with respect to any Anti-IgE Antibody or Anti-IgE Product anywhere in the world shall establish and implement a procedure for the mutual exchange of adverse event reports and safety information associated with Anti-IgE Products. Details of the operating procedure shall be the subject of a Safety Addendum (“Safety Addendum”) to this Agreement, to be agreed between the designated pharmacovigilance primary liaisons of the relevant respective Parties. The Safety Addendum shall be agreed in writing and implemented at a time sufficient to permit compliance with Legal Requirements. The Safety Addendum may be updated by the relevant Parties in writing from time to time and expanded as needed to permit compliance with new Legal Requirements. Notwithstanding the foregoing and any provision of this Agreement limiting Genentech’s rights with respect to East Asia or the

ROW, during the Term of this Agreement, each Party shall notify the other Parties and the JCC immediately of any information received by it regarding any threatened or pending action by the FDA or any Public Authority which may affect the safety, efficacy or other labeling claims of any Anti-IgE Product. Upon receipt of any such information, the Parties shall discuss such information and possible actions with respect thereto, and the JCC shall determine a procedure for taking appropriate action in the US and Europe. In the event that no agreement as to appropriate action is reached by the JCC, the Approval holder for a particular Anti-IgE Product in a particular country or Regulatory Jurisdiction shall have the sole right and responsibility for communicating and reporting adverse experiences to health authorities in such jurisdiction. Each Party shall provide to the other Parties copies of any periodical safety update reports issued by such Party with respect to any Anti-IgE Product or Anti-IgE Antibody. Notwithstanding the foregoing, nothing contained herein shall be construed as restricting any Party’s right to make a timely report of such matter to the FDA or any other Public Authority or take other action that it deems to be appropriate with respect to such matter or required by Legal Requirements with respect to such matter.

ARTICLE 9

COMMERCIALIZATION

9.1 Commercialization in the United States.

(a) Xolair, together with any other Anti-IgE Antibody or Anti-IgE Product selected by the Parties for Development hereunder and Approved for marketing in the United States, shall be Commercialized in the United States by Novartis and Genentech in accordance with the JCA and applicable Plans thereunder, and Novartis and Genentech shall use Commercially Reasonable Efforts to Commercialize such Anti-IgE Products. In lieu of Tanox’s right under Sections 8.2 and 8.3 of the Original D&L Agreement to participate in the co-promotion of Anti-IgE Antibodies and Anti-IgE Products in the United States, Tanox will be entitled to the payments set forth in Section 11.1 below.

(b) All Commercialization Costs for Anti-IgE Products for the United States shall be shared between Genentech and Novartis, as more specifically set forth in the Financial Appendix and the JCA.

(c) Subject to Section 11.1(c), all Net Profits and Net Losses from the sale of Anti-IgE Products in the United States shall be shared between Novartis and Genentech, as more specifically set forth in the Financial Appendix and the JCA.

9.2 Commercialization in Europe.

(a) *****, any Anti-IgE Antibody or Anti-IgE Product selected by the Parties for Development hereunder and Approved for marketing in Europe, shall be Commercialized in Europe exclusively by Novartis, as set forth in the JCA. Novartis shall use Commercially Reasonable Efforts to Commercialize Xolair in Europe. Novartis *****, shall use Commercially Reasonable Efforts to Commercialize in Europe any other Anti-IgE Product which is selected by the Parties for Development hereunder and Approved for marketing in Europe. As set forth in

Section 8.3(a) *****, Novartis shall be solely responsible for applying for, obtaining and maintaining Pricing Approvals in Europe.

(b) All Commercialization Costs for Anti-IgE Products for Europe shall be shared between Genentech and Novartis, as more specifically set forth in the Financial Appendix and the JCA *****.

(c) All Net Profits and Net Losses from the sale of Anti-IgE Products in Europe shall be shared between Genentech and Novartis, as more specifically set forth in the Financial Appendix and the JCA *****.

9.3 Commercially Reasonable Efforts.*****

9.4 Commercialization in East Asia and ROW. Xolair and any other Anti-IgE Antibody or Anti-IgE Product Approved for marketing in the applicable Regulatory Jurisdiction shall be Commercialized in East Asia by Novartis (and its Affiliates) with the cooperation of Tanox (and the related costs and net profits shared by Novartis and Tanox) and in ROW by Novartis (and its Affiliates), each as set forth in the Ancillary D&L Agreement, and Genentech shall have no rights or obligations with respect to the Commercialization of any Anti-IgE Antibody or Anti-IgE Product in East Asia or ROW.

9.5 **********

ARTICLE 10

MANUFACTURING AND SUPPLY

10.1 Manufacturing of Anti-IgE Antibodies and Anti-IgE Products.

(a) Novartis and Genentech, and Tanox to the extent Tanox is Manufacturing any Anti-IgE Antibody or Anti-IgE Product pursuant to Section 10.4, shall use Commercially Reasonable Efforts, through the mechanisms set forth in this Agreement and any Manufacturing and Supply Agreement(s), to ensure that an adequate supply of Anti-IgE Products (both Clinical Requirements and Commercial Requirements) being Developed and/or Commercialized in the United States and Europe under this Agreement is available to be used/marketed in the United States, Europe, and, with respect to the same Filled Product form, in East Asia and the Rest of World, under the Worldwide Manufacturing and Supply Plan approved by the JCC and the JMC (as provided in Article 5 above). The Parties’ specific obligations and responsibilities with respect to Manufacture and supply of Clinical Requirements and Commercial Requirements of Anti-IgE Product shall be as set forth in this Article 10, the Manufacturing and Supply Agreements, any approved Worldwide Manufacturing and Supply Plan (provided, however, that in no event shall any Worldwide Manufacturing and Supply Plan modify or amend any provision of this Agreement or any Manufacturing and Supply Agreement or impose a new obligation on any Party without its consent) and, as between Novartis and Genentech only, the terms of the JCA (including without limitation, provisions of the Original JCA which, by the terms of the JCA, survive). The Parties’ respective performance under any approved Worldwide Manufacturing and Supply Plan pursuant to the Manufacturing and Supply Agreements shall be coordinated by the Manufacturing and Logistics Sub-Committee, subject to the oversight, approval and dispute resolution activities of the JCC, JMC and Senior Officers, all to the extent provided in Article 5 above. If any Party desires to enter into an agreement with a Third Party pursuant to which such Third Party shall undertake, in whole or in part, any Manufacture and supply obligations of such Party hereunder, the arrangement itself and the contract with such Third Party shall be approved as provided in Article 5 above.

(b) *****.

10.2 Release of Tanox Rights and Obligations to Manufacture. In consideration of the payments set forth in Section 11.6(b), Tanox hereby waives any and all rights it may have as of the Effective Date, and Novartis and Genentech hereby release Tanox from any and all obligations it may have as of the Effective Date, to Manufacture or supply Anti-IgE Antibodies and Anti-IgE Products, pursuant to the Original D&L Agreement (including, without limitation, the Supplemental Agreement), the Outline of Terms (as it existed prior to the Effective Date) or any other agreement between any of the Parties existing as of the Effective Date, except as set forth in Section 10.4 of this Agreement. Tanox hereby acknowledges that the payments due to it under Section 11.6(b) of this Agreement shall be in lieu of, and shall be in full satisfaction of, any and all claims Tanox may have with respect thereto, except as set forth in Section 10.4 of this Agreement.

10.3 Manufacturing of Xolair. Novartis (and its Affiliates) and Genentech shall together have the exclusive right and obligation to Manufacture and supply the Worldwide requirements for Xolair, in accordance with approved Plans as reasonably determined by the MLSC, at: (A) *****; and (B) *****, all as more fully provided in the Financial Appendix, the JCA and the Manufacturing and Supply Agreement.

10.4 Other Anti-IgE Products.

(a) The Novartis and Genentech members of the JMC shall determine which Party or Parties should have the right to Manufacture and supply any Anti-IgE Antibody or Anti-IgE Product that is Developed and/or Commercialized in the US or Europe hereunder (other than Xolair, the Manufacture and supply of which is dealt with in Section 10.3) in the same Filled Product form as that required for Development or Commercialization in the US or Europe under this Agreement; provided, however, that, subject to the Commercially Reasonable Efforts obligation of Genentech and Novartis in the first sentence of Section 10.1 hereto, no Party should be required to accept those rights or undertake the associated obligations to Manufacture and supply such Anti-IgE Antibody and/or Anti-IgE Products, including technology transfer, without its consent. If a Party refuses to Manufacture a particular Anti-IgE Antibody or Anti-IgE Product hereunder, it will reasonably assist other Parties who are Manufacturing or intending to Manufacture such Anti-IgE Antibody or Anti-IgE Product, including by providing reasonable transfer of technology used by such Party for the Manufacture of such Anti-IgE Product (if any) under an appropriate Technology Transfer Agreement (except for products not Developed and/or Commercialized under this Agreement in the United States and/or Europe). The JMC shall take into account the Manufacturing capabilities and capacity of the Parties in making its Manufacturing decision as well as the projected costs of goods from such Manufacturing. Unless all of the Parties otherwise agree, Tanox will not Manufacture any Anti-IgE Antibody or Anti-IgE Product hereunder and, in lieu thereof, will receive the Manufacturing payments on production of such Anti-IgE Antibody or Anti-IgE Products as set forth under Section 11.6(b). Manufacturing of Anti-IgE Products for sale in East Asia and/or ROW which constitute Collaboration Products that are different from any Anti-IgE Products Developed or Commercialized in the United States or Europe hereunder shall be conducted by Novartis and/or Tanox as provided for, and in accordance with, the Ancillary D&L Agreement and the Manufacturing and Supply Plan for such Anti-IgE Product.

(b) The Party or Parties with the right and obligation to Manufacture and supply each Anti-IgE Antibody or Anti-IgE Product other than Xolair (as set forth in Section 10.4(a) above) shall Manufacture and supply the Worldwide requirements for such Anti-IgE Antibody or Anti-IgE Product, in accordance with approved Plans as reasonably determined by the MLSC, at: (A) *****; and (B) *****, all as more fully provided in the Financial Appendix, the JCA and the Manufacturing and Supply Agreement.

10.5 Commercially Reasonable Efforts. To the extent that it is Manufacturing any Anti-IgE Product as provided in this Article 10, each Party shall *****.

10.6 Allocation of Anti-IgE Products Supply. The Novartis and Genentech members of the JMC shall have the responsibility and authority to allocate available supplies of Anti-IgE Products between different markets on a global basis consistent with the following principles, it being agreed that any deviation from the following principles shall require a unanimous vote of Novartis and Genentech at the JMC:

(a) In the event demand for a particular Anti-IgE Product exceeds available supply, the JMC shall allocate the available supply of such Anti-IgE Product *****;

(b) Prior to Commercial Launch of a particular Anti-IgE Product in the United States, Switzerland and a second country in Europe, the JMC shall allocate supplies of Clinical Requirements of such Anti-IgE Product between *****;

(c) If demand for a particular Anti-IgE Product exceeds supply at any time before Commercial Launch of such Anti-IgE Product in the United States, Switzerland and a second country in Europe, the Parties agree that during such time period, the supply of Clinical Requirements and Commercial Requirements for such Anti-IgE Product *****;

(d) At any time after the Commercial Launch of a particular Anti-IgE Product in the United States, Switzerland and a second country in Europe, subject to Section 10.6(f) below, the Parties agree that supply *****;

(e) If for any reason the JMC is unable to agree on a ***** with respect to a particular territory, ***** for such territory will be reasonably determined by mutual agreement of the Novartis and Genentech Senior Officers; and

(f) As a general principle, the Parties agree that supply of Commercial Requirements shall take precedence over supply of Clinical Requirements, except as otherwise approved by the JMC, so that patients in those territories where an Anti-IgE Product has been Commercially Launched can continue to be treated with the Anti-IgE Product, provided that once an Anti-IgE Product has been Commercially Launched as provided in Section 10.6(d) above, the principles set forth therein shall also apply.

ARTICLE 11

PAYMENTS

11.1 Sales of Anti-IgE Products in the US. In consideration of the rights and licenses granted by Tanox hereunder and under the Original D&L Agreement, and in lieu of Tanox’s participation in the commercialization of Anti-IgE Products and Anti-IgE Antibodies in the US under the Original D&L Agreement:

(a) For the applicable Royalty Period and subject to Section 11.5, on an Anti-IgE Product-by-Anti-IgE Product basis Novartis and Genentech shall pay Tanox, in the aggregate, a royalty equal to ***** of Net Sales (U.S.) of any Anti-IgE Products, the manufacture, importation, use or sale of which in the US would infringe a Valid Claim of a Tanox Anti-IgE Patent in the US absent a license (with it being understood that any Net Sales (U.S.) of an Anti-IgE Antibody shall be deemed Net Sales (U.S.) of an Anti-IgE Product for purposes of this Article 11), which payment shall be reduced to an aggregate royalty to Tanox of ***** of Net Sales (U.S.) of any Anti-IgE Products, the manufacture, use or sale of which would not infringe a Valid Claim of a Tanox Anti-IgE Patent in the US absent a license during the Royalty Period;

(b) Subject to the last sentence of Section 8 of the Cross-License Agreement, Genentech shall pay Tanox an additional royalty equal to ***** of Net Sales (U.S.)***** of Anti-IgE Products in the U.S.; and

(c) Subject to Section 9.4(b) of the Ancillary D&L Agreement, Novartis shall also pay Tanox *****.

11.2 Sales of Anti-IgE Products in Europe.

(a) In consideration of the rights and licenses granted by Tanox hereunder, for all Patent Protected Countries in Europe (aggregated together), for the applicable Royalty Period with respect to each such country and subject to Section 11.5, on an Anti-IgE Product-by-Anti-IgE Product basis, Genentech and Novartis shall pay Tanox, in the aggregate, the following royalties with respect to Net Sales (EUR) of each Anti-IgE Product:

(i) *****of Net Sales (EUR), on that portion of the aggregate Net Sales (EUR) in that calendar year which does not exceed ***** of all units of such Anti-IgE Product, the manufacture, importation, use or sale of which in a Patent Protected Country in Europe for such Anti-IgE Product would infringe (absent a license) a Valid Claim of a Tanox Anti-IgE Patent in such Patent Protected Country;

(ii) ***** of Net Sales (EUR), on that portion of the aggregate Net Sales (EUR) in that calendar year which is greater than ***** but does not exceed ***** of all units of such Anti-IgE Product, the manufacture, importation, use or sale of which in a Patent Protected Country in Europe for such Anti-IgE Product would infringe (absent a license) a Valid Claim of a Tanox Anti-IgE Patent in such Patent Protected Country; and

(iii) ***** of Net Sales (EUR), on that portion of the aggregate Net Sales (EUR) in that calendar year which is greater than ***** of all units of such Anti-IgE Product, the manufacture, importation, use or sale of which in a Patent Protected Country in Europe for such Anti-IgE Product would infringe (absent a license) a Valid Claim of a Tanox Anti-IgE Patent in such Patent Protected Country.

(b) In further consideration of the rights and licenses granted by Tanox hereunder and under the Original D&L Agreement, for all Net Sales (EUR) of Anti-IgE Products which are not included within Section 11.2(a) above, Genentech and Novartis shall pay Tanox, in the aggregate, a royalty of ***** of Net Sales (EUR) of such Anti-IgE Product for the applicable Royalty Period and subject to Section 11.5.

11.3 Sales of Anti-IgE Products in East Asia and the Rest of World. The rights and obligations of Novartis and Tanox with respect to sales of Anti-IgE Products and Anti-IgE Antibodies in East Asia and the Rest of World (and payments due to Novartis and Tanox with respect thereto) shall be as set forth in the Ancillary D&L Agreement. Genentech shall have no right under this Agreement or any Ancillary Agreement or Related Agreement to any payment or obligations with respect to sales of Anti-IgE Products and Anti-IgE Antibodies in East Asia or the Rest of World, except as expressly set forth in Sections 6.8, 7.3, 10, and 18 of this Agreement and Section 6.2 of the JCA.

11.4 Milestone Payments. Novartis and Genentech shall, in the aggregate, pay to Tanox the following milestone payments with respect to each Anti-IgE Product and/or Anti-IgE Antibody Developed for and/or Commercialized in the United States and/or Europe under this Agreement (other than Xolair), regardless of the Party originating the applicable Anti-IgE Antibody or Anti-IgE Product (other than as expressly set forth below with respect to milestones 1 and 2):

1. *****

2. *****

3. *****

4. *****

5. *****

6. *****

7. *****

The above payments shall be made on an Anti-IgE Antibody-by-Anti-IgE Antibody basis for each different Anti-IgE Antibody Developed and/or Commercialized hereunder for the US or Europe *****. All of the foregoing milestones shall be included in Tanox Costs and Expenses to be shared by Novartis and Genentech pursuant to the Financial Appendix and the JCA.

11.5 Credit for Milestone Payments.

(a) Novartis and Genentech shall be entitled to a credit against up ***** of the total amount of each royalty payment under Section 11.1(a) and Section 11.2 until such time as the cumulative credits received under this Section 11.5(a) equal ***** of the amount of creditable milestones paid prior to the Effective Date.

(b) In the event that Novartis and Genentech pay Tanox milestones 6 and 7 under Section 11.4 hereof with respect to a given Anti-IgE Antibody, then Novartis and Genentech shall be entitled to a credit against up to ***** of the total amount of each royalty payment under Section 11.1(a) and Section 11.2 for such Anti-IgE Antibody until such time as the cumulative credits received under this Section 11.5(b) equal ***** of the amount of creditable milestones paid in relation to such Anti-IgE Antibody pursuant to Section 11.4.

11.6 Development and Manufacturing Compensation Payments.

(a) As reimbursement for a portion of Tanox’s development costs with respect to Hu-901 and the data arising therefrom, Novartis and Genentech shall pay Tanox, in the aggregate, $6.6 million due on the Effective Date and payable within thirty (30) days thereafter. Genentech and Novartis shall share equally these costs and Tanox shall issue two invoices, for $3.3 million each, to each of Genentech and Novartis for such costs. Genentech and Novartis shall reimburse Tanox for any Development Costs incurred in accordance with this Agreement within ***** after the end of each calendar quarter in which such Development Costs were incurred.

(b) *****, Novartis and Genentech shall pay Tanox, in the aggregate, for each calendar quarter and for each Anti-IgE Product not Manufactured by Tanox (on an Anti-IgE Product-by-Anti-IgE Product basis), commencing on the earlier to occur of the ***** and *****, an amount equal to:

Amount payable = *****

Where:

*****

*****.

The sum of the Manufacturing payments to Tanox above for each Anti-IgE Product will be capped at ***** per calendar year. For the avoidance of doubt, in each applicable year, payments under this Section 11.6(b) with respect to a given Anti-IgE Product shall continue to be made quarterly in the stated amounts until the aggregate annual ***** ceiling is reached, if ever, for such year with respect to such Anti-IgE Product.

*****.

The allocation between Genentech and Novartis of payments made under this Section 11.6(b) shall be as set forth in Section 8 of the Financial Appendix.

In the event that Bulk Product is produced in a different form than the ***** being Manufactured and Commercialized as at the Effective Date, the Parties shall calculate an appropriate conversion of such differently formulated Bulk Product into “grams of Bulk Product” based on the amount of active ingredient within such differently formulated product.

11.7 No Other Payments. Except as otherwise expressly set forth in this Agreement and any Ancillary Agreements or Related Agreements or any future agreements which may be entered into by the Parties, no payments (including, without limitation, any milestone payment) will be due by any Party to any other Party for the exercise of any rights or performance of any obligation herein, including, without limitation, by way of reimbursement for costs and expenses in Manufacturing, Developing, obtaining Approvals for and Commercializing any Anti-IgE Antibodies or Anti-IgE Products.

11.8 Reports. The Parties will provide to each other the reports set forth in the Financial Appendix.

11.9 Books. Each Party shall maintain, and shall cause its Affiliates and sublicensees to maintain, complete and accurate books and records in connection with its Development, Manufacture and Commercialization of Anti-IgE Antibodies and Anti-IgE Products, in any event, in sufficient detail so that each Party may properly ascertain and confirm the amounts payable to or by it hereunder. Such books and records shall be maintained for a period of at least ***** years after the end of the calendar year in which they were generated. If the books and records of a Party (or its Affiliates or sublicensees) are the subject of a Dispute which has been submitted for resolution under Article 12 of this Agreement, such Party, Affiliate or sublicensee shall keep the records until the Dispute is resolved. Each Party shall ensure that the Finance Sub-Committee obtains from such Party, and from the US Brand Team, Europe Brand Team, JCC, other JCC sub-committees and JMC, such adequate, accurate and complete information and documentation as the Finance Sub-Committee shall reasonably require to perform its duties under the Agreement and the Financial Appendix.

11.10 Timing and Method of Payment; Currency. Each of the payments due under: (a) Sections 11.1 and 11.2 shall be paid on ***** basis, are due and payable within ***** of the end of the applicable*****; (b) Section 11.4 shall be paid within ***** after the occurrence of the applicable milestone event and (c) Section 11.6(b) shall be paid on a ***** basis, are due and payable within ***** of the end of the applicable*****, and in each case, shall be made by wire transfer of immediately available funds to the account or accounts designated in writing by the payee. Payment by a Party shall be deemed to have been made as of the day on which such payment is received in such account. All payments hereunder shall be in U.S. Dollars. For the avoidance of doubt, to the extent any given payment under Sections 11.1(a), 11.2, 11.4 and 11.6 of this Agreement is owed by both Genentech and Novartis, Tanox shall be entitled to collect the full amount when due (to the extent such amount remains unpaid) from the applicable Party responsible for making such payment under Section 8 of the Financial Appendix, regardless of any agreements or arrangements between Genentech and Novartis to have one Party or the other make such payment to Tanox.

11.11 Reconciliation. The ***** payments under Section 11.10 shall be subject to ***** reconciliation by the Parties within ***** of the end of each ***** (to account for deduction items within Net Sales that were originally estimates and to account for reconciliation of Manufacturing quantities and Worldwide allocation as provided in Section 11.6 and the Financial Appendix). In the event that such reconciliation reveals any overpayment or underpayment, the applicable Party or Parties shall pay to the other Party or Parties the amount of the discrepancy within ***** after notice of determination of the discrepancy amount from the payee or payor, as applicable.

11.12 Audit Rights.

(a) For purposes of the audits rights described herein, and among the three Parties, the individual Party subject to an audit in any given year will be referred to as the “Auditee” and the other Parties who have certain and respective rights to audit the books and records of the Auditee pursuant to this Section 11.12 will each be referred to as the “Audit Rights Holder” (or, collectively, as “Audit Rights Holders”).

(b) Each Party may, upon request and at its expense (except as provided for herein), cause an internationally-recognized independent accounting firm selected by it (except one to whom the Auditee has some reasonable objection) (“Audit Team”) to audit the books and records of any other Party during ordinary business hours, not more than once in each calendar year to determine, for any year occurring during the Term for which the books have closed (that is, any year for which annual financial statements have issued) and calendar year 2003, the correctness of any payment made or required to be made to or by such Party, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement. The Audit Team shall execute an appropriate and customary confidentiality agreement with the Auditee.

(c) In respect of each audit of an Auditee’s books and records, each Audit Rights Holder must exercise its audit right ***** such that all of the following conditions are met: (i) each Auditee is audited only once per year ***** by Audit Teams engaged by each Audit Rights Holder, (ii) no records for any given year for an Auditee may be audited more than once, (iii) if an Audit Rights Holder exercises its audit right over the Auditee for a given year, the remaining Audit Rights Holder may exercise its audit right for that year and if it does not do so, then the Audit Rights Holder that has not exercised its audit right over that Auditee’s books and records for that year may not, in the future, further exercise its audit right with respect to such books and records for that year and that Auditee, (iv) an Audit Rights Holder shall only be entitled to audit books and records of an Auditee from the ***** prior to the calendar year in which the audit request is made and (v) ***** Audit Rights Holders do not exercise their audit rights over that Auditee for a given year, they may exercise their individual ***** right with respect to the Auditee’s books and records for that year as set forth in (iv) above. Notwithstanding the foregoing, Genentech and Novartis will be entitled to finish any audits on-going under the Original JCA as at the Effective Date.

(d) In order to initiate an audit for a particular calendar year, an Audit Right Holder must provide written notice to the Auditee *****, it shall provide notice thereof to the initiating Audit Rights Holder and the Auditee, not less than ***** after receipt of the original written notice from the initiating Audit Rights Holder. If both Audit Rights Holders exercise their audit rights, they will reasonably cooperate with each other to agree a date for the conduct of the audit(s) and will reasonably cooperate and coordinate their efforts during the audit(s). The Audit Rights Holder(s) exercising their audit rights shall provide the Auditee with notice of one or more proposed dates of the audit not less than ***** prior to the first proposed date. The Auditee will reasonably accommodate the scheduling of such audit. The Auditee shall provide such Audit Team(s) with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

(e) The audit report and basis for any determination by an Audit Team under this Section 11.12 shall be made available for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than ***** after the first determination is provided to such Auditee and to be limited to the disputed matters). If the Parties disagree as to such further determination, the Audit Right Holders and the Auditee shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute that shall be binding upon the Parties. Such accountants shall not disclose to any individual or collective Audit Rights Holder any information relating to the business of the Auditee except that which should properly have been contained in any report required hereunder or otherwise required to be disclosed to such Party(s) to the extent necessary to verify the payments required to be made pursuant to the terms of this Agreement.

(f) If the audit shows any under-reporting or underpayment, or overcharging by any Party, that under-reporting, underpayment or overcharging shall be reported to the FSC and the underpaying or overcharging Party(s) shall remit such underpayment or reimburse such overcompensation (together with interest as provided below with respect to any underpayment or overcharge) to the underpaid or overcharged Party(s) within ***** of receiving the audit report. Further, if the audit for an annual period shows an under-reporting or underpayment or an overcharge by any Party for that period of (i) *****, and/or (ii) *****, the underpaying or overcharging Party(s), as the case may be, shall reimburse the applicable underpaid or overcharged Audit Rights Holder(s) conducting the audit(s) for its respective audit fees and reasonable out-of-pocket expenses in connection with said audit, which reimbursement shall be made within ***** of receiving appropriate invoices and other support for such audit-related costs. If the Audit Rights Holder which does not exercise its audit rights receives payment due to an under-reporting, underpayment or overcharging discovered in the course of an audit conducted by the other Audit Rights Holder, such non-exercising Audit Rights Holder shall reimburse the exercising Audit Rights Holder up to ***** of the reasonable costs of the audit out of the amount of any payment made to the non-exercising Audit Rights Holder as a result of such audit.

11.13 Invoices and Documentation. The Parties shall agree upon the timing and form of any necessary documentation relating to any payments hereunder so as to afford the Parties appropriate accounting treatment in relation to any of the transactions or payments contemplated hereunder, which documentation may include, without limitation, invoices, bills of account and work orders, and which documentation shall refer to the date on which payments are due thereunder.

11.14 Taxes. Any withholding or other taxes that any Party is required by Legal Requirements to withhold or pay on behalf of any other Party, with respect to any payments to such other Party hereunder, shall be deducted from such payments and paid to the relevant taxing authority contemporaneously with the remittance to the other Party; provided, however, that the withholding Party shall furnish the other Parties with (i) reasonably satisfactory evidence that such payment or withholding is required, (ii) reasonable assistance to enable or assist such Party to claim exemption from any such deduction, and (iii) proper evidence that the taxes have been paid. Each Party shall furnish the other Parties with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Legal Requirements.

11.15 Interest. Should any Party fail to make any payment to another Party under this Agreement when due and payable, unless and to the extent that the payment obligation is disputed (in good faith), the unpaid amount shall bear interest from the date due until paid at a rate equal to ***** per annum, where the ***** on the last date such payment could be timely made before becoming overdue.

11.16 Retroactive Effect. The royalties and profit share payments due under Sections 11.1 and 11.2, and credits against royalties (under Section 11.5), shall apply retroactively to sales of Xolair made prior to the Effective Date and shall be due and payable (a) on March 12th, 2004 (to the extent not already paid prior to the Effective Date) with respect to sales made prior to January 1, 2004, and otherwise (b) as of the next applicable payment date hereunder.

ARTICLE 12

DISPUTE RESOLUTION

12.1 Resolution of Disputes.

(a) Subject to securing preliminary injunctive relief pursuant to Section 15.3 and subject to Section 11.12(e) with respect to audits, the Parties agree that all Disputes shall be resolved only as set forth in this Article 12. Notwithstanding anything to the contrary in this Article 12, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in this Article 12, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under this Article 12.

(b) The Parties agree that, subject to securing preliminary injunctive relief pursuant to Section 15.3 or as provided in Section 12.1(a) above and subject to Section 11.12(e) with respect to audits, the Parties to any Dispute shall attempt to resolve such Dispute through good faith negotiation and discussion through the respective Alliance Managers of the Parties to the Dispute. If a Party believes that the Dispute has not been resolved after such Party’s Alliance Manager uses reasonable efforts to consult the Alliance Manager(s) of the relevant Party(ies), then such Party may send a written Notice of Dispute to the Chairman of the JMC, specifying therein the nature of the Dispute, the relief requested and all other Parties to the Dispute, and requesting that the Senior Officers of the Parties to the Dispute meet to attempt to resolve the Dispute. The Chairman of the JMC shall promptly forward the Notice of Dispute to the Senior

Officers of all Parties to the Dispute. The Senior Officers of the Parties to the Dispute shall diligently attempt to resolve the referred Dispute by mutual consent of the Parties involved in the Dispute, including, without limitation, by means of an in-person meeting. In the event that the Senior Officers of the Parties to the Dispute are unable to resolve any Dispute within ***** days from the date that the Notice of Dispute was delivered to the Chairman of the JMC, any Party shall be free to file a notice of arbitration with respect to the Dispute, and pursue resolution thereof, pursuant to Section 12.2.

12.2 Arbitration.

(a) All references in this Section 12.2 to a Party or Parties shall mean only a Party or the Parties to the Dispute in question.

(b) Subject to Section 15.3 and 12.1(a), if the Parties are unable to resolve any Dispute through the procedures described in Section 12.1(b) above, the Dispute shall, at the request of any Party to the Dispute, be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”), *****

(c) The arbitration panel shall consist of ***** arbitrators, each of whom must have*****, who shall each be nominated, appointed and confirmed by the International Court of Arbitration of the International Chamber of Commerce in Paris, France (the “ICC Court”) in accordance with the ICC Rules (other than Article 8 of the ICC Rules). The ICC Court shall appoint one of the arbitrators as the presiding arbitrator. The place of arbitration shall be Washington D.C., and the language of the arbitration shall be English.

(d) Without limiting the ICC Rules, the Parties and the arbitrators shall use all reasonable efforts to ensure that the terms of reference for the Dispute have been agreed upon and signed as soon as practicable and in any event within ***** after the Dispute was referred to the ICC. *****

(e) *****

(f) *****

(g) *****.

(h) *****

(i) *****

(j) *****

(k) The arbitrators shall issue the award (including grounds and reasoning) in writing no later than ***** following the conclusion of the last arbitration hearing, unless all Parties to the arbitration otherwise agree.

(l) The Parties shall use reasonable efforts to conclude the arbitration hearings within ***** following the confirmation of the arbitral panel.

(m) The Parties specifically agree that the arbitrators shall be empowered to award injunctive or other equitable relief (including, but not limited to, interim relief) should they see fit. The award of the arbitrators shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

(n) *****

(o) Provided the Agreement has not terminated and unless their continued performance would be likely to cause them irreparable harm, the Parties covenant to continue the performance under the Agreement in accordance with the terms hereof, pending the final resolution of the Dispute, and without limiting the foregoing shall continue their participation in the cooperation and Committees provided for in this Agreement.

12.3 *****. *****.

ARTICLE 13

INTELLECTUAL PROPERTY

13.1 Trademarks.

(a) No Party shall adopt or use any trademark or domain name which is the same as or confusingly similar to an Anti-IgE Trademark (i) which is being used (under trademark law) hereunder and for which a bona-fide registration application anywhere in the world has been submitted hereunder, or (ii) which has been registered hereunder, in either case as of the time that the Party trademark or domain name in question is originally adopted or used.

(b) All Anti-IgE Trademarks used in connection with any Anti-IgE Product or any Anti-IgE Antibody (in each case other than Parties’ corporate names and corporate logos) in:

(i) Europe or the US shall be selected and owned in accordance with the JCA, and Tanox shall not have any rights with respect thereto;

(ii) East Asia shall be selected and owned in accordance with the Ancillary D&L Agreement, and Genentech shall not have any rights or obligations with respect thereto; and

(iii) the Rest of World shall be selected and owned by Novartis, and neither Tanox nor Genentech shall have any rights or obligations with respect thereto;

provided that no Anti-IgE Trademark shall be the same or confusingly similar to any other trademark or domain name of a Party (other than an Anti-IgE Trademark for the same Anti-IgE Product) (i) which such Party uses (under trademark law) and for which such Party already has submitted in good faith a bona-fide registration application anywhere in the world, or (ii) which has been registered by such Party, in either case as of the time that the Anti-IgE Trademark in question is originally selected.

13.2 Ownership of Intellectual Property.

(a) Inventorship. For the purposes of this Agreement, the determination of inventorship for inventions made during the course of, or resulting in whole or in part from, activities carried out under this Agreement shall be made in accordance with applicable laws relating to inventorship set forth in the patent laws of the United States (Title 35, United States Code).

(b) Ownership and rights in intellectual property. Each Party shall be deemed for the purposes of this Agreement to solely own all intellectual property (other than trademarks and domain names, but including, without limitation, patents, patent applications, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations or continuations-in-part, proprietary information, materials, trade secrets (including, without limitation, customer lists and marketing and sales information), and inventions) which is Generated by that Party (on its own and/or with its Affiliates and/or with a Third Party) (with such Party being the “Developing Party”) relating to the Manufacture, Development, Commercialization or use of any Anti-IgE Antibody or Anti-IgE Product *****. Any intellectual property relating to the Manufacture, Development, Commercialization or use of any Anti-IgE Antibody or Anti-IgE Product which is Generated outside the collaboration contemplated by this Agreement, the Ancillary Agreements and the Outline of Terms by any Party hereto with any other Party hereto shall be owned in accordance with the provisions of the relevant agreement governing such activity (such intellectual property being “Outside Generated Intellectual Property”, with each Party with an ownership interest therein being deemed a “Developing Party” for purposes of this Agreement). ***** For the further avoidance of doubt, all intellectual property deemed to be solely-owned pursuant to this paragraph or Outside Generated Intellectual Property shall be subject to the provisions of Section 4.4 and the license grants set forth in Article 6 of this Agreement.

(c) Prosecution and Maintenance of Intellectual Property which is solely-owned or jointly-owned outside the collaboration. Each Developing Party shall be solely responsible, at its own expense, for the filing, prosecution and maintenance of patent applications and patents (including without limitation extensions, supplementary patent certificates, reissues, renewals, divisions, continuations or continuations-in-part) relating to all such intellectual property as is deemed to be solely-owned pursuant to Section 13.2(b) above or Outside Generated Intellectual Property. The Developing Party(ies) shall have the sole authority to determine all actions taken with regard to the filing, prosecution and maintenance of such patents and/or patent applications; provided, however, that: (i) should any Developing Party wish to Abandon an application for an Anti-IgE Specific Patent, or any Anti-IgE Specific Claims within a patent application (only to the extent that they can be separated into a divisional application or separate continuation application, as appropriate), it shall first consult with Genentech and Novartis in the US and Europe, and with Tanox and Novartis in East Asia and Novartis in the Rest of World; and (ii) should any Developing Party wish to Abandon an issued Anti-IgE Specific Patent, or any issued patent which includes any Anti-IgE Specific Claims within a patent application (only to the extent that they can be separated into a divisional application or separate continuation application, as appropriate), it shall first consult with, and give opportunity to Genentech and Novartis in the US and Europe, and to Tanox and Novartis in East Asia and the Rest of World, to undertake the continued maintenance thereof.

(d) Ownership and Rights in Jointly-Owned Intellectual Property. All intellectual property (other than trademarks and domain names, but including, without limitation, patents, patent applications, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations or continuations-in-part, proprietary information, materials, trade secrets (including, without limitation, customer lists and marketing and sales information), and inventions) Generated jointly by two or more of the Parties (i.e., an invention in which one or more inventors from each such Party, including individuals obliged to assign or transfer an invention to a Party, have made an inventive contribution as determined by United States patent Legal Requirements) under this Agreement, the JCA, the Ancillary D&L Agreement or the Outline of Terms, or deemed to be jointly-Generated pursuant Section 13.2(b), and any patent applications and patents thereon, shall be jointly owned by such Parties. With respect to intellectual property that is deemed to be jointly-Generated pursuant Section 13.2(b), each Party, as applicable, hereby assigns and agrees to assign to the other Party(ies) to jointly own such intellectual property with such Party an undivided, joint ownership interest in, to and under all of such Party’s right, title and interest in and to such intellectual property (including rights, if any, to enforce and collect damages, subject to the terms of this Agreement) to the extent necessary to effectuate the joint ownership therein described in Section 13.2(b) above. Each Party assigning or obtaining rights under the previous sentence shall execute such documents and provide such cooperation and assistance as is reasonably necessary to effectuate such joint ownership interest and any filings or recordings with respect thereto. For the avoidance of doubt, intellectual property covering such jointly-owned inventions shall be deemed to be Anti-IgE Patents, Biological Materials or Know-How (as the case may be) of the owning Parties and subject to the provisions of Section 4.4 and the license grants set forth in Article 6 of this Agreement, even with respect to use by the abandoning Party of Acquired Patents pursuant to Section 13.2(f) below.

(e) Prosecution and Maintenance of Jointly-Owned Intellectual Property. With respect to any jointly-owned invention as described in paragraph (d), the Parties jointly owning the invention shall consult with each other and the Controlling Party regarding the filing, prosecution and maintenance of any patent applications and patents (including without limitation extensions, supplementary patent certificates, reissues, renewals, divisions, continuations or continuations-in-part) thereon, and responsibility for such activities will be the obligation of the Controlling Party. The Controlling Party shall undertake such filings, prosecutions and maintenance, and the Parties jointly owning such invention shall *****. The Parties shall co-operate and consult with each other, where appropriate, with respect to the determination of inventorship and ownership of, and with respect to the preparation, filing, prosecution and maintenance of, all patents and patent applications relating to any jointly-owned invention as described in Section 13.2(d), including, without limitation, by executing, and procuring the execution by its employees, agents and consultants of, all such documents and instruments as are reasonably necessary for or helpful in the preparation, filing, prosecution and maintenance of all such patents and patent applications.

(f) Abandonment of Jointly-Owned Intellectual Property. In the event that the Controlling Party does not wish to undertake the obligations with respect to filing, maintenance, and prosecution set forth in Section 13.2(e) above it shall so notify the non-Controlling Party or Parties and the non-Controlling Party (or if more than one, the Party which would be the Controlling Party in such Controlling Party’s absence) may assume the Controlling

Party’s responsibility for filing, prosecution and maintenance of any such patent application or patent at the non-Controlling Party’s (or Parties’) sole expense, and will thereafter be deemed the Controlling Party for purposes hereof, on a country-by-country basis. Notwithstanding the foregoing, any Party may withdraw from or Abandon any jointly-owned patent application or patent hereunder on ***** prior notice to the other Party or Parties jointly owning the invention and such other Party or Parties shall have a free-of-charge option to assume (at its or their sole discretion) the prosecution or maintenance thereof at its or their sole expense. In such event,*****. Should the jointly-owning Parties wish to Abandon an Anti-IgE Specific Patent or application therefor, or any Anti-IgE Specific Claims (only to the extent that they can be separated into a divisional application or continuation application, as appropriate), or application therefor, they should first consult with, and *****.

13.3 Use of Jointly-Owned Intellectual Property Outside of Collaboration. Without limiting the license grants in Sections 6.3, 6.4 and 6.5 and subject to Section 4.2(a), Parties which jointly own intellectual property (including without limitation, patents, patent applications, extensions, supplementary patent certificates, reissues, renewals, divisions, continuations or continuations in part, proprietary information, materials, trade secrets (including, without limitation, customer lists and marketing and sales information) and inventions) Generated under the collaboration contemplated by this Agreement, the Ancillary Agreements and the Outline of Terms *****. Subject to the licenses granted under this Agreement or any Ancillary Agreement or Related Agreement and subject to Section 4.2(a), owning Parties may ***** For the avoidance of doubt, the foregoing restrictions shall not apply to the grant by Novartis of any license to Tanox within the scope of the Amended and Restated D&L Agreement.

13.4 Licensing of Anti-IgE Specific Patents Outside of Collaboration. Subject to the licenses granted under this Agreement or any Ancillary Agreement or Related Agreement, the Party or Parties which own an Anti-IgE Specific Patent Generated *****, or an Anti-IgE Specific Patent Generated in the collaboration contemplated by this Agreement, the Ancillary Agreements and the Outline of Terms, may grant licenses under any such Anti-IgE Specific Patent; *****.

13.5 Infringement of Intellectual Property.

(a) The provisions of this Section 13.5 shall apply solely: (i) with respect to all alleged infringements of Anti-IgE Trademarks; (ii) with respect to all alleged infringements of any Anti-IgE Patent or any alleged misappropriation with respect to any Company Information or Know-How, in each case by a Third Party, and (iii) with respect to all actions by any Third Party for a declaration that any of the Anti-IgE Patents or Anti-IgE Trademarks are not infringed, are invalid or unenforceable, but with respect to (ii) and (iii), only if, and only to the extent that, the alleged infringement or misappropriation relates to the development, manufacture, use or sale of, or if and only to the extent that the party infringing or seeking such declaration is developing, manufacturing, using or selling, an Antibody which: *****.

(b) The Parties shall together use commercially reasonable efforts to monitor the applicable markets and to inform themselves of any potential infringement of any of the Anti-IgE Patents or Anti-IgE Trademarks. In the event that any Party becomes aware of any infringement of any of the Anti-IgE Patents or Anti-IgE Trademarks or any misappropriation with respect to any Company Information or Know-How, or aware of any action by any Third Party for a declaration that any of the Anti-IgE Patents or Anti-IgE Trademarks hereunder are not infringed, are invalid or unenforceable, such Party shall promptly notify the other Parties in writing, including the available evidence of such infringement or other conduct.

(c) As soon as reasonably practicable after the receipt of such notice, the Parties shall cause a reasonable number of their respective representatives with responsibility for the prosecution, enforcement and/or defense of the Anti-IgE Patents, Anti-IgE Trademarks, Company Information or Know-How, as applicable, to meet and consider the appropriate course of action with respect to such infringement, misappropriation or action for declaratory relief; provided, however, that:

(i) with respect to any Anti-IgE Trademarks outside the United States, ***** shall control the prosecution of any lawsuits against Third Parties relating to infringement thereof if it elects in its sole discretion to prosecute any such suit and shall be deemed to be the Lead Litigating Party with respect thereto *****; and

(ii) with respect to any Anti-IgE Patent which is not: *****, any action to enforce or defend such Anti-IgE Patent shall require the consent of the owner (or all joint owners, if applicable) of such Anti-IgE Patent. The owner (or owners) shall meet with the other Parties to discuss, and shall consider in good faith, any action to enforce or defend any such Anti-IgE Patent;

(iii) with respect to: *****, any action to enforce or defend such Anti-IgE Patent shall *****, and the owner (or all joint owners, if applicable) shall reasonably cooperate in any action to enforce or defend such Anti-IgE Patent (including joining in any such action if necessary to establish or maintain standing or to claim damages); and

(iv) With respect to Company Information or Know-How misappropriated by a Third Party as identified in Section 13.5(b) (or implicated in any action brought under Section 13.5(d)), the Party(ies) Controlling such Company Information or Know-How shall confer with the other Parties and give due and reasonable consideration under the circumstances to bringing or participating in an action or proceeding for misappropriation with respect to such Company Information or Know-How (whether or not combined with a patent proceeding under Section 13.5(d) as may be appropriate) *****.

Such actions may include, but are not limited to, bringing an action, suit or other appropriate proceeding or threatening to bring an action suit or other appropriate proceeding, to prevent or eliminate the infringement or misappropriation of any such Anti-IgE Patent, Anti-IgE Trademark or any Know-How. At such meeting, or at such later time as may be unanimously agreed by the Parties, each Party shall provide notice to the other Parties as to whether it intends participating as a party to any action to protect and enforce the applicable Anti-IgE Patent, Anti-IgE Trademark, Company Information or any Know-How in such territory (and each Party electing to be a party to any such action shall be a “Litigating Party” and together such Parties shall be the “Litigating Parties” with respect to such action; provided, however, that any Party which does not elect to be a party to any such action shall not be a “Litigating Party” with respect thereto regardless of whether it is required to join such action in order to establish or maintain standing for the action).

(d) The Litigating Parties shall nominate one of their number to be the Lead Litigating Party; provided, however, that unless otherwise unanimously agreed by the Litigating Parties for a particular action: (A) as set forth above, Novartis shall be the Lead Litigating Party with respect to the prosecution of any lawsuits against Third Parties relating to infringement of any Anti-IgE Trademarks outside the United States; (B) if the owner (or if jointly owned, the Controlling Party) of the applicable Anti-IgE Patent, Anti-IgE Trademark, Company Information or any Know-How is a Litigating Party for the applicable action, then it shall be the Lead Litigating Party for such action; (C) if the owner (or if jointly owned, the Controlling Party) of the applicable Anti-IgE Patent, Anti-IgE Trademark, Company Information or any Know-How is not a Litigating Party for the applicable action, then ***** shall be the Lead Litigating Party; and (D) if there is only one Litigating Party, then it shall be the Lead Litigating Party. The Lead Litigating Party shall control the prosecution and settlement (if any, and only to the extent such settlement does not materially affect the rights of any other Party (including, without limitation, by the grant of a covenant-not-to-sue, dismissal with prejudice, license or release)) of such action, suit or proceedings, and shall select and engage legal counsel reasonably acceptable to the other Litigating Parties to represent the Litigating Parties in any such action; provided, however, that each other Party may also engage separate legal counsel to represent it with respect to such action, suit or proceeding, which representation shall be at the sole cost and expense of such Party *****. Each other Party, regardless of whether or not it is a Litigating Party, agrees to cooperate with the Litigating Parties in any reasonable manner in any such action, suit or proceeding, at the expense of the Litigating Parties, including, without limitation, joining as a party to such action, suit or proceeding, if necessary to maintain standing or to claim damages; provided, however, that

(i) *****;

(ii) *****;

(iii) if any Party which is not a Litigating Party is subject to a Third Party counterclaim, action, suit or proceeding in connection with an action brought against such Third Party by the Litigating Parties under this Section 13.5, such Party may join (and the Litigating Parties shall reasonably assist in such joinder) the action brought by the Litigating Parties (and thereby become a Litigating Party with respect thereto for all purposes of this Section 13.5), by, at its option and in its sole discretion, providing written notice to the Litigating Parties within ***** of the initiation of such counterclaim, action, suit or proceeding and agreeing to pay to the Litigating Parties that portion of the amount of costs and expenses incurred by the Litigating Parties as of such date as such joining Party would have owed under Section 13.5(e) had such Party been a Litigating Party at the outset of such action.

(e) All costs and expenses of, and all amounts awarded as damages, profits or otherwise in connection with any action pursuant to Section 13.5(d) above, to the extent relating to Anti-IgE Antibodies or Anti-IgE Products, *****:

(i) *****;

(ii) *****;

(iii) *****

(iv) *****; *****. A Litigating Party may, if it so chooses, withdraw from (but not settle) an action under this Section 13.5 (and thereby be relieved from continuing to fund its allocable cost of the action), provided that, such Party thereby forfeits its rights to any proceeds from such action and shall not be entitled to recover any of its cost spent to the date of its withdrawal, and such Party shall continue to cooperate (including by remaining a named party to such action, if necessary) with any remaining Litigating Parties as necessary for such Litigating Parties to continue to pursue such action. ***** In the event that an injunction is awarded in an action pursuant to paragraph (d) above and that injunction prohibits an activity which is alleged to be an infringement of an Anti-IgE Patent or Anti-IgE Trademark or a misappropriation of any Company Information or Know-How, each non-Litigating Party shall pay to the Litigating Party or Parties an aggregate amount equal to ***** of the share of costs and expenses of such action as would have been payable by such Party if it had elected to be a Litigating Party, and such payment shall be shared between the Litigating Parties in proportion to the share of the costs and expenses paid by them with respect to the action. *****

13.6 Infringement of Third Party Patents. In the event that a Party is sued or threatened with suit by a Third Party who claims that the importation, manufacture, use, offer for sale or sale of an Anti-IgE Antibody or Anti-IgE Product is an infringement of one or more claims of a patent owned or controlled by such Third Party, the Parties shall co-operate *****, the sued or threatened Party shall immediately notify the other Parties including the available evidence of such suit or threat with respect to the allegedly infringing Anti-IgE Antibody or Anti-IgE Product. ***** notwithstanding anything in this Section 13.6, in the event that a Party wishes to settle any suit or action on a voluntary basis, the other Parties to such suit or action, if any, shall not be required to share in any settlement amounts (including, without limitation, any costs in obtaining or maintaining any license granted as part of any such settlement) unless such other Parties (if any) have first approved the terms of any such settlement.

ARTICLE 14

REPRESENTATIONS AND WARRANTIES

14.1 Due Organization, Valid Existence and Due Authorization. Each of the Parties hereby represents and warrants to the others that on the Effective Date (a) such Party is duly incorporated and validly existing and/or registered as applicable under Legal Requirements of the relevant jurisdiction and (b) has the full power and authority (i) to own and operate its properties and to conduct its business as described in its articles of association or certificate of incorporation and (ii) to execute, deliver and perform under this Agreement and each Ancillary Agreement to which it is a party.

14.2 Approvals, Binding Obligations; No Violations; No Assignment of Claims. Each of the Parties hereby represents and warrants to the others that on the Effective Date (a) such Party has taken all requisite actions and obtained all consents, approvals, authorizations and permits necessary for the execution, delivery and performance of its obligations under this Agreement and any Ancillary Agreement to which it is a Party; (b) this Agreement and each Ancillary Agreement constitute a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms; (c) the execution, delivery and performance of this Agreement and the Ancillary Agreements will not violate such Party’s articles of incorporation, any other agreements or obligations of such Party or, to the best of each Party’s knowledge, any currently effective Legal Requirements of any relevant jurisdiction; and (d) such Party is the lawful owner of all Existing Claims being released by such Party hereunder and such Party has not assigned, pledged, or in any other manner sold or transferred any right, title or interest in or to such Existing Claim to any Third Party (or to any other Party or its Affiliates), subject *****.

14.3 Anti-IgE Patents, Know-How and Biological Materials. *****

14.4 No Inconsistent Rights. Each Party represents and warrants to the other Parties that ***** as of the Effective Date it has not granted, and will not during the Term grant, any rights (implied or otherwise) inconsistent with this Agreement or any Ancillary Agreement to use such Party’s Anti-IgE Patents, Know-How or Biological Materials to any other person or entity except as expressly set forth in this Agreement and to the extent expressly contemplated and permitted herein.

14.5 Third Party Agreements. Each Party represents and warrants to the others that, it shall, upon request, provide the others with access to a true, complete and correct copy (including any amendments thereto) of each agreement with a Third Party referring or relating substantially (but not necessarily specifically) to the Manufacture, Commercialization or Development of Anti-IgE Antibodies and Anti-IgE Products, the existence or termination of which would be reasonably expected to have a material adverse effect on any Party’s ability to Develop, Manufacture or Commercialize any Anti-IgE Antibody or Anti-IgE Product (collectively, “Third Party Agreements”); provided, however, that a Party may provide access to only a redacted copy in so far as required by another party to such agreement or not relevant to any Anti-IgE Antibody or Anti-IgE Product. Each Party has provided to each of the other Parties a true, complete and correct list of all such Third Party Agreements to which it is a party. Other than as notified between the Parties prior to the Effective Date, each Party represents that all Third Party Agreements to which it is a party are in full force and effect and that such Party has neither received nor delivered any notice of default thereunder, nor does such Party know of any circumstances which, with notice or lapse of time or both could result in default thereunder.

14.6 Agreements Between Parties.

(a) As of the Effective Date, Genentech and Novartis each represent and warrant to Tanox that aside from the agreements listed in Part A of Schedule C, agreements between all three of the Parties and agreements with one or more Third Parties which are related to and entered into solely in the ordinary course of the implementation of development or commercialization activities regarding Anti-IgE Antibodies or Anti-IgE Products pursuant to the

Outline of Terms, the Original JCA or the Original D&L Agreement, or which are related to litigation or litigation procedures between the Parties or anticipated litigation with any Third Party, there are no agreements between Genentech and Novartis which remain in effect after the Effective Date relating to the clinical development, manufacture or commercialization (including, without limitation, with respect to the sharing of costs or inter-Party transfers or sales of Anti-IgE Product) of Anti-IgE Antibodies, Anti-IgE Products or other Antibody products which are known to directly or indirectly, operate through or within the IgE pathway to inhibit or otherwise interact with IgE;

(b) As of the Effective Date, Tanox and Novartis each represent and warrant to Genentech that, aside from the agreements listed in Part B of Schedule C, agreements between all three of the Parties and aside from agreements with one or more Third Parties which are related to and entered into solely in the ordinary course of the implementation of development or commercialization activities regarding Anti-IgE Antibodies or Anti-IgE Products pursuant to the Outline of Terms, the Original JCA or the Original D&L Agreement, or which are related to litigation or litigation procedures between the Parties or anticipated litigation with any Third Party, there are no agreements between Tanox and Novartis which remain in effect after the Effective Date relating to the clinical development, manufacture or commercialization (including, without limitation, with respect to the sharing of costs or inter-Party transfers or sales of Anti-IgE Product) of Anti-IgE Antibodies, Anti-IgE Products or other Antibody products which are known to directly or indirectly, operate through or within the IgE pathway to inhibit or otherwise interact with IgE; and

(c) As of the Effective Date, Tanox and Genentech each represent and warrant to Novartis that, aside from the agreements listed in Part C of Schedule C, agreements between all three of the Parties and aside from agreements with one or more Third Parties which are related to and entered into solely in the ordinary course of the implementation of development or commercialization activities regarding Anti-IgE Antibodies or Anti-IgE Products pursuant to the Outline of Terms, the Original JCA or the Original D&L Agreement, or which are related to litigation or litigation procedures between the Parties or anticipated litigation with any Third Party, there are no agreements between Genentech and Tanox ***** which remain in effect after the Effective Date relating to the clinical development, manufacture or commercialization (including, without limitation, with respect to the sharing of costs or inter-Party transfers or sales of Anti-IgE Product) of Anti-IgE Antibodies or Anti-IgE Products or other Antibody products which are known to directly or indirectly, operate through or within the IgE pathway to inhibit or otherwise interact with IgE.

14.7 Third Party Claims.

(a) Each Party represents and warrants to the others that, as of the Effective Date, to the best of its knowledge and except for the Legal Proceedings *****: (a) there is no Third Party lawsuit, claim, action or demand, or any Public Authority proceeding, action, investigation or penalty, which relates solely to any Anti-IgE Antibody or Anti-IgE Product or is likely to prevent or hinder the Manufacture, Development or Commercialization of any Anti-IgE Antibody or Anti-IgE Product as currently, or currently proposed to be, Manufactured, Developed or Commercialized; and (b) there are no circumstances which would reasonably be expected to give rise to any Third Party lawsuit, claim, action or demand, or any Public

Authority proceeding, action, investigation or penalty, which would solely relate to any Anti-IgE Antibody or Anti-IgE Product or would be likely to prevent or hinder the Manufacture, Development or Commercialization of any Anti-IgE Antibody or Anti-IgE Product as currently, or currently proposed to be, Manufactured, Developed or Commercialized.

(b) Each Party represents and warrants to the others that, as of the Effective Date, to the best of its knowledge and except for the Legal Proceedings *****: (a) there is no Third Party lawsuit, claim, action or demand, or any Public Authority proceeding, action, investigation or penalty, which relates to any Anti-IgE Specific Patents or Anti-IgE Specific Claims; and (b) there are no circumstances which would reasonably be expected to give rise to any Third Party lawsuit, claim, action or demand, or any Public Authority proceeding, action, investigation or penalty, with respect to any Anti-IgE Specific Patents or Anti-IgE Specific Claims.

14.8 Disclaimer. Except as expressly set forth herein or in any Ancillary Agreement or Related Agreement, no Party makes any, and each Party expressly disclaims any and all, express or implied warranties, statutory or otherwise, concerning the subject matter of this Agreement, including, without limitation, the value, adequacy, quality, efficiency, stability, characteristics or usefulness of, or non-infringement, merchantability or fitness for a particular purpose of, any Anti-IgE Antibody or Anti-IgE Product.

ARTICLE 15

CONFIDENTIALITY

15.1 Company Information.

(a) Subject to the other terms of this Agreement (including Section 15.1(b) below and Section 6.6), each Party acknowledges and agrees that all Company Information provided by or on behalf of any other Party or its Affiliates (the “Disclosing Party”) to such Party or its Affiliates (the “Receiving Party”) under this Agreement, the JCA and the Ancillary D&L Agreement or the Outline of Terms is confidential and agrees (i) to maintain such Company Information disclosed by a Disclosing Party in strict confidence and not disclose it to any Third Party and (ii) to use such Company Information disclosed by a Disclosing Party solely for the purposes contemplated under this Agreement or any Ancillary Agreement solely with respect to Anti-IgE Antibodies and Anti-IgE Products (including for the purpose of exercising a Party’s rights or performing a Party’s obligations under this Agreement or any Ancillary Agreement) *****.

(b) The obligations under Section 15.1(a) above shall not apply to Company Information of the Disclosing Party which the Receiving Party can show: (i) is or has become generally available to the public otherwise than through violation of the receiving Party’s obligations under Section 15.1(a) above; (ii) has been received by the Receiving Party from a Third Party who did not acquire it directly or indirectly from the Disclosing Party; (iii) was in the Receiving Party’s possession prior to disclosure by the Disclosing Party; or (iv) was independently created by the Receiving Party without use of or reference to the Company Information provided by the Disclosing Party.

(c) In addition, the Receiving Party may disclose Company Information disclosed by the Disclosing Party (i) to the extent required to be disclosed to comply with Legal Requirements (including applicable securities laws), to defend or prosecute litigation, or to file or prosecute patent applications pursuant to Section 13.2 of this Agreement, provided that in each case the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure, and (ii) to any Affiliate of the receiving Party, or any employees, agents (including consultants), legal representatives, permitted sublicensees or any other Persons acting under the authorization of such Party or its Affiliate, provided that such Affiliate or any such employees, agents, legal representatives or other authorized Persons are bound by confidentiality obligations with respect to such Company Information no less stringent than those set forth in Section 15.1(a).

(d) With effect from the Effective Date, the provisions set forth in this Section 15.1 shall apply also to information disclosed under the Outline of Terms or the Original JCA prior to the Effective Date.

15.2 Academic and Scientific Publications. In the event a Party desires, after the Effective Date, to publish in a scientific or academic journal or similar publication or to make a public scientific or academic presentation in the form of a seminar or lecture or the like, Company Information relating to the Development (including manufacturing development) of any Anti-IgE Product or Anti-IgE Antibody, in addition to any necessary internal reviews or approvals by such Party, such Party shall submit a copy of the proposed publication or presentation to the JCC (or its designees) prior to any disclosure or submission to any Third Party. The JCC (or its designees) shall evaluate the submission to determine the effect, if any, that such publication or presentation would have on the Commercialization of Anti-IgE Products, whereupon the JCC shall either approve, require modifications to, or disapprove the proposed publication or presentation. Such Company Information shall not be published or otherwise disclosed unless approved by the JCC under this Section 15.2. The provisions of this Section 15.2 regarding publications or presentations shall be in addition to the provisions of Section 20.13 regarding publicity.

15.3 Injunctive Relief. Each Party acknowledges that damages resulting from disclosure of any other Party’s Company Information in breach of the provisions of this Article 15 may be an inadequate remedy and that in the event of any such disclosure or threatened disclosure, the Party (or the Affiliate of a Party) owning or having rights to such Company Information shall be entitled, at any time, to seek injunctive relief or other equitable relief in any court of competent jurisdiction in addition to any and all remedies available at law or in equity (provided that legal relief, such as damages, shall only be available under the alternative dispute resolution process set forth in Article 12).

ARTICLE 16

LIMITATIONS ON LIABILITY

IN NO EVENT SHALL ANY PARTY OR ITS AFFILIATES BE LIABLE TO ANY OTHER PARTY OR SUCH OTHER PARTY’S AFFILIATES OR THEIR

RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY OR SUCH OTHER PARTY’S AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS UNDER THIS AGREEMENT OR THE JCA, except to the extent of any such damages paid to a Third Party as compensation for a claim by a Third Party. Notwithstanding any of the foregoing in this Article 16 to the contrary, nothing in this Article 16 shall limit a Party’s right to seek and recover royalties, profit share or Manufacturing compensation payments which would have been payable or due under Article 11 of this Agreement but for a Party’s breach of this Agreement.

ARTICLE 17

FORCE MAJEURE

No Party shall be held liable or responsible to any other Party or be deemed to have breached or defaulted under this Agreement or the JCA for failure or delay in performing its obligations hereunder or thereunder to the extent, and as long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, which would not have been avoided by the exercise of due care and reasonable prudence, and the observance of reasonable standards in the pharmaceutical industry, including, without limitation but subject to the foregoing, fire, floods, earthquakes, hurricanes, tornadoes, embargoes, war, acts of terrorism, insurrections, sabotage, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God, incapacitation (including without limitation, contamination) of manufacturing facilities, omissions or delays in acting by any governmental authority, and acts of a government or agency thereof and judicial orders or decrees (“Force Majeure Events”). In the event of occurrence of the foregoing, each Party must use Commercially Reasonable Efforts to mitigate the adverse consequence of such cause or Force Majeure Event.

ARTICLE 18

TERM AND TERMINATION

18.1 Term. Unless otherwise terminated as to all of Novartis, Genentech and Tanox pursuant to other express provisions set forth in this Article 18, this Agreement shall expire:

(a) as to the United States, on the later of ***** and such time as no Anti-IgE Antibody or Anti-IgE Product is any longer being Developed (including manufacturing development) hereunder or Commercialized by or for Genentech and/or Novartis (or any of their respective Affiliates or sublicensees), in each case, in the United States (except and unless the lack of any such activity constitutes a material breach hereunder); and

(b) as to Europe, on the later of ***** and such time as no Anti-IgE Antibody or Anti-IgE Product is any longer being Developed (including manufacturing development) hereunder by or for Genentech or Novartis (or any of their respective Affiliates or sublicensees) or Commercialized by or for Novartis (or any of its respective Affiliates or sublicensees) in Europe (except and unless the lack of any such activity constitutes a material breach hereunder);

(c) as to East Asia, on the later of ***** and such time as no Anti-IgE Antibody or Anti-IgE Product is any longer being Developed (including manufacturing development) under the Ancillary D&L Agreement by or for Novartis or Tanox (or any of their respective Affiliates or sublicensees) for, or Commercialized by or for Novartis (or any of its respective Affiliates or sublicensees) in, East Asia (except and unless the lack of any such activity constitutes a material breach hereunder or thereunder); and

(d) as to the Rest of World, on the later of ***** and such time as no Anti-IgE Antibody or Anti-IgE Product is any longer being Developed (including manufacturing development) under the Ancillary D&L Agreement or Commercialized by or for Novartis (or any of its respective Affiliates or sublicensees) in the Rest of World (except and unless the lack of any such activity constitutes a material breach thereunder).

18.2 Termination Rights. This Agreement may be terminated (including, without limitation, with respect to the rights and obligations of the Party or Parties as to which the Agreement is terminated after the effective date of such termination, subject to the provisions of Section 18.6): (i) by mutual written agreement of the Parties; (ii) by any Party, by giving written notice to both other Parties, upon the liquidation, dissolution, winding-up, insolvency, bankruptcy, or filing of any petition therefore, appointment of a receiver, custodian or trustee, or any other similar proceeding (other than a dissolution or winding up for the purposes of reconstruction or amalgamation), by or of one of the other Parties (“Bankrupt Party”) where such petition, assignment or similar proceeding is not dismissed or vacated within *****, or upon or after the rejection of any license hereunder by the Bankrupt Party; or (iii) otherwise as expressly specified in this Article 18.

(a) If Bankrupt Party is Tanox. Upon termination under subsection (ii) above, if the Bankrupt Party is Tanox, subject to Section 18.6: (i) Tanox’s rights under this Agreement (including but not limited to Tanox’s rights under Articles 5 and 6 herein) shall terminate, (ii) notwithstanding clause (i), Tanox’s right to receive payments under Article 11 shall survive, and (iii) all of Genentech’s and Novartis’ rights under this Agreement (including, without limitation, the license grants from Tanox to Novartis and Genentech under Article 6) shall survive.

(b) If Bankrupt Party is Genentech. Upon termination under subsection (ii) above, if the Bankrupt Party is Genentech, subject to Section 18.6, Genentech’s rights and obligations under this Agreement and the JCA shall be treated as set forth in Section 18.3(a)(i) below, and Genentech shall be paid an appropriate royalty to reflect the license grants from Genentech to Novartis and Tanox hereunder and under the JCA (which, for the avoidance of doubt, shall survive any such termination) and Genentech’s investment in the Development (including manufacturing development) of any applicable Anti-IgE Product.

(c) If Bankrupt Party is Novartis. Upon termination under subsection (ii) above, if the Bankrupt Party is Novartis, subject to Section 18.6, Novartis’ rights and obligations under this Agreement, the JCA, and the Ancillary D&L Agreement shall be treated as set forth in Section 18.3(b) below, and Novartis shall be paid an appropriate royalty to reflect the license grants from Novartis to Genentech and Tanox hereunder (which, for the avoidance of doubt, shall survive any such termination) and Novartis’ investment in the Development (including manufacturing development) of any applicable Anti-IgE Product.

18.3 Termination At Will. If at any time after the date which is *****: (i) both Novartis and Genentech desire to terminate this Agreement under this Section 18.3 and exercise such right of termination within ***** of each other, then Novartis and Genentech shall together be the “Terminating Parties” for purposes of Part 1 of Schedule D; (ii) Genentech desires to terminate this Agreement as to itself under this Section 18.3 more than ***** after Novartis has already given notice of termination under Section 18.3(b), then Genentech shall be the “Terminating Party” for purposes of Part 1 of Schedule D; or (iii) Novartis desires to terminate this Agreement as to itself under this Section 18.3 more than ***** after Genentech has already given notice of termination under Section 18.3(a) then Novartis shall be the “Terminating Party” for purposes of Part 1 of Schedule D.

(a) Termination by Genentech. Subject to Section 18.3(c) below, Genentech may terminate this Agreement with respect to itself (including, without limitation, its rights and obligations after the effective date of such termination, subject to the provisions of Section 18.6), at any time after the date which is *****, by giving ***** prior written notice to Novartis and Tanox and paying all amounts it is financially responsible for hereunder up to such termination date; provided, however, such notice shall not be deemed delivered hereunder unless and until Genentech gives written notice of termination of the JCA to Novartis, with a copy to Tanox; and provided, further, that within ***** of receipt of such notice, Novartis and Tanox may, by giving joint notice to Genentech accelerate the effective date of any such termination to a date not less than ***** from the date of Genentech’s notice of termination under this Section18.3(a). *****

(i) ***** Genentech’s rights under this Agreement (including ownership of all Approvals held by Genentech and Genentech’s rights to vote and participate on Committees but excluding ownership of intellectual property), Genentech’s right to Develop and Commercialize Anti-IgE Products, and such other rights under this Agreement which Genentech has licensed from Novartis or Tanox, shall be transferred or granted, as the case may be, to Novartis, and all license rights granted by Genentech under this Agreement and the JCA to Novartis and Tanox with respect to Genentech’s Anti-IgE Patents, Know-How and Biological Materials covering Anti-IgE Products Approved or in active Development as of the effective date of termination shall remain in full force and effect, even with respect to future Anti-IgE Products*****. With effect from the effective date of such termination, but subject to Section 18.3(c), Novartis shall assume all of Genentech’s obligations under this Agreement and the JCA and shall be entitled to continue the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in the United States, Europe, East Asia and the Rest of World, subject to Tanox’s rights under this Agreement, without further compensation to Genentech except as required with respect to the Manufacture of Anti-IgE Products; *****

(ii) *****

In the event that Genentech terminates this Agreement as set forth in this Section 18.3(a), it shall provide all cooperation and assistance reasonably requested by Novartis to enable Novartis to assume with as little disruption as reasonably possible, the continued Manufacture, Development and Commercialization of the Anti-IgE Products then being

Commercialized or Developed hereunder. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the matters listed in Part 2 of Schedule D.

(b) Termination by Novartis. Subject to Section 18.3(c) below, Novartis may terminate this Agreement with respect to itself (including, without limitation, its rights and obligations after the effective date of such termination, subject to the provisions of Section 18.6), at any time after the date which is *****, by giving ***** prior written notice to Genentech and Tanox and paying all amounts it is financially responsible for hereunder up to such termination date; provided, however, such notice shall not be deemed delivered hereunder unless and until Novartis gives written notice of termination of the JCA to Genentech, with a copy to Tanox, and written notice of termination of the Ancillary D&L Agreement to Tanox, with a copy to Genentech; and provided, further, that within ***** of receipt of such notice, Genentech and Tanox may, by giving joint notice to Novartis accelerate the effective date of any such termination to a date not less than ***** from the date of Novartis’ notice of termination under this Section18.3(b). Subject to Sections 18.3(c) and 18.6 below, if Novartis terminates this Agreement with respect to itself (or terminates as to East Asia and ROW as described in subclause (iii) below):

(i) except as provided in subsection (ii) below and *****, Novartis’ rights under this Agreement with respect to East Asia and the ROW (including ownership of all Approvals held by Novartis and Novartis’ rights to vote and participate on Committees but excluding ownership of intellectual property), Novartis’ rights to Develop and Commercialize Anti-IgE Products in East Asia and ROW under this Agreement and the Ancillary D&L Agreement, and such other rights under this Agreement with respect to East Asia and ROW which Novartis has licensed from Genentech or Tanox shall be transferred or granted, as the case may be, to Tanox and all license rights granted by Novartis to Tanox with respect to Novartis’ Anti-IgE Patents, Company Information, Know-How and Biological Materials, covering Anti-IgE Products Approved or in active Development as of the effective date of termination shall remain in full force and effect, even with respect to future Anti-IgE Products *****. With effect from the effective date of such termination, but subject to Section 18.3(d), Tanox shall assume all of Novartis’ obligations under this Agreement and the Ancillary D&L Agreement with respect to East Asia and the ROW and shall be entitled to continue the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World without further compensation to Novartis except as required with respect to the Manufacture of Anti-IgE Products. For the avoidance of doubt, Tanox shall have and retain exclusive rights for the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World and Novartis will have no further rights to develop or commercialize Anti-IgE Antibodies or Anti-IgE Products in East Asia or the ROW. *****

(ii) Novartis’ rights under this Agreement with respect to the US and Europe (including ownership of all Approvals held by Novartis and Novartis’ rights to vote and participate on Committees but excluding ownership of intellectual property), Novartis’ rights to Develop and Commercialize Anti-IgE Products in the United States and Europe, and such other rights under this Agreement with respect to the US and Europe which

Novartis has licensed from Genentech or Tanox, shall be transferred or granted, as the case may be, to Genentech *****, and all license rights granted by Novartis under this Agreement to Genentech with respect to Novartis’ Anti-IgE Patents, Know-How and Biological Materials covering Anti-IgE Products Approved or in active Development as of the effective date of termination shall remain in full force and effect, even with respect to future Anti-IgE Products *****. With effect from the effective date of such termination, subject to Section 18.3(c), Genentech shall assume all of Novartis’ obligations under this Agreement and the JCA with respect to the US and Europe and shall be entitled to continue the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in the United States and Europe, subject to Tanox’s rights under this Agreement, without further compensation to Novartis except as required with respect to the Manufacture of Anti-IgE Products. For the avoidance of doubt, ***** Genentech shall have and retain exclusive rights for the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in the US and Europe and Novartis will have no further rights to develop or commercialize Anti-IgE Antibodies or Anti-IgE Products in the US or Europe.

(iii) In the event Novartis terminates its rights to develop, manufacture and commercialize Anti-IgE Antibodies and Anti-IgE Products in East Asia and the ROW only through termination of the Ancillary D&L Agreement under Section 16.5(a) thereof, then Subsection 18.3(b)(i) shall apply with respect to East Asia and ROW; provided, however, that all references in paragraph (x) of Part 3 of Schedule D to cooperation between Genentech and Tanox therein shall be deemed references to coordination between Genentech, Novartis and Tanox.

In the event that Novartis terminates this Agreement as set forth in this Section 18.3(b), it shall provide all cooperation and assistance reasonably requested by Genentech and Tanox to enable them to assume with as little disruption as reasonably possible, the continued Manufacture, Development and Commercialization of the Anti-IgE Products then being Commercialized or Developed hereunder. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the matters listed in Part 3 of Schedule D.

(c) Termination by both Genentech and Novartis. If at any time after the date which is ***** (i) both Novartis and Genentech desire to terminate this Agreement under this Section 18.3 and exercise such right of termination within ***** of each other, (ii) Genentech desires to terminate this Agreement as to itself under this Section 18.3 after Novartis has already given notice of termination under Section 18.3(b) or (iii) Novartis desires to terminate this Agreement as to itself under this Section 18.3 after Genentech has already given notice of termination under Section 18.3(a), then, if Tanox chooses to continue Development and Commercialization of Anti-IgE Products, the Terminating Party(ies) (as defined above) shall comply with the requirements of Part 1 of Schedule D. Upon such termination, all rights ***** granted by or to each of Genentech and Novartis hereunder shall, at Tanox’s option, revert and extend to Tanox so that Tanox, at its option, can pursue the Worldwide Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products on its own or through its Affiliates or sublicensees, subject to Tanox’s compliance with Schedule D and payment of the residual royalty and profit sharing payments set forth in Section 18.3(d) and all obligations of Genentech and Novartis shall terminate (except as expressly set forth in this Section 18.3(c) and in Section 18.6). In the event that both Novartis and Genentech terminate this Agreement as set forth in this Section 18.3(c), the Terminating Party(ies) shall provide all cooperation and assistance reasonably requested by Tanox to enable Tanox (or its designee) to assume with as little disruption as reasonably possible, the continued Manufacture (unless and for so long as the Terminating Party(ies) elect to continue Manufacture as contemplated in Schedule D), Development and Commercialization of the Anti-IgE Products then being Commercialized or Developed hereunder (the “Active Products”), if Tanox so chooses to pursue such continued Manufacture, Development and/or Commercialization. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the matters listed in Part 1 of Schedule D.

(d) Residual Payments. In the event that both Novartis and Genentech terminate this Agreement as set forth in Section 18.3(c) and Tanox chooses to continue Development and Commercialization of Anti-IgE Products, Tanox shall pay to Novartis and Genentech, ***** in the aggregate:

(i) For the period, if any, beginning as of the effective date of termination and ending on the date that is *****: (A) ***** of Worldwide net sales (calculated in a manner consistent with that set forth in the Financial Appendix) of Anti-IgE Antibodies and Anti-IgE Products sold by Tanox, an Affiliate or sublicensee; plus (B) ***** of Worldwide net profits (calculated in a manner consistent with the calculation of Net Profits (U.S.) minus Sales Costs (U.S.) set forth in the Financial Appendix) of Tanox and/or applicable Affiliates and sublicensees from Anti-IgE Products (where costs incurred by Tanox which are directly related to the transfer to Tanox of the continued Development and Commercialization of Anti-IgE Products shall be deducted in the calculation of such net profits); and

(ii) For the period beginning on the date that is ***** and continuing thereafter: (A) ***** of net sales in any country (calculated in a manner consistent with that set forth in the Financial Appendix) of Anti-IgE Antibodies and Anti-IgE Products sold by Tanox, an Affiliate or sublicensee, the manufacture, use or sale of which would infringe a Valid Claim of an Anti-IgE Patent in such country Controlled by either or both of Genentech or Novartis and licensed to Tanox under Section 18.3(c) and Part 1 of Schedule D (it being understood that no such ***** royalty shall be due in the absence of any such Valid Claim); plus (B) ***** of Worldwide net profits (calculated in a manner consistent with the calculation of Net Profits (U.S.) minus Sales Costs (U.S.) set forth in the Financial Appendix) of Tanox and/or applicable Affiliates and sublicensees from Anti-IgE Products (where costs incurred by Tanox which are directly related to the transfer to Tanox of the continued Development and Commercialization of Anti-IgE Products shall be deducted in the calculation of such net profits).

*****

18.4 No Termination for Breach. Upon the material failure of a Party (“Breaching Party”) to comply with any of its material obligations contained in this Agreement, all remedies in law and in equity shall be available to the other Parties, except that the other Parties may not terminate this Agreement as to the Breaching Party. *****

18.5 Termination on Change of Control.

(a) For purposes of this Section 18.5,

(i) “Change in Control” of a Person shall mean when any other Person or group of Persons acting jointly on the basis of an agreement with each other relating to the exercise of voting rights, acquires (whether by direct acquisition, merger, consolidation or similar transaction) control of more than 50% of the voting stock of such Person. ***** The determination as to whether a Change in Control has occurred shall be made under the law governing the domicile of the applicable entity for which the change in control has occurred;

(ii) “Europe Value” shall mean the aggregate amount in United States dollars for the value, as determined by the Party that is not the subject of the Change of Control as set forth in subparagraphs (b) or (c) below, of the entire interests, rights and obligations of both Genentech and Novartis (the “Genentech Europe Rights” and “Novartis Europe Rights”, respectively) under this Agreement and the Ancillary Agreements relating to the Development, Manufacture and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in Europe, including all rights and obligations under the aforementioned agreements that may survive any event of termination, including, but not limited to, any provision which may obligate one Party to supply the other Party(ies) with Anti-IgE Products, along with inventory, rights under contracts with Third Parties and other tangible and intangible assets;

(iii) “US Value” shall mean the aggregate amount in United States dollars for the value, as determined by the Party that is not the subject of the Change of Control as set forth in subparagraphs (b) or (c) below, of the entire interests, rights and obligations of both Genentech and Novartis (the “Genentech US Rights” and “Novartis US Rights”, respectively) under this Agreement and the Ancillary Agreements relating to the Development, Manufacture and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in the United States, including all rights and obligations under the aforementioned agreements that may survive any event of termination, including, but not limited to, any provision which may obligate one Party to supply the other Party(ies) with Anti-IgE Products, along with inventory, rights under contracts with Third Parties and other tangible and intangible assets;

(iv) “EA/ROW Value” shall mean the aggregate amount in United States dollars for the value of the entire interests, rights and obligations of Novartis (the “Novartis EA/ROW Rights”) under this Agreement and the Ancillary Agreements relating to the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and ROW, including all rights and obligations under the aforementioned agreements that may survive any event of termination, including, but not limited to, any provision which may obligate one Party to supply another Party(ies) with Anti-IgE Products, along with inventory, rights under contracts with Third Parties and other tangible and intangible assets, all as appraised in accordance with the valuation procedures set forth in paragraphs (e), (f) and (g) below;

(v) “Genentech Interest” shall mean the amount in United States dollars equal to the sum of ***** the US Value and ***** the Europe Value;

(vi) “Genentech Rights” shall mean the Genentech US Rights and the Genentech Europe Rights.

(vii) “Novartis Interest” shall mean the amount in United States dollars equal to the sum of ***** the US Value, ***** the Europe Value, and ***** the EA/ROW Value;

(viii) “Novartis Rights” shall mean the Novartis US Rights, the Novartis Europe Rights and the Novartis EA/ROW Rights;

(b) If at any time during the Term, there shall occur a Change in Control of Novartis then, within ***** after the date of such Change in Control, Genentech may, by giving written notice to Novartis and Tanox, elect to cause valuations, in accordance with the procedures set forth in this Section 18.5, of the EA/ROW Value (hereinafter each a “Valuation” and collectively, the “Valuations”). Within ***** following such Valuation, Genentech may (but shall not be obligated to), by giving written notice to Novartis and Tanox setting forth Genentech’s offer for the Europe Value and the US Value, and the EA/ROW Value (determined as set forth in Sections 18.5(e)-(g) below), elect *****. Such option shall be exercisable by notice in writing to both Genentech and Tanox not less than ***** after receipt by Novartis of the above notice from Genentech.

(c) If at any time during the Term, there shall occur a Change in Control of Genentech then, within ***** after the date of such Change in Control, Novartis may, by giving written notice to Genentech and Tanox, elect to cause Valuations, in accordance with the procedures set forth in this Section 16.4, of the EA/ROW Value. Within ***** following such Valuation, Novartis may (but shall not be obligated to), by giving written notice to Genentech and Tanox setting forth Novartis’ offer for the Europe Value and the US Value, and the EA/ROW Value (determined as set forth in Sections 18.5(e)-(g) below), elect *****. Such option shall be exercisable by notice in writing to both Novartis and Tanox not less than ***** after receipt by Genentech of the above notice from Novartis.

(d) Notwithstanding paragraphs (b) and (c) above, at any time that an election has been made that would result in Genentech purchasing the Novartis Rights under paragraphs (b) or (c) above, Tanox may, by giving written notice to Genentech and Novartis within ***** of receiving the Change of Control Party’s election, elect to *****. If Tanox so elects, then *****.

(e) The Valuations shall be conclusively determined by two internationally recognized investment banking firms, one of which shall be retained and paid by Genentech, and one of which shall be retained and paid by Novartis, provided, however, that, if either Party fails to deliver a notice to the other Party of its selection of an investment banking firm within *****

after notice from the other Party that it has selected an investment banking firm, then the investment banking firm so selected shall itself choose a second internationally recognized investment banking firm that is independent of the Parties, their respective Affiliates and such first firm.

(f) The investment banking firms selected in accordance with the foregoing procedure shall each determine the fair market value of the EA/ROW Value and shall document such fair market value determinations in written reports which shall be submitted to Genentech, Novartis and Tanox within ***** following the selection of such investment banks. Such fair market valuation determined under this procedure shall be an amount that, on the basis of market and other conditions prevailing at such time, would reasonably be expected to be paid by a Third Party in an arm’s length transaction, assuming that the buyer and seller are under no compulsion to buy or sell, but shall be determined without regard to any control premium or minority discount, it being understood and agreed that all intellectual property rights and other assets licensed, leased or otherwise made available by the Parties and their respective Affiliates shall only be valued on a going concern basis.

(g) The fair market value of the Novartis EA/ROW Rights shall be deemed to be the amount equal to *****, a third internationally recognized investment banking firm (that is independent of the Parties, their respective Affiliates and such initial two firms) selected by the first two investment banking firms (or, if the two investment banking firms are unable to select a third investment banking firm within *****, then the two initial investment banking firms, within ***** thereafter, each shall submit the names of three (3) internationally recognized investment banking firms (each of which is independent of the Parties, their respective Affiliates and such initial two firms) that is willing to act as the third investment banking firm hereunder, one of which firms shall be selected by lot by the Parties), shall determine such fair market value by *****. The cost of such third investment banking firm shall be borne on a ***** between Genentech and Novartis.

(h) A Party purchasing the other Party’s interest pursuant to this Section 18.5 shall pay for such interest in cash, by wire transfer of an amount equal to the purchase price for the applicable interest. Any purchase and sale of the Genentech Rights or the Novartis Rights pursuant to this Section 18.5 shall be transferred free and clear of all liens and other encumbrances (except for obligations to another Party set forth in the Tripartite Cooperation Agreement and the Ancillary Agreements) and shall be consummated in a closing (the “Closing”) taking place no later than ***** following:*****. Both Novartis and Genentech (and, as applicable, Tanox) agree that (i) if the purchasing Party shall fail to pay for the selling Party’s interest on the Closing Date, absent default by the selling Party, the purchasing Party shall be liable to the selling Party for monetary damages and (ii) if the selling Party refuses to transfer its interest to the purchasing Party on the Closing Date, absent default by the purchasing Party, the purchasing Party shall (without prejudice to any other rights the purchasing Party may have against the selling Party) be entitled to specific performance and injunctive and other equitable relief to enforce the performance of the selling Party’s obligations under this Section 18.5.

(i) Upon and subsequent to the Closing, the Parties shall use their respective commercially reasonable efforts to continue to perform obligations not yet completed at such time and/or to transition the acquired rights and the performance of such obligations to the other Party in a commercially reasonable manner, including without limitation as contemplated in Schedule D, as if the non-purchasing Party were a Party terminating at will pursuant to Section 18.3. Without limiting the foregoing, the non-purchasing Party shall execute such other documents as are necessary to transfer all of the Genentech Interest or Novartis Interest, as the case may be, to the purchasing Party in order to (i) assure that the purchasing Party or its designee may enjoy the benefits of the interests so purchased and (ii) release the selling Party from its obligations in effect at the time of the Closing pursuant to this Agreement and the Ancillary Agreements, subject to Schedule D. If Tanox does not elect to purchase the Novartis EA/ROW Interest, then Genentech shall replace Novartis with respect to East Asia and ROW hereunder and under the Ancillary D&L Agreement and Genentech shall assume all of Novartis’ rights and obligations under the Ancillary D&L Agreement.

18.6 Effect of Termination; Survival. Termination or expiration of this Agreement shall not affect or limit the rights or obligations of the Parties (including the obligation to pay amounts due hereunder) that have accrued or were incurred prior to the effective date of such expiration or termination. In addition, the following sections and articles of this Agreement shall survive any expiration or termination of this Agreement: 3 (“Settlement”), 6.6 (“Use of Know-How”), 11 (“Payments”) (with respect to only amounts owing or accrued as of the effective date of termination), 12 (“Dispute Resolution”), 13.3 (“Use of Jointly-Owned Intellectual Property Outside of the Collaboration”), 13.4 (“Licensing of Anti-IgE Specific Patents Outside of the Collaboration”), 15 (“Confidentiality”) (but only for a period of ***** after the effective date of termination or expiration in its entirety, after which time such Article 15 shall have no further force or effect), and 16 (“Limitations on Liability”), this Article 18, and Articles 19 (“Indemnification and Insurance”) (with respect only to events occurring prior to the effective date of termination) and 20 (“Miscellaneous”). All other provisions including the licenses granted herein (except to the extent surviving under Section 18.3), unless expressly provided otherwise herein, shall terminate and be of no further force or effect upon expiration or termination of this Agreement. Expiration of this Agreement in a given territory shall release the Parties from any duties or obligations imposed in this Agreement with respect to such territory, including, for example, restrictions on independent development of Anti-IgE Antibodies or Anti-IgE Products in that territory, except that the foregoing surviving clauses specified above shall remain in effect with respect to such territories. In the event of expiration in a particular territory, however, all terms and conditions of this Agreement shall remain in effect in accordance with their terms with respect to all other, non-expired territories.

ARTICLE 19

INDEMNIFICATION AND INSURANCE

19.1 Indemnification by Tanox.

(a) Tanox shall indemnify, defend and hold harmless Genentech, its Affiliates, successors and permitted assigns and their respective directors, officers, employees and agents (the “Genentech Indemnitees”) from and against any and all Damages, to the extent arising from any Third Party claim, action, suit, proceeding or investigation based on *****

(b) Tanox shall indemnify, defend and hold harmless Novartis, its Affiliates, successors and permitted assigns and their respective directors, officers, employees and agents (the “Novartis Indemnitees”) from and against any and all Damages to the extent arising from any Third Party claim, action, suit, proceeding or investigation based on: *****.

(c) To the extent not already indemnified pursuant to the Hu-901 Extension Agreements, Tanox shall indemnify, defend and hold harmless the Genentech Indemnitees and Novartis Indemnitees from and against any and all Damages to the extent arising from any product liability claim, action, suit, proceeding or investigation by a Third Party (including without limitation claims by or on behalf of patients for personal injury or wrongful death) with respect to *****

*****

19.2 Indemnification by Genentech.

(a) Genentech shall indemnify, defend and hold harmless Tanox, its Affiliates, successors and permitted assigns and their respective directors, officers, employees and agents (the “Tanox Indemnitees”) from and against any and all Damages to the extent arising from any Third Party claim, action, suit, proceeding or investigation based on: *****

(b) Genentech shall indemnify, defend and hold harmless the Novartis Indemnitees from and against any and all Damages to the extent arising from any Third Party claim, action, suit, proceeding or investigation based on: *****

(c) Genentech shall indemnify, defend and hold harmless the Tanox Indemnitees from and against any and all Damages to the extent arising from any *****

*****.

19.3 Indemnification by Novartis.

(a) Novartis shall indemnify, defend and hold harmless the Tanox Indemnitees from and against any and all Damages to the extent arising from any Third Party claim, action, suit, proceeding or investigation based on: *****

(b) Novartis shall indemnify, defend and hold harmless the Genentech Indemnitees from and against any and all Damages to the extent arising from any Third Party claim, action, suit, proceeding or investigation based on: *****

(c) Novartis shall indemnify, defend and hold harmless the Tanox Indemnitees from and against any and all Damages to the extent arising from any *****

*****

(d) Indemnification by Novartis under this Agreement does not diminish or affect the indemnification by Tanox under the Hu-901 Extension Agreements and such Hu-901 Extension Agreement indemnification shall remain in full force and effect.

19.4 Indemnification Procedure. For purposes of this Article 19, the Party requesting indemnification hereunder shall give prompt written notice to the other Parties of any Third Party suits, claims, actions, proceedings, investigations or demands which may give rise to any Damages for which indemnification will be sought under this Article 19, such notice to describe in reasonable detail the basis for the requesting Party’s claim for indemnification and the identity of the indemnifying Party; provided, however, that failure to give such notice shall not relieve the indemnifying Party of its obligation to provide indemnification hereunder except, if and to the extent that such failure materially and adversely affects the ability of the indemnifying Party to defend the applicable claim, action, suit, investigation or proceeding. ***** Neither the indemnifying Party nor any indemnified Party shall settle or dispose of any such matter in any manner which would materially and adversely affect the rights or interests of the other Parties to this Agreement (including the obligation to indemnify hereunder) without the prior written consent of all other Parties, which shall not be unreasonably withheld or delayed. All Parties shall cooperate with each other and their counsel, at the expense of the indemnifying Party, in the course of the defense of any such claim, action, suit, investigation or proceeding, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses, regardless of whether such Party is named as a party or is involved as an indemnified or indemnifying Party in any such claim, action, suit, investigation or proceeding. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the indemnified Party in connection with any claim will be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the indemnified Party.

19.5 Litigation Costs and Damages.

(a) Notwithstanding any other provision of this Agreement or the Financial Appendix (but without limiting the indemnity obligations of the Parties under Sections 19.1 through 19.4 and subject to the treatment of Excluded Costs under the Financial Appendix), the Parties acknowledge and agree that all Damages incurred by Novartis or Genentech (or their respective Affiliates) with respect to any product liability claim, action, suit, proceeding or investigation by a Third Party (including without limitation claims by or on behalf of patients for personal injury or wrongful death) with respect to any Anti-IgE Antibody or Anti-IgE Product Developed or Commercialized under this Agreement or the Outline of Terms in the United States or Europe shall be treated as *****:

(i) *****

(ii) *****

(b) Notwithstanding any other provision of this Agreement or the Financial Appendix (but without limiting the indemnity obligations of the Parties under Sections 19.1 through 19.4 and subject to the treatment of Excluded Costs under the Financial Appendix), the Parties acknowledge and agree that all Damages incurred by any Party with respect to any Third Party claim, action, suit or proceeding for patent infringement in the United States or Europe based on the manufacture, use, sale or import of any Anti-IgE Antibody or Anti-IgE Product

(other than any Anti-IgE Antibody or Anti-IgE Product which is not Developed or Commercialized in the US or Europe hereunder), shall be treated as an *****.

19.6 Insurance. Prior to a Party hereunder initiating human clinical trials or the manufacture, marketing or sale of Anti-IgE Products or Anti-IgE Antibodies hereunder, such Party shall self-insure for, or procure and maintain, liability insurance in such amounts and having such limits and terms as are reasonable and consistent with its performance under this Agreement and sound business practices of similarly situated companies or institutions in the industry.

ARTICLE 20

MISCELLANEOUS

20.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with laws in effect in the State of New York without giving effect to the principles of conflict of laws thereunder (other than Section 5-1401 of the General Obligations Law). Further, the Parties hereby consent to the personal jurisdiction of the courts of the State of New York, County of New York, and the United States Federal District Court for the Southern District of New York over any claim for enforcement of an award of the arbitrators pursuant to Article 12 of this Agreement and will waive any claims of forum non conveniens or objection to the laying of venue in any of such courts for such purpose.

20.2 Notices. Any notices to be given hereunder shall be in writing and shall be delivered by one of the following means: personal delivery, certified or registered airmail, facsimile with confirmed receipt or confirmed delivery by an overnight commercial courier service:

(a)	if to Genentech, to:

Genentech, Inc.

One DNA Way

South San Francisco, California 94080

USA

Attention: Corporate Secretary

Telephone: (650) 225-1672

Facsimile: (650) 952-9881

with a required copy to:

Genentech, Inc.

One DNA Way

South San Francisco, California 94080

USA

Attention: Vice President of Business Development

Telephone: (650) 225-1672

Facsimile: (650) 952-9881

(b)	if to Novartis, to:

Novartis Pharma AG

Lichtstrasse 35

CH 4002 Basel, Switzerland

Attention: Head, Global Business Development and Licensing

Telephone: 41 61 324 5416

Facsimile: 41 61 324 2100

with a required copy to:

Novartis Pharma AG

Lichtstrasse 35 CH 4002 Basel, Switzerland

Attention: General Counsel

Telephone: 41 61 324 6877

Facsimile: 41 61 324 6859

(c)	if to Tanox, to:

Tanox, Inc.

10301 Stella Link Drive

Houston, Texas 77025

Attention: President

Telephone: 713-578-4000

Facsimile: 713-578-5002

with a required copy to:

Tanox, Inc.

10301 Stella Link Drive

Houston, Texas 77025

Attention: General Counsel

Telephone: 713-578-4000

Facsimile: 713-578-5002

A notice shall be deemed to be given at the time of delivery in the case of personal delivery, or upon confirmed receipt (including machine confirmation) in the case of facsimile delivery or upon receipt in the case of delivery by certified or registered airmail or upon confirmed receipt (including courier confirmation) in the case of commercial courier.

20.3 No Third Party Beneficiary. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any Person other than the Parties hereto and their successors and permitted assigns any rights or remedies under, or by reason of, this Agreement.

20.4 Integration and Conflict. This Agreement, together with the Ancillary Agreements (together with all exhibits and schedules thereto), constitutes the entire agreement of the Parties hereto regarding the subject matter hereof and, except as otherwise specified herein, supersedes all prior agreements of the Parties with respect to such subject matter. In the event of any conflict between the provisions of this Agreement and any of the Ancillary Agreements or Related Agreements, the provisions of this Agreement shall control as between the Parties with respect to the subject matter hereof, including with respect to subject matter as to which any other such agreement is silent; provided, however, that: (i) as between Novartis and Genentech only, to the extent that this Agreement is silent as to a matter expressly dealt with in the JCA, the terms of the JCA shall prevail; and (ii) as between Novartis and Tanox only, to the extent that this Agreement is silent as to a matter expressly dealt with in the Ancillary D&L Agreement, the terms of the Ancillary D&L Agreement shall prevail.

20.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by each of the Parties.

20.6 No Assignment and Binding Effect. Any Party may freely assign this Agreement or any of its rights, interests, duties or obligations hereunder, in whole or in part, to an Affiliate *****, provided that such assignment shall not relieve in any way the obligations of an assigning Party hereunder. Subject to the Parties’ respective rights to grant sublicenses pursuant to Section 6.7, no Party shall assign this Agreement or any of its rights, interests, duties or obligations hereunder to a Third Party without the prior written consent of the other Parties (and any attempt to do so shall be null and void) unless such assignment is part of a merger, acquisition or sale of such Party or substantially all of its assets (in which case no consent is required). This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the Parties. Notwithstanding any other provision of this Section 20.6, this Agreement may only be assigned together with the Ancillary Agreements and such rights under Related Agreements as are directly related to the subject matter of this Agreement.

20.7 Headings. The headings and the Table of Contents in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.

20.8 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof, except as otherwise specified in such Exhibit or Schedule.

20.9 Severability. If any provision herein shall be held invalid or unenforceable by a court of competent jurisdiction or other authority in any Regulatory Jurisdiction, the remainder of the provisions herein shall remain in full force and effect with respect to such Regulatory Jurisdiction and shall not be affected thereby. To the extent that any provision hereof shall be held to be wholly or partially invalid or unenforceable in any Regulatory Jurisdiction, the Parties shall use their best efforts to replace the invalidated provision with a valid and enforceable provision which, insofar as practicable, implements the intent of the invalidated, or partially invalidated, provision with respect to such Regulatory Jurisdiction.

20.10 No Waiver. The failure from time to time by any Party to exercise, or the waiver by such Party of, any of such Party’s rights or remedies hereunder shall not operate or be construed as a continuing waiver of the same or of any other of such Party’s rights or remedies provided under this Agreement. No waiver of any provision of this Agreement will be effective unless made in writing and signed by an authorized representative of the waiving Party.

20.11 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

20.12 Bankruptcy Acknowledgment. Each of the Parties hereto acknowledges and agrees that this Agreement (i) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the “Code”)), and (ii) is an executory contract, with significant obligations to be performed by each Party hereto. The Parties agree that each may fully exercise all of its rights and elections under the Code following any event of bankruptcy affecting the other, including, without limitation, those set forth in Section 365(n) of the Code.

20.13 Publicity. No Party shall, without the prior written consent of the other Parties, issue any press release or make any other public announcement or furnish any written or oral statement to any Third Party, which makes reference to this Agreement or the Ancillary Agreements, any of the transactions contemplated hereby or thereby, or any other Party or its Affiliates; provided, however, that such consent shall not be unreasonably withheld to the extent such disclosure is required by securities disclosure requirements or otherwise by an authorized Public Authority. Each Party shall provide a draft of any of the aforementioned documents containing any such reference (including without limitation, a copy of this Agreement or any Ancillary Agreement or any excerpt hereof or thereof, proposed to be filed with any securities regulatory authority or any securities exchange) to the other Parties and their counsel as far as possible in advance of release thereof and in sufficient time for review of such documents by the other Parties and their counsel, and in any event not less that ***** prior to release thereof unless otherwise required by order of a Public Authority. In the event any Party objects to any such reference, the applicable document will be modified to such Party’s reasonable satisfaction. If a Party does not deliver its written comments on such documents within ***** of receipt thereof (or such shorter time as may be agreed by the Parties), such Party shall be deemed to have consented to any such references therein. When a Party has obtained the other Parties’ consent for a public announcement or statement, it will not be required to obtain the other Parties’ consent for a subsequent public announcement or statement of the same subject matter which does not disclose any additional or materially different information from that contained in any previously approved disclosure; provided, however, that: (i) such subsequent public announcement or statement does not characterize such subject matter in a materially different way to such previously approved disclosure; (ii) such Party provides to each of the other Parties a copy of any such subsequent public announcement or statement not less than ***** prior to its proposed disclosure; and (iii) information concerning the other Parties and their respective Affiliates may not be used without obtaining consent to each such disclosure. Nothing herein contained shall be construed to impose upon any Party any liability or other obligation (to any other Party or any other Person) in respect of any such references in any such documents. In the event that one Party reasonably concludes that a given disclosure is required by law and another

Party disagrees with the substance or extent of the disclosure, then the Party seeking such disclosure shall either (I) limit said disclosure to address the concerns of the other Party, or (II) such dispute if not resolved by corporate counsel to the Parties, shall be resolved in accordance with the legal opinion received from a law firm that is reasonably acceptable to the Parties and has no material relationship with any of the Parties or their Affiliates, with the fees to such law firm to be paid equally by the Party seeking to make the disclosure and the Party objecting to the disclosure. With respect to any required filing of this Agreement with a Public Authority, the filing Party shall seek confidential treatment of commercially sensitive portions of this Agreement or any Ancillary Agreement and the other Parties shall have the right to review and comment on such an application for confidential treatment prior to its being filed.

20.14 No Partnership or Agency. The Parties hereby acknowledge that while the Parties intend to cooperate as set forth in this Agreement, the Parties are independent contractors and nothing provided in this Agreement or the performance of the Parties under this Agreement is intended or may be deemed to form (or be deemed to constitute in law or in equity) a partnership, agency, joint venture, distributorship, fiduciary, or any other similar relationship between any of the Parties. The Parties are not affiliated and no Party has any right or authority to bind any other Party in any way.

20.15 Further Assurances. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by another Party in order to effectuate fully the purposes, terms and conditions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in triplicate by their duly authorized representatives as of the day and year first above written.

NOVARTIS PHARMA AG

By:

Name: Daniel J. Weston
Title: Global Head, Alliance Management, Business Development & Licensing

By:

Name: Kimberly J. Urdahl
Title: Head of Legal, Primary Care

GENENTECH, INC.

By:

Name: Arthur D. Levinson
Title: Chief Executive Officer and President

TANOX, INC.

By:

Name: Nancy T. Chang
Title: President and Chief Executive Officer

1

SCHEDULE A

FINANCIAL APPENDIX

SCHEDULE B

Tanox Anti-IgE Patents and Applications

*****

SCHEDULE B

SCHEDULE C

INTER-PARTY AGREEMENTS

*****

SCHEDULE D

TRANSITIONAL ARRANGEMENTS

Notwithstanding anything in this Schedule D, the Parties rights and obligations with respect to the assumption of Manufacturing activities and the transfer of Manufacturing technology shall not apply if and for so long as the Terminating Party(ies) or Technology Party(ies) elect to continue to Manufacture and supply Active Products hereunder; provided, however, (1) that the foregoing shall not limit any licenses granted below with respect to any Anti-IgE Patents for any Anti-IgE Product which is not an Active Product Manufactured by the Terminating Party(ies); and (2) that the Terminating Party shall be obliged to continued to fulfill all obligations to the applicable Public Authorities with respect to such continuing Manufacture.

PART 1 – TERMINATION AS TO BOTH NOVARTIS AND GENENTECH

In the event that both Novartis and Genentech terminate this Agreement as set forth in Section 18.3(c), the Terminating Party(ies) shall provide all cooperation and assistance reasonably requested by Tanox to enable Tanox (or its designee) to assume with as little disruption as reasonably possible, the continued Manufacture, Development and Commercialization of the Anti-IgE Products then being Commercialized or Developed hereunder (the “Active Products”), if Tanox so chooses to pursue such continued Manufacture, Development and/or Commercialization. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the following:

(i) License Grants and Intellectual Property.

(A) Subject to Tanox’s compliance with the applicable surviving terms and conditions of this Agreement as set forth in this Part 1 of Schedule D and in Section 18.4(d) and Section 18.6, Tanox shall have an exclusive (as to Anti-IgE Antibodies and Anti-IgE Products), Worldwide license (which shall include the right to grant sublicenses) from the Terminating Party(ies) to develop, make, have made (in the case of making and having made, subject to paragraph (vii) below), use, import, offer to sell and sell Anti-IgE Products and Anti-IgE Antibodies under the Anti-IgE Patents, Company Information and Know-How Controlled by the Terminating Party(ies) existing at the effective date of termination, which Anti-IgE Patents, Company Information and Know-How are reasonably required, or to the extent they are used by the Terminating Party(ies) or its (or their) licensee or sublicensee as at the effective date of termination, to Develop, make, have made, use, import, offer to sell and sell Active Products. The foregoing license:

(1) shall not extend to patents, patent applications, know-how, and materials not in existence as of the date of termination, but shall include patents claiming priority back to any patents or patent applications covering Active Products as of the effective date of termination; and

(2) shall extend to patents, patent applications, know-how, and materials only to the extent the Terminating Party(ies) has the right to grant such

SCHEDULE D

right without incurring any royalty or other payment obligation to any Third Party (or significant diminution of the Terminating Party(ies) rights if a direct license is available) with respect thereto, unless Tanox agrees to fully reimburse such royalty or other payment obligation in which case such Third Party rights shall be included in the license grant to the extent of the Terminating Party(ies) rights to do so; and

*****

C. Notwithstanding the foregoing or anything to the contrary in this Agreement, Tanox shall not have any right or license under Genentech’s intellectual property rights to Manufacture Anti-IgE Antibodies or Anti-IgE Products in East Asia or Rest of World, except in any country in which such Anti-IgE Product is then being Manufactured, or with Genentech’s express approval. Without limiting the express technology transfer and information sharing provisions expressly contained in this Part 1 of Schedule D, the Parties acknowledge and agree that none of the foregoing licenses granted pursuant to this Part 1 of Schedule D shall in any way expand the Parties’ respective obligations to disclose information and materials as described in Section 4.4 of this Agreement (assuming that the Agreement had not been terminated). *****

D. Tanox shall have semi-exclusive rights to enforce, at its own expense, any Anti-IgE Specific Patents Controlled by the Terminating Party(ies) as of the effective date of termination and retain any proceeds therefrom, and Genentech and Novartis shall provide reasonable cooperation with respect thereto at Tanox’s expense. In the event the Terminating Party that Controls such Anti-IgE Specific Patents, if other than Tanox, also desires to enforce such patents, Tanox and the Terminating Party(ies) shall cooperate in pursuing such enforcement, and the costs and proceeds therefrom shall be equitably shared. Tanox shall also have rights to prosecute and maintain such Anti-IgE Specific Patents in the event Genentech or Novartis, as the case may be, Abandons such Anti-IgE Specific Patents. The Parties shall continue to be bound by their respective confidentiality obligations under Article 15 for so long as Tanox continues to Develop or Commercialize Anti-IgE Products.

(ii) Approvals. The Terminating Party(ies) shall transfer and assign to Tanox (or its nominee) all Approvals and regulatory filings made or obtained by the Terminating Party(ies) or its Affiliates or any of its sublicensees with respect to the Active Products (other than Approvals for manufacturing facilities).

(iii) Trademarks. The Terminating Party(ies) shall assign and transfer to Tanox (or its nominee) the Terminating Party’s entire right, title and interest in and to all Anti-IgE Trademarks, including applications therefore that had been filed as of the effective date of termination with respect to such Terminating Party(ies), and to any domain names containing such Anti-IgE Trademarks.

(iv) Copies of Information. The Terminating Party(ies) shall provide to Tanox (or its nominee) a copy (or originals to the extent required by any Public Authority in connection with the Manufacture, Development or Commercialization of the Anti-IgE Product(s)) of all

SCHEDULE D

information (including any Company Information) and Know-How in its possession or under its control as of the effective date of termination to the extent necessary for or material to continuing the Development, Manufacture or Commercialization of any Active Product, including, without limitation, all information contained in the regulatory and/or safety databases, all in the format then currently maintained by the Terminating Party(ies), or such other format as may be reasonably requested by Tanox. Tanox shall be entitled to use and disclose any such information (including any such Company Information) in connection with the Manufacture, Development and Commercialization of any Active Product; subject to Article 15. Nothing in this clause (iv) shall require the Terminating Party(ies) to provide Company Information or Know-How that

A it would not be required to share with another Party who had Worldwide rights to Develop, Manufacture or Commercialize the Active Product, under Section 4.4 of the TCA, assuming the TCA had not been terminated, unless the Terminating Party was using such Company Information or Know-How in the Development, Manufacture or Commercialization of the Active Product at the time of termination; or

B has already been provided to Tanox, in written form, pursuant to its participation in Committee meetings prior to the effective date of termination.

To the extent any information in the nature of the foregoing is not available from a Terminating Party, the other Party shall provide such information to Tanox, to the extent it has the right to do so and to the extent that such information is readily accessible to such Party.

(v) Third Party Manufacturing. To the extent the Active Product is being Manufactured by a Third Party as of the date notice of termination is given with respect to such Terminating Party(ies), then the Terminating Party(ies) shall use commercially reasonable efforts to assign to Tanox each Terminating Party’s rights with respect to the Active Product under its agreement with the Third Party manufacturer, and Tanox shall perform all of such Terminating Party’s obligations under each such agreement in so far as they relate to the Active Product from and after the effective date of termination.

(vi) Assignment of Sublicenses. The Terminating Party(ies) shall use commercially reasonable efforts to assign to Tanox any applicable sublicenses to the extent related to Active Products and/or subcontracts relating to significant services to be performed by Third Parties to the extent related to Manufacture, Development or Commercialization of Active Products, as reasonably requested by Tanox, and Tanox shall perform all of the applicable Terminating Party’s obligations under each such sublicense in so far as they relate to the Active Product.

(vii) Manufacture. Without limiting the other rights and obligations of the Terminating Party(ies) under this Part 1 of Schedule D, each Terminating Party that is Manufacturing an Active Product on the effective date of termination with respect to such Terminating Party(ies) shall continue to comply with its obligations to Manufacture the applicable Active Product under Article 10 herein and the Manufacturing and Supply Agreement(s), unless it provides written notice to Tanox that it does not intend to continue to Manufacture and supply to Tanox such Active Product. After such Terminating Party(ies) provides such notice to Tanox, such Terminating Party(ies) will supply Tanox with Clinical Requirements and Commercial Requirements of such finished and packaged Active Product(s) at the same price and other terms

SCHEDULE D

and conditions as the Terminating Party(ies) was supplying, or in the absence of termination, would have been required to supply of such finished and packaged Active Product (under Article 10 hereof), until ***** of the date of Tanox’s receipt of such notice, and, if Tanox so requests no more than ***** after the date it received such notice, for *****, provided that the price at which such Active Products will be supplied for such ***** and other terms and conditions on which such Active Products will be supplied for ***** shall be reasonable and customary as determined by good faith negotiations between the Parties, provided further that such ***** is subject to the reasonable cooperation of the Manufacturing Party. Notwithstanding the foregoing, in no event shall a Terminating Party be obligated to Manufacture a higher volume of Active Product than (A) the reserved Manufacturing capacity in the Manufacturing facility(ies) of the Terminating Party, or its Affiliate(s) or sublicensee(s), as set forth in the Manufacturing and Supply Plan or other equivalent three year Manufacturing plan, with respect to the ***** of the transition period, and (B) the average of such Manufacturing capacity reserved for the ***** of the transition period, with respect to the ***** of the transition period. Subject to the foregoing, Genentech’s obligations under the Manufacturing and Supply Agreement, and the Terminating Party’s obligations under Section 10.3 of this Agreement and Sections 5.2(a) and 5.2(c) of the JCA and all other related provisions (if any) under the Ancillary Agreements shall terminate. The applicable Manufacturing and Supply Agreement shall terminate at the end of such ***** period, as applicable.

(viii) Technology Transfer. During the ***** transition period, as applicable, described in paragraph (vii) above, the Parties shall agree upon and implement a reasonable technology transfer plan pursuant to an appropriate technology transfer agreement between the Party(ies) Controlling the technology to be transferred (whether such Party has previously terminated this Agreement or is a Terminating Party for purposes of this Schedule D, the “Technology Party”), any Terminating Party and Tanox, to enable Tanox or a chosen contract manufacturer (reasonably acceptable to the applicable Terminating Party(ies) and the Technology Party(ies)) to Manufacture the applicable Active Product following the cessation of the foregoing supply period without interruption in supply requirements. Such technology transfer agreement shall include an obligation on the Terminating Party(ies) to physically transfer such technology and a license from the Technology Party and the Terminating Party(ies) to Manufacture such Active Product in the United States or Europe under Anti-IgE Patents, Company Information, and Know-How Controlled by the Terminating Party(ies) at the effective date of termination (or, if the Technology Party is not a Terminating Party, by the Technology Party as of the effective date of its termination of the Agreement) which are reasonably required, or to the extent they are used as at the effective date of termination, to Manufacture Active Products. Such license shall not be sublicensable; however, if, at a later date, Tanox desires to change contract manufacturers, the Technology Party and Terminating Party shall allow the assignment of such technology transfer agreement with such new contract manufacturer, provided that there shall be no obligation on the Terminating Party(ies) to physically transfer such technology for a second time and that such new manufacturer is reasonably acceptable to the Technology Party. Such license

A shall not extend to patents, patent applications, know-how, and materials not in existence as of the date of termination, but shall include patents claiming priority

SCHEDULE D

back to any patents or patent applications covering Active Products as of the effective date of termination; and

B shall extend to patents, patent applications, know-how, and materials only to the extent the Terminating Party(ies) has the right to grant such right without incurring any royalty or other payment obligation to any Third Party with respect thereto, unless Tanox agrees to fully reimburse such royalty or other payment obligation in which case such Third Party rights shall be included in the license grant to the extent of the Terminating Party(ies) rights to do so.

For the avoidance of doubt, if Genentech is not a Terminating Party for purposes of this Schedule D, Novartis shall not provide to Tanox the information and materials received by it from Genentech under the Technology Transfer Agreement unless: (1) Genentech has given its written consent thereto, or (2) Genentech has not agreed in writing (with copies to both Novartis and Tanox), within ***** after Genentech’s receipt of a copy of the Novartis notice to Tanox under clause (vii) above, to comply with the provisions of this clause (viii), and to transfer such information and materials to Tanox, as if Genentech were a Terminating Party hereunder.

(ix) General. Without limitation of the generality of the foregoing, the Parties shall use commercially reasonable efforts to complete the transition of the Manufacture, Development and Commercialization of any Active Products hereunder to Manufacture, Development, Commercialization of such Active Products solely by Tanox or its designees as soon as is reasonably possible. For the avoidance of doubt, except as set forth in paragraph (i) above and Section 18.3(d) of this Agreement, Tanox shall not be required to provide the Terminating Party(ies) any consideration in exchange for the licenses or other rights granted to it pursuant to the provisions of this Part 1 of Schedule D; provided, however, that Tanox shall (A) be solely responsible for paying any royalties, fees or other consideration that the Terminating Party may be obligated to pay to a Third Party in respect of any such transfer or sublicense to Tanox of such licenses or other rights and (B) be obligated to pay for Active Product supplied to it by a Terminating Party in the manner set forth in clause (vii) above. At such time as all of the obligations in clauses (ii) through (viii) shall have been performed by the Terminating Party(ies), Tanox and the Terminating Party(ies) shall so agree in writing.

PART 2 – TERMINATION AS TO GENENTECH ONLY

In the event that this Agreement is terminated as to Genentech only, as set forth in Section 18.2, 18.3(a) or 18.5 *****, Genentech shall provide all cooperation and assistance reasonably requested by Novartis to enable Novartis (or its designee) to assume with as little disruption as reasonably possible, the continued Manufacture, Development and Commercialization of the Anti-IgE Products then being Commercialized or Developed hereunder (the “Active Products”). Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the following:

(i) License Grants and Intellectual Property.

SCHEDULE D

A. Subject to Novartis’ compliance with the applicable surviving terms and conditions of this Agreement as set forth in this Part 2 of Schedule D and Section 18.6 of this Agreement, and subject to Tanox’s rights under this Agreement and the Ancillary D&L Agreement, the license grants to Novartis under Section 11.1 of the JCA shall survive, and in addition, Novartis shall have an exclusive (as to Anti-IgE Antibodies and Anti-IgE Products), Worldwide license (which shall include the right to grant sublicenses) from Genentech to develop, make, have made (in the case of making and having made, subject to paragraph vi below), use, import, offer to sell and sell Anti-IgE Products and Anti-IgE Antibodies under the Anti-IgE Patents, Company Information and Know-How Controlled by Genentech existing at the effective date of termination, which Anti-IgE Patents, Company Information and Know-How are reasonably required, or to the extent they are used by a Party or its licensee or sublicensee as at the effective date of termination, to Develop, make, have made, use, import, offer to sell and sell Active Products. The foregoing license:

(1) shall not extend to patents, patent applications, know-how, and materials not in existence as of the date of termination, but shall include patents claiming priority back to any patents or patent applications covering Active Products as of the effective date of termination; and

(2) shall extend to patents, patent applications, know-how, and materials only to the extent Genentech has the right to grant such right without incurring any royalty or other payment obligation to any Third Party (or significant diminution of the Genentech’s rights if a direct license is available) with respect thereto, unless Novartis agrees to fully reimburse such royalty or other payment obligation in which case such Third Party rights shall be included in the license grant to the extent of Genentech’s rights to do so.

B. Notwithstanding the foregoing or anything to the contrary in this Agreement, Novartis shall not have any right or license under Genentech’s intellectual property rights to Manufacture Anti-IgE Antibodies or Anti-IgE Products in East Asia or Rest of World except in any country in which such Anti-IgE Product is then being Manufactured, or with Genentech’s express approval. Without limiting the express technology transfer and information sharing provisions expressly contained in this Part 2 of Schedule D, the Parties acknowledge and agree that none of the foregoing licenses granted pursuant to this Part 2 of Schedule D shall in any way expand the Parties’ respective obligations to disclose information and materials as described in Section 4.4 of this Agreement (assuming that the Agreement had not been terminated).

C. Subject to Tanox’s rights under this Agreement and the Ancillary D&L Agreement, Novartis shall have semi-exclusive rights to enforce, at its own expense, any Anti-IgE Specific Patents Controlled by Genentech as at the effective date of termination and retain any proceeds therefrom, and Genentech shall provide reasonable cooperation with respect thereto at Novartis’ (and Tanox’s, as applicable) expense. In the event Genentech also desires to enforce such patents, Novartis (and Tanox, to the extent it has rights of enforcement under this Agreement) and Genentech shall cooperate in pursuing such enforcement, and the costs and proceeds therefrom shall be equitably shared.

SCHEDULE D

Subject to Tanox’s rights under this Agreement and the Ancillary D&L Agreement, Novartis shall also have rights to prosecute and maintain such Anti-IgE Specific Patents in the event Genentech Abandons such Anti-IgE Specific Patents. The Parties shall continue to be bound by its confidentiality obligations under Article 15 for so long as Novartis and/or Tanox continues to Develop or Commercialize Anti-IgE Products.

(ii) Approvals. Genentech shall transfer and assign to Novartis (or its nominee) all Approvals and regulatory filings made or obtained by Genentech or its Affiliates or any of its sublicensees with respect to the Active Products (other than Approvals for manufacturing facilities).

(iii) Copies of Information. Genentech shall provide to Novartis (or its nominee) a copy (or originals to the extent required by any Public Authority in connection with the Manufacture, Development or Commercialization of the Anti-IgE Product(s)) of all information (including any Company Information) and Know-How in its possession or under its control as of the effective date of termination to the extent necessary for or material to continuing the Development, Manufacture or Commercialization of any Active Product, including, without limitation, all information contained in the regulatory and/or safety databases, all in the format then currently maintained by Genentech, or such other format as may be reasonably requested by Novartis. Novartis shall be entitled to use and disclose any such information (including any such Company Information) in connection with the Manufacture, Development and Commercialization of any Anti-IgE Antibody or Anti-IgE Product; subject to Article 15. Nothing in this clause (iii) shall require Genentech to provide Company Information or Know-How that

A it would not be required to share with another Party who had Worldwide rights to Develop, Manufacture or Commercialize the Active Product, under Section 4.4 of the TCA, assuming the TCA had not been terminated, unless Genentech was using such Company Information or Know-How in the Development, Manufacture or Commercialization of the Active Product at the time of termination; or

B has already been provided to Novartis, in written form, pursuant to its participation in Committee meetings prior to the effective date of termination.

(iv) Third Party Manufacturing. To the extent any Active Product is being Manufactured by a Third Party under contract to Genentech as of the date notice of termination is given, then Genentech shall use commercially reasonable efforts to assign to Novartis all of Genentech’s rights with respect to the Active Product under its agreement with the Third Party manufacturer, and Novartis shall perform all of Genentech’s obligations under each such agreement in so far as they relate to the Active Product Manufactured thereunder after the effective date of such assignment.

(v) Assignment of Sublicenses. Genentech shall use commercially reasonable efforts to assign to Novartis any applicable sublicenses to the extent related to Active Products and/or subcontracts relating to significant services to be performed by Third Parties to the extent related to Manufacture, Development or Commercialization of Active Products, as reasonably requested by Novartis, and Novartis shall perform all of Genentech’s obligations under each such

SCHEDULE D

sublicense after the effective date of such assignment in so far as they relate to the Active Product.

(vi) Manufacture. Without limiting Genentech’s other rights and obligations under this Part 2 of Schedule D, if Genentech is Manufacturing an Active Product on the effective date of termination, it shall continue to comply with its obligations to Manufacture the applicable Active Product under Article 10 herein and the Manufacturing and Supply Agreement(s), unless it provides written notice to Novartis that it does not intend to continue to Manufacture and supply to Novartis such Active Product. In the event that Genentech provides such notice to Novartis, Genentech will supply Novartis with Clinical Requirements and Commercial Requirements of such finished and packaged Active Product(s) at the same price and other terms and conditions as Genentech was supplying, or in the absence of termination, would have been required to supply of such finished and packaged Active Product (under Article 10 hereof), until ***** the date of Novartis’ receipt of such notice, and, if Novartis so requests no more than ***** after the date it received such notice, for *****, provided that the price at which such Active Products will be supplied for such ***** and other terms and conditions on which such Active Products will be supplied for ***** shall be reasonable and customary as determined by good faith negotiations between the Parties, provided further that such ***** is subject to the reasonable cooperation of Genentech. Notwithstanding the foregoing, in no event shall Genentech be obligated to Manufacture a higher volume of Active Product than (i) the reserved manufacturing capacity in the manufacturing facility(ies) of Genentech, its Affiliate(s) or sublicense(s) as set forth in the Manufacturing and Supply Plan, with respect to the ***** of the transition period, and (ii) the average of such manufacturing capacity reserved for the ***** of the transition period, with respect to the ***** of the transition period. Subject to the foregoing, Genentech’s obligations under Section 10.3 of this Agreement, the Manufacturing and Supply Agreement and Sections 5.2(a) and 5.2(c) of the JCA and all other related provisions (if any) under the Ancillary Agreements shall terminate. The applicable Manufacturing and Supply Agreement shall terminate at the end of such ***** period, as applicable.

(vii) Technology Transfer. Unless Novartis is, at the effective date of termination, also Manufacturing the same Active Products as are then being Manufactured by Genentech, during the***** transition period, as applicable, described in paragraph (vi) above, Novartis and Genentech shall agree upon and implement a reasonable technology transfer plan pursuant to an appropriate technology transfer agreement between Novartis and Genentech, to enable Novartis or a chosen contract manufacturer (reasonably acceptable to Genentech) to Manufacture the applicable Active Product following the cessation of the foregoing supply period without interruption in supply requirements. Such technology transfer agreement shall include a license from Genentech to Manufacture such Active Product under Anti-IgE Patents, Company Information, and Know-How Controlled by Genentech and existing at the effective date of termination which are reasonably required, or to the extent they are used as at the effective date of termination, to Manufacture Active Products. Such license shall not be sublicensable; however, if, at a later date, Novartis desires to change contract manufacturers, Genentech shall allow the assignment of such technology transfer agreement with such new contract manufacturer, provided that there shall be no obligation on Genentech to physically transfer such technology for a second time and that such new manufacturer is reasonably acceptable to Genentech. Such license

SCHEDULE D

A shall not extend to patents, patent applications, know-how, and materials not in existence as of the date of termination, but shall include patents claiming priority back to any patents or patent applications covering Active Products as of the effective date of termination; and

B shall extend to patents, patent applications, know-how, and materials only to the extent Genentech has the right to grant such right without incurring any royalty or other payment obligation to any Third Party with respect thereto (unless Novartis agrees to fully reimburse such royalty or other payment obligation in which case such Third Party rights shall be included in the license grant to the extent of Genentech’s rights to do so).

(vii) General. Without limitation of the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to complete the transition of the Manufacture, Development and Commercialization of any Active Products hereunder to Manufacture, Development, Commercialization of such Active Products solely by Novartis or its designees as soon as is reasonably possible. For the avoidance of doubt, except as set forth in paragraph (i) above, Novartis shall not be required to provide Genentech any consideration in exchange for the licenses or other rights granted to it pursuant to the provisions of this Part 2 of Schedule D; provided, however, that Novartis shall (A) be solely responsible for paying any royalties, fees or other consideration that Genentech may be obligated to pay to a Third Party in respect of any such transfer or sublicense to Novartis of such licenses or other rights and (B) be obligated to pay for Active Product supplied to it by Genentech in the manner set forth in clause (vi) above. At such time as all of the obligations in clauses (ii) through (vii) shall have been performed by Genentech, Genentech and Novartis shall so agree in writing.

PART 3 – TERMINATION AS TO NOVARTIS ONLY

In the event that this Agreement is terminated as to Novartis only, as set forth in Section 18.2, 18.3(b) or 18.5, Novartis shall: (a) provide all cooperation and assistance reasonably requested by Tanox to enable Tanox (or its designee) to assume with as little disruption as reasonably possible, the continued Development and Commercialization in East Asia and the ROW of the Anti-IgE Products then being Commercialized or Developed hereunder (the “Active Products”); and (b) provide all cooperation and assistance reasonably requested by Genentech to enable Genentech (or its designee) to assume with as little disruption as reasonably possible, the continued Manufacture, Development and Commercialization in the US and Europe of the Active Products. Accordingly, for purposes of this Part 3 of Schedule D, Tanox shall be the “Assignee” with respect to rights in East Asia and the ROW and Genentech shall be the “Assignee” with respect to rights in the US and Europe. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the following:

(i) License Grants and Intellectual Property.

A Subject to the applicable Assignee’s compliance with the applicable surviving terms and conditions of this Agreement as set forth in this Part 3 of Schedule D and Section 18.6 of this Agreement, the applicable Assignee shall have an exclusive (as

SCHEDULE D

to Anti-IgE Antibodies and Anti-IgE Products) license (which shall include the right to grant sublicenses) from Novartis in the applicable regions to develop, make, have made (in the case of making and having made, subject to paragraph vii below), use, import, offer to sell and sell Anti-IgE Products and Anti-IgE Antibodies under the Anti-IgE Patents, Company Information and Know-How Controlled by Novartis existing at the effective date of Novartis’ termination which Anti-IgE Patents, Company Information and Know-How are reasonably required, or to the extent they are used by a Party or its licensee or sublicensee as at the effective date of termination, to Develop, make, have made, use, import, offer to sell and sell Active Products. The foregoing license:

(1) shall not extend to patents, patent applications, know-how, and materials not in existence as of the date of termination, but shall include patents claiming priority back to any patents or patent applications covering Active Products as of the effective date of Novartis’ termination); and

(2) shall extend to patents, patent applications, know-how, and materials only to the extent Novartis has the right to grant such right without incurring any royalty or other payment obligation to any Third Party (or significant dimunition of the Genentech’s rights if a direct license is available) with respect thereto, unless Genentech or Tanox, as the case may be, agrees to fully reimburse such royalty or other payment obligation applicable to its respective territory, in which case such Third Party rights shall be included in the license grant to the extent of Novartis’ rights to do so.

B Notwithstanding the foregoing or anything to the contrary in this Agreement, Tanox shall not have any right or license under Genentech’s intellectual property rights to Manufacture Anti-IgE Antibodies or Anti-IgE Products in East Asia or Rest of World except in any country in which such Anti-IgE Product is then being Manufactured, or with Genentech’s express approval. Without limiting the express technology transfer and information sharing provisions expressly contained in this Part 3 of Schedule D, the Parties acknowledge and agree that none of the foregoing licenses granted pursuant to this Part 3 of Schedule D shall in any way expand the Parties’ respective obligations to disclose information and materials as described in Section 4.4 of this Agreement (assuming that the Agreement had not been terminated).

C Genentech and Tanox shall together have semi-exclusive rights to enforce, at their own expense, any Anti-IgE Specific Patents Controlled by Novartis as of the effective date of termination and retain any proceeds therefrom, and Novartis shall provide reasonable cooperation with respect thereto at Genentech’s and Tanox’s expense. In the event Novartis also desires to enforce such patents, Genentech, Tanox and Novartis shall cooperate in pursuing such enforcement, and the costs and proceeds therefrom shall be equitably shared. Genentech and Tanox shall also have rights to prosecute and maintain such Anti-IgE Specific Patents in the event Novartis Abandons such Anti-IgE Specific Patents. The Parties shall continue to be bound by its confidentiality obligations under Article 15 for so long as Genentech and/or Tanox continues to Develop or Commercialize Anti-IgE Products.

SCHEDULE D

(ii) Approvals. Novartis shall transfer and assign to the applicable Assignee (or its nominee) all Approvals and regulatory filings made or obtained by Novartis or its Affiliates or any of its sublicensees with respect to the Active Products (other than Approvals for manufacturing facilities).

(iii) Trademarks. Novartis shall assign and transfer to the applicable Assignee (or its nominee) Novartis’ entire right, title and interest in and to all Anti-IgE Trademarks in the applicable region, including applications therefore that had been filed as of the effective date of termination, and to any domain names containing such Anti-IgE Trademarks in the applicable region.

(iv) Copies of Information. Novartis shall provide to each Assignee (or its nominee) a copy (or originals to the extent required by any Public Authority in connection with the Manufacture, Development or Commercialization of the Anti-IgE Product(s)) of all information (including any Company Information) in its possession or under its control as of the effective date of termination to the extent necessary for or material to continuing the Development, Manufacture or Commercialization of any Active Product, including, without limitation, all information contained in the regulatory and/or safety databases, all in the format then currently maintained by Novartis, or such other format as may be reasonably requested by the Assignees. The Assignees shall be entitled to use and disclose any such information (including any such Company Information) in connection with the Manufacture, Development and Commercialization of any Active Product; subject to Article 15. Nothing in this clause (iv) shall require Novartis to provide Company Information or Know-How that

A it would not be required to share with another Party who had Worldwide rights to Develop, Manufacture or Commercialize the Active Product, under Section 4.4 of the TCA, assuming the TCA had not been terminated, unless Novartis was using such Company Information or Know-How in the Development, Manufacture or Commercialization of the Active Product at the time of termination; or

B has already been provided to Genentech or Tanox, as the case may be, in written form, pursuant to its participation in Committee meetings prior to the effective date of termination.

(v) Third Party Manufacturing. To the extent any Active Product is being Manufactured by a Third Party under contract to Novartis as of the date notice of termination is given, then Novartis shall use commercially reasonable efforts to assign to Genentech all of Novartis’ rights with respect to the Active Product under its agreement with the Third Party manufacturer, and Genentech shall perform all of Novartis’ obligations under each such agreement in so far as they relate to the active Product Manufactured thereunder after the effective date of such assignment.

(vi) Assignment of Sublicenses. Novartis shall use commercially reasonable efforts to assign to the applicable Assignee any applicable sublicenses to the extent related to Active Products and/or subcontracts relating to significant services to be performed by Third Parties to the extent related to Manufacture, Development or Commercialization of Active Products, as reasonably requested by the applicable Assignee, and the applicable Assignee shall perform all

SCHEDULE D

of Novartis’ obligations under each such sublicense after the effective date of such assignment in so far as they relate to any Anti-IgE Antibody or Anti-IgE Product.

(vii) Manufacture. Without limiting Novartis’ other rights and obligations under this Part 3 of Schedule D, if Novartis is Manufacturing an Active Product on the effective date of termination, it shall continue to comply with its obligations to Manufacture the applicable Active Product under Article 10 herein and the Manufacturing and Supply Agreement(s), unless it provides written notice to Genentech and Tanox that it does not intend to continue to Manufacture and supply to Novartis such Active Product. In the event that Novartis provides such notice to Genentech and Tanox, Novartis will supply Genentech and Tanox with Clinical Requirements and Commercial Requirements of such finished and packaged Active Product(s) at the same price and other terms and conditions as Novartis was supplying, or in the absence of termination, would have been required to supply of such finished and packaged Active Product (under Article 10 hereof), until ***** the date of Genentech’s and Tanox’s receipt of such notice, and, if Genentech and Tanox both so request no more than ***** after the date it received such notice, for *****, provided that the price at which such Active Products will be supplied for such ***** and other terms and conditions on which such Active Products will be supplied for ***** shall be reasonable and customary as determined by good faith negotiations between the Parties, provided further that such ***** is subject to the reasonable cooperation of Novartis. Notwithstanding the foregoing, in no event shall Novartis be obligated to Manufacture a higher volume of Active Product than (i) the reserved manufacturing capacity in the manufacturing facility(ies) of Novartis, its Affiliate(s) or sublicense(s) as set forth in the Manufacturing and Supply Plan, with respect to the ***** of the transition period, and (ii) the average of such manufacturing capacity reserved for the ***** of the transition period, with respect to the ***** of the transition period. Subject to the foregoing, Novartis’ obligations under Section 10.3 of this Agreement, the Manufacturing and Supply Agreement and Sections 5.2(a) and 5.2(c) of the JCA and all other related provisions (if any) under the Ancillary Agreements shall terminate. The applicable Manufacturing and Supply Agreement shall terminate at the end of such ***** period, as applicable.

(viii) Technology Transfer. Unless Genentech or Tanox is, at the effective date of termination, also Manufacturing the same Active Products as are then being Manufactured by Novartis, during the ***** transition period, as applicable, described in paragraph (vii) above, the Parties shall agree upon and implement a reasonable technology transfer plan pursuant to an appropriate technology transfer agreement between Novartis and one of Genentech and Tanox, to enable Genentech or Tanox or a chosen contract manufacturer (reasonably acceptable to Novartis) to Manufacture the applicable Active Product following the cessation of the foregoing supply period without interruption in supply requirements. Such technology transfer agreement shall include a license from Novartis to Manufacture such Active Product under Anti-IgE Patents, Company Information, and Know-How Controlled by Novartis and existing at the effective date of termination which are reasonably required, or to the extent they are used as at the effective date of termination, to Manufacture Active Products. Such license shall not be sublicensable; however, if, at a later date, Genentech desires to change contract manufacturers, Novartis shall allow the assignment of such technology transfer agreement with such new contract manufacturer, provided that there shall be no obligation on Novartis to physically

SCHEDULE D

transfer such technology for a second time and that such new manufacturer is reasonably acceptable to Novartis. Such license

A shall not extend to patents, patent applications, know-how, and materials not in existence as of the date of termination, but shall include patents claiming priority back to any patents or patent applications covering Active Products as of the effective date of termination; and

B shall extend to patents, patent applications, know-how, and materials only to the extent Novartis has the right to grant such right without incurring any royalty or other payment obligation to any Third Party with respect thereto (unless Genentech and/or Tanox agrees to fully reimburse such royalty or other payment obligation in which case such Third Party rights shall be included in the license grant to the extent of Novartis’ rights to do so).

(ix) General. Without limitation of the generality of the foregoing, the Parties shall use Commercially Reasonable Efforts to complete the transition of the Manufacture, Development and Commercialization of any Active Products hereunder to Manufacture, Development, Commercialization of such Active Products by Genentech and Tanox or their respective designees as soon as is reasonably possible. For the avoidance of doubt, except as set forth in paragraph (d)(i) above, Genentech and Tanox shall not be required to provide Novartis any consideration in exchange for the licenses or other rights granted to them pursuant to the provisions of this Part 3 of Schedule D; provided, however, that the applicable Assignee shall (A) be solely responsible for paying any royalties, fees or other consideration that Novartis may be obligated to pay to a Third Party in respect of any such transfer or sublicense to such Assignee of such licenses or other rights and (B) be obligated to pay for Active Product supplied to it by Novartis in the manner set forth in clause (vii) above. At such time as all of the obligations in clauses (ii) through (viii) shall have been performed by Novartis, Genentech, Novartis and Tanox shall so agree in writing.

(x) In the event that this Agreement is terminated as to Novartis only, as set forth in Section 18.2, 18.3(b) or 18.5, Genentech and Tanox shall meet and confer in order to agree upon and establish appropriate cooperation and coordination of Development, Manufacturing and Commercialization efforts hereunder with respect to Anti-IgE Antibodies and Anti-IgE Products in their respective territories. Such cooperation and coordination shall include creation and implementation of applicable committee(s), adverse event reporting, sharing of information regarding relevant Development, Manufacturing and Commercialization efforts of Genentech and Tanox, the Manufacture and supply of Anti-IgE Products, mechanisms to prevent improper importation of Anti-IgE Products sold in one country to other countries, and similar matters. *****

EXHIBIT A

TANOX RELEASE

Tanox, Inc. (“Tanox”), for good and valuable consideration, the receipt of which is hereby acknowledged, for itself and for each and every one of its (a) present or former officers, partners, directors, shareholders, agents, and employees, and (b) affiliates, predecessors, successors, assigns, insurers, parents, wholly-owned subsidiaries, related companies, divisions, attorneys, sureties or other representatives, release, remise, and forever discharges, unconditionally and without reserve, Novartis Pharma AG (“Novartis”), Genentech Inc. (“Genentech”), and the officers, partners, agents, employees, affiliates, predecessors, successors, assigns, insurers, or other representatives of Novartis and Genentech from any and all Existing Claims, as defined in the Tripartite Cooperation Agreement By and Between Novartis, Genentech, and Tanox, dated as of February 25, 2004 (the “Settlement Agreement”).

Nothing herein shall be construed as or shall constitute a release of the parties’ rights and obligations under the Settlement Agreement, made as of February 25, 2004, or of the parties’ rights and obligations under any Ancillary Agreements thereto arising on or after February 25, 2004.

This release may not be orally modified.

TANOX, INC.

Dated:

Print Name:

Title:

EXHIBIT B

GENENTECH RELEASE

Genentech, Inc. (“Genentech”), for good and valuable consideration, the receipt of which is hereby acknowledged, for itself and for each and every one of its (a) present or former officers, partners, directors, shareholders, agents, and employees, and (b) affiliates, predecessors, successors, assigns, insurers, parents, wholly-owned subsidiaries, related companies, divisions, attorneys, sureties or other representatives, release, remise, and forever discharges, unconditionally and without reserve, Tanox, Inc. (“Tanox”), Novartis Pharma AG (“Novartis”), and the officers, partners, agents, employees, affiliates, predecessors, successors, assigns, insurers, or other representatives of Tanox and Novartis from any and all Existing Claims, as defined in the Tripartite Cooperation Agreement By and Between Novartis, Genentech, and Tanox, dated as of February 25, 2004 (the “Settlement Agreement”).

Nothing herein shall be construed as or shall constitute a release of the parties’ rights and obligations under the Settlement Agreement, made as of February 25, 2004, or of the parties’ rights and obligations under any Ancillary Agreements thereto arising on or after February 25, 2004.

This release may not be orally modified.

GENENTECH, INC.

Dated:

Print Name:

Title:

EXHIBIT C

NOVARTIS RELEASE

Novartis Pharma AG (“Novartis”), for good and valuable consideration, the receipt of which is hereby acknowledged, for itself and for each and every one of its (a) present or former officers, partners, directors, shareholders, agents, and employees, and (b) affiliates, predecessors, successors, assigns, insurers, parents, wholly-owned subsidiaries, related companies, divisions, attorneys, sureties or other representatives, release, remise, and forever discharges, unconditionally and without reserve, Tanox, Inc. (“Tanox”), Genentech Inc. (“Genentech”), and the officers, partners, agents, employees, affiliates, predecessors, successors, assigns, insurers, or other representatives of Tanox and Genentech from any and all Existing Claims, as defined in the Tripartite Cooperation Agreement By and Between Novartis, Genentech, and Tanox, dated as of February 25, 2004 (the “Settlement Agreement”).

Nothing herein shall be construed as or shall constitute a release of the parties’ rights and obligations under the Settlement Agreement, made as of February 25, 2004, or of the parties’ rights and obligations under any Ancillary Agreements thereto arising on or after February 25, 2004.

This release may not be orally modified.

NOVARTIS PHARMA AG

Dated:

Print Name:

Title:

EXHIBIT D

JOINT MOTIONS/REQUESTS FOR DISMISSAL

EXHIBIT E

*****

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH ASTERISKS (*****).

SCHEDULE A

FINANCIAL APPENDIX

SCHEDULE A

Financial Planning, Accounting and Reporting

For the Tripartite Cooperation Agreement

TABLE OF CONTENTS

1.	Principles of Reporting	ii
2.	Duties of the Finance Sub-Committee	iii
3.	Frequency of Reporting and Other Information Exchange	v
4.	Budget, Forecast and Long Range Plan	vi
5.	Definitions	vii
6.	Foreign Exchange	ix
7.	Responsibility for GenNov Reporting; Payment between the GenNov Parties	ix
8.	Payments to Tanox	x
9.	Effective Accounting Date Termination for GenNov	xi
10.	Guidelines Charging Development Costs	xi
11.	Guideline for Product Sampling	xi

This financial appendix (the “Financial Appendix”) is Schedule A attached to and incorporated into the Tripartite Cooperation Agreement (the “Agreement”) dated as of February 25, 2004 by and among Novartis Pharma AG (“Novartis”), Genentech, Inc. (“Genentech”) and Tanox, Inc. (“Tanox”) (each also singularly referred to herein as a “Party” and collectively as the “Parties”).

This Financial Appendix covers the financial planning, accounting practices and procedures to be followed in determining the “Net Sales” and the “Net Profit” or “Net Loss” (as defined below) and related payment of royalties and sharing of revenue and costs and expenses in the U.S. and Europe pursuant to the Agreement. For such purpose, this Financial Appendix sets out, among other things, the principles of reporting among the Parties the actual results and budgeted plans, forecasts and long range plans of “GenNov” (as defined below), the frequency of reporting, the use of a single “Functional Currency” (as defined below) for determining and reporting payments to the Parties, auditing of accounts and other matters. The consolidated accounting construct consisting of certain Genentech and Novartis operations under the Agreement will be referred to as “GenNov”. It should be noted that “GenNov” is not a legal entity and has been defined for identification purposes only.

The functionality of “GenNov” relates only to the “United States” and “Europe” (as defined in the Agreement), and largely to the operations of Genentech and Novartis. Thus, references in this Financial Appendix to a “GenNov Party” or “GenNov Parties” shall be construed to mean Genentech and/or Novartis (and its Affiliates), as the case may be (but not Tanox), for purposes of this Financial Appendix and the Agreement, including the application of the financial definitions herein. “GenNov” is a virtual account and not a separate auditable entity.

This Financial Appendix also provides agreed upon definitions of financial terms applicable to the Parties for purposes of the Agreement, and, subject to the terms of the Agreement, sets forth roles and responsibilities of the Finance Sub-Committee. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein. In the event of a conflict between the terms and provisions of this Financial Appendix and the Agreement, the terms and provisions of the Agreement shall govern.

i

The contents of this Financial Appendix, and all activities hereunder, are to be governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

1.	Principles of Reporting

For purposes of the sharing of costs and sharing of “Net Profit” or “Net Loss” (as the case may be) among the Parties as provided under the Agreement and this Financial Appendix, the presentation of results of operations of the GenNov Parties for each of the United States and Europe will be based on each GenNov Party’s respective financial information for each territory for the applicable period in the reporting format depicted as follows *****:

For the United States	Novartis	Genentech	Total
Gross Sales (U.S.)
less *****

= Net Sales (U.S.)
less *****

= Gross Profit (U.S.)
less *****
*****

= Net Profit (U.S.) or Net Loss (U.S.) for purpose of GenNov profit share;

and

For Novartis and Tanox only:

Novartis’ share of Net Profit (U.S.) in accordance with the Agreement and this Financial Appendix;

            less *****.

=         Net Profit (TANOX) for purpose of calculating the Tanox Profit Share

For Europe	Novartis	Genentech	Total
Gross Sales (EUR)
less *****

= Net Sales (EUR)
less *****

= Gross Profit (EUR)
less *****
less *****

= Net Profit (EUR) or Net Loss (EUR) for purpose of GenNov profit share

It is the intention of Genentech, Novartis and Tanox that the interpretation of these definitions and other matters under this Financial Appendix will be: (a) consistent with the U.S. generally accepted accounting principles (“GAAP”) consistently applied for Genentech; and (b) international accounting standards as consistently applied (“IAS”) for Novartis. The Finance Sub-Committee shall ensure consistency in accounting treatment between GAAP and IAS, where possible.

If necessary a Party will make the appropriate adjustments to the formatting of financial information it supplies under the Agreement to conform to the format of reporting results of operations for purposes of GenNov as set forth in this Financial Appendix.

For purposes of the definitions in this Financial Appendix and the calculation of applicable profit, cost, revenue and other amounts hereunder and under the Agreement, the Parties shall eliminate, and not include in any such amounts, any inter- and intra-company transactions ***** within or among the Parties (and/or their respective Affiliates or sublicensees), including without limitation with respect to transfer pricing, except to the extent expressly provided otherwise in the Agreement or this Financial Appendix.

Notwithstanding anything to the contrary in the Agreement or this Financial Appendix (but without limiting any of the provisions in Article 19 (Indemnity and Insurance) of the Agreement), if any Party suffers*****:

(i) *****;

(ii) *****;

(iii) *****

(iv) *****,

(collectively “Excluded Costs”), then any such Excluded Costs shall be solely for the account of such Party, and shall not be included in any costs or expenses for the purpose of calculating of Net Profits (U.S.), Net Profits (EUR) or Net Profits (TANOX) (or the corresponding Net Losses, as the case may be), to be shared under the Agreement or this Financial Appendix.

2.	Duties of the Finance Sub-Committee

As set forth in the Agreement, the Finance Sub-Committee (FSC) of the JCC shall support the JCC and the JMC with respect to accounting and financial determinations relating to cost and profit sharing under the Agreement and other financial matters, all in accordance with the Agreement and this Financial Appendix. The FSC shall be responsible for review and administration of operations under this Financial Appendix, including reviewing and recommending for approval by the JCC and JMC financial statements of GenNov and including reviewing and advising the JCC and the JMC with respect to the following matters, all in accordance with the terms of the Agreement and this Financial Appendix:

(i) coordination and reporting of actual and forecasted financial results for Anti-IgE Products in the U.S. on a ***** as provided herein;

(ii) coordination on preparation, approval and administration of US and Europe budgets and forecasts for Development and Commercialization of Anti-IgE Products in the U.S. and Europe, and Worldwide budgets and forecasts for manufacturing of Anti-IgE Products Worldwide, by the US Brand Team and the Europe Brand Team, and by the E/US DSC, the MLSC, the JCC and the JMC, including, without limitation, identification, analysis and reporting with respect to budgets, forecasts and variances, all subject to final approval as provided in the Agreement;

(iii) coordination on preparation, approval, administration and forecasting of long range plans relating to Anti-IgE Products in the United States and Europe;

(iv) modification of reporting cycles and deadlines under this Financial Appendix as may be unanimously agreed upon by all the Parties; provided, however, that in the event that a Party substantially or materially changes its internal reporting cycles and deadlines generally (that is, for Anti-IgE Products and for products other than Anti-IgE Products), then the Parties will discuss in good faith appropriate revisions to the foregoing reporting cycles and deadlines to reasonably accommodate such change;

(v) review of the costs and expenses charged to GenNov by the Parties to determine in the first instance, subject to the terms of the Agreement and, as applicable, final approval or disapproval by the JCC and the JMC, whether such costs and expenses are authorized to be shared by the Parties (or reimbursed to Tanox, as and if applicable) under the Agreement (including, without limitation, in accordance with the defined terms in Section 5 below, in accordance with provisions in the Agreement relating to budget changes and variances and approvals therefore, in accordance with Section 9.7 of the JCA (relating to sales force costs to be borne by one Party thereunder), and in accordance with the definition of “Excluded Costs” in Section 1 of this Financial Appendix);

(vi) review of appropriate allocation of costs and expenses to the various cost and expense categories under Section 5 below, and between the U.S. and European territories (with input from the US Brand Team and Europe Brand Team), and review of appropriate allocation of manufacturing costs, expenses and payments under Section 11.6(b) between the U.S., Europe, East Asia and ROW;

(vii) review and assistance in calculation of Net Profits (U.S.) and Net Profits (EUR) (and corresponding Net Losses), subject to JMC approval, and coordination with respect to means balancing and other payments between the Parties hereunder;

(viii) review to ensure consistent treatment, where possible, under GAAP and IAS accounting standards (including, without limitation, with respect to “Fully Burdened Manufacturing Cost” and “Sales Returns and Allowances”);

(ix) review of each Party’s cost and/or project accounting systems and methodologies to ensure consistent treatment for purpose of GenNov reporting;

(x) from time to time, monitor whether reimbursement of General and Administrative Expenses (U.S.), as provided for in this Financial Appendix, is in proportion to each Party’s relative effort in managing outside vendors, in coordination with the U.S. Brand Team;

(xi) review and coordination in connection with payment of any Tanox Costs and Expenses, and exchange of information (including Sales Costs (U.S.) and other information as provided below) between the Parties as necessary to allow Genentech and Novartis to meet their respective payment obligations to Tanox);

(xii) review of production plans and inventory levels (which shall be reported to the FSC as provided in the Manufacturing and Supply Agreement(s));

(xiii) review of ***** (subject to the terms of the Manufacturing and Supply Agreement(s) and to this Financial Appendix) and other items to be included in*****, subject to JCC and JMC approval as provided below;

(xiv) review and facilitation of the resolution of financial matters (if any) arising among the Parties with respect to the time period from start of Parties collaboration (under the Outline of Terms) until the Effective Date of the Agreement;

(xv) coordination of the presentation of disputes arising between the Parties under the Financial Appendix, for resolution in accordance with the terms of the Agreement;

(xvi) review actual inventory levels, Sales Returns and Allowances and each Party’s methodologies for charging costs to GenNov for determination of actual results, forecasts, budgets and long range plans and the results of applying such methodologies; and

(xvii) review and coordination with respect to all other financial matters arising under the Financial Appendix or otherwise relating to the Parties’ cooperation under the Agreement, including, without limitation, each Party’s methodologies for charging costs for determination of actual financial results, forecasts, budgets and long range plans and the results of applying such methodologies.

Review results and recommendations of the FSC shall be presented to the JCC or other appropriate Committee as necessary.

3.	Frequency of Reporting and Other Information Exchange

The fiscal year of GenNov will be a calendar year. Reporting and other information exchange by and between each GenNov Party and Tanox for GenNov revenues, expenses, budgets, forecasts and long range plans will be performed as follows, subject to Section 5.10(b) of the Agreement:

Reporting Event (Responsible Party)	Frequency	Timing of Submission**

*****

*	The applicable Parties shall provide a narrative explaining variances to budgets, forecasts or long range plans for planning, settlement and decision-support purposes.

**	The Parties may agree unanimously to modify the foregoing reporting cycles and deadlines. In the event that a Party substantially or materially changes its internal reporting cycles and deadlines generally (that is, for Anti-IgE Products and for products other than Anti-IgE Products), then the Parties will discuss in good faith appropriate revisions to the foregoing reporting cycles and deadlines to reasonably accommodate such change.

On a monthly basis, Genentech will supply Novartis and Tanox with*****.

On a monthly basis, Novartis will supply Genentech and Tanox with*****

On a quarterly basis, within ***** of the last day of each quarter, Novartis shall prepare and supply to Tanox*****.

On a quarterly basis (within ***** of the last day of each quarter), each of the GenNov Parties will provide the other and Tanox, with*****. On a quarterly basis (within ***** of the last day of each quarter), each of the GenNov Parties will provide the other GenNov Party, and Novartis shall provide Tanox,*****. In addition, at quarter-closes and year-ends, the Parties shall reasonably cooperate as

v

reasonably requested with each other in providing each other with available and estimated results and expenditures for the territories, to meet all Parties’ respective public reporting requirements, subject always to Article 15 and Sections 20.13 and 5.10(b) of the Agreement. After review by the Finance Sub-Committee as to the amounts, the Finance Sub-Committee will forward each such report to the JCC and JMC for their approval as required under, and subject to, the Agreement. *****

On a quarterly basis, together with the reports of actual results, Novartis shall provide Tanox with *****. In addition, on a quarterly or semi-annually basis as requested, the GenNov Parties shall provide each other and Tanox with information as provided in Section 8 below.

Within ***** after the last day of each quarter, each GenNov Party that is manufacturing Anti-IgE Product in such quarter shall provide to the other and the FSC a report setting forth (*****. Commencing on ***** and within ***** after the end of each calendar year thereafter, Novartis shall provide to Tanox a*****.

Genentech will be responsible for the preparation of consolidated reporting of GenNov for the U.S. (including the quarterly calculation of Net Profit (U.S.) or Net Loss (U.S.), as the case may be, calculated as provided in this Financial Appendix and the Agreement) for purposes of the determination of the cash settlement between Genentech and Novartis for the U.S., subject to the review and approval of the JCC and the JMC. Novartis will be responsible for the preparation of consolidated reporting of GenNov for Europe (including the quarterly calculation of Net Profit (EUR) or Net Loss (EUR), as the case may be, calculated as provided in this Financial Appendix) for purposes of the determination of the cash settlement between Genentech and Novartis for Europe, subject to the review and approval of the JCC and the JMC. Review of draft statements, payments and related matters are set forth in Section 7 below.

4.	Budget, Forecast and Long Range Plan

All budgets (which will be prepared annually), forecasts and long range plans will be supplemented with detailed Plans for clinical trials, Approval Applications, Commercial Launch, marketing, promotion and sales efforts, subject to and in accordance with the applicable terms of the Agreement.

With respect to the U.S. and Europe, members of the FSC from Genentech and Novartis are responsible for preparation of the annual U.S. and Europe budgets for Development, and Commercialization of Anti-IgE Products, and Worldwide budgets for the manufacture of Anti-IgE Products Worldwide, per annual plans developed by the US Brand Team, the Europe Brand Team, the E/US DSC, the MLSC, the JCC and the JMC. The Parties shall exchange draft and preliminary budgets, budget confirmations and other budget information in accordance with Section 3 above.

As set forth in Section 3 above (regarding “Forecasts”), within ***** after the end of each calendar quarter:*****.

The FSC, with the assistance of Genentech and Novartis, will be responsible for identifying, analyzing and reporting all budget variances. *****

A ***** long-range plan ***** will be established on a yearly basis during the Term of the Agreement, under the direction of the JCC, and will be provided to the Parties and submitted to the JMC for approval by ***** of each year, in accordance with Section 3 above.

*****.

5.	Definitions

For purposes of determining costs and expenses, and Net Profit and Net Loss, as the case may be (the calculation of which shall be consistent with the Agreement and this Financial Appendix), to be recorded on the GenNov books and records and to be shared by the GenNov Parties under the Agreement, each GenNov Party will use its respective internal accounting systems. As a general matter, except for costs and expenses specifically authorized to be shared by the GenNov Parties or otherwise allocated to a particular Party, as provided in the definitions and other terms of this Financial Appendix or in accordance with the express terms of the Agreement and/or any Ancillary Agreements or Related Agreements, all other costs and expenses incurred by any Party in connection with the Development, manufacture or Commercialization of Anti-IgE Products shall be*****.

For purposes of GenNov accounting and the definitions set forth herein, costs and expenses incurred by a Party shall include costs and expenses incurred by a Party’s Affiliate or by a Third Party on such Party’s behalf or for its account.

“Allocable Manufacturing Overhead” means, *****

“Cost of Sales” shall mean *****

“Commercialization Successor” means the successor to some or all of a Party’s Commercialization rights under the Agreement (such as, for example, (a) (i) Novartis as a successor to Genentech’s Commercialization rights in the U.S. under Section 18.3(a)(i) of the Agreement, or (ii) Novartis as a successor to some part of Genentech’s Commercialization rights under the Agreement in the event Novartis were designated — in accordance with the Agreement — to book some portion of sales of Anti-IgE Products in the U.S., or (b) (i) Genentech as a successor to Novartis’ Commercialization rights in Europe under Section 18.3(b)(ii) of the Agreement, or (ii) Genentech as a successor to some part of Novartis’ Commercialization rights under the Agreement in the event Genentech were designated — in accordance with the Agreement — to book some portion of sales of Anti-IgE Products in Europe).

“Development Costs” shall mean:

(a) With respect to Genentech,

(i) *****

(ii) *****

(b) With respect to Novartis and Tanox, an amount equal to

(i) *****

(ii) *****

“Distribution/Warehousing Costs” means *****

“Excluded Cost” shall have the meaning given thereto in Section 1 of this Financial Appendix.

“Fully Burdened Manufacturing Cost” means *****:

a) *****

b) *****

c) *****

d) *****

For the avoidance of doubt, “Fully Burdened Manufacturing Cost” shall not include *****

“General and Administrative Costs (U.S.)” means *****

“General and Administrative Costs (EUR)” means *****

“GenNov Party” or “GenNov Parties” shall have the meaning set forth in the introduction to this Financial Appendix.

“Gross Profit (U.S.)” means *****.

“Gross Profit (EUR)” means *****.

“Gross Sales (U.S.)” means *****.

“Gross Sales (EUR)” means *****.

“Marketing Costs” means,*****

“Net Profits (U.S.)” or “Net Losses (U.S.)”, as illustrated in paragraph 1 above, means *****.

“Net Profits (EUR)” or “Net Losses (EUR)”, as illustrated in paragraph 1 above, means *****.

“Net Profits (TANOX)” means *****:

(i) *****

(ii) *****

(iii) *****

“Net Sales” means Net Sales (U.S.) and/or Net Sales (EUR), as applicable.

“Net Sales (U.S.)” means *****.

“Net Sales (EUR)” means *****

“Other Operating Income/Expense” means *****:

(i) *****

(ii) *****

(iii) *****

(iv) *****

(v) *****

(vi) *****

(vii) *****

“Sales Costs (EUR)”, in Europe, means *****.

“Sales Costs (U.S.)”, in the United States, means *****

“Sales Returns and Allowances (U.S.)” means, *****.

“Sales Returns and Allowances (EUR)” means, *****

“Tanox Costs and Expenses” shall mean: *****

“Tanox Profit Share” shall mean *****.

6.	Foreign Exchange

The “Functional Currency” for accounting for Net Profits or Net Losses will be U.S. dollars.

Genentech and its Affiliates, sublicensees and any Commercialization Successor will bill and report shipments of Anti-IgE Products in the United States in U.S. Dollars.

For the purpose of this Financial Appendix, for Novartis all currencies will be converted using the then Novartis official currency conversion system *****

For the purpose of this Financial Appendix, for Genentech and Tanox all currencies will be converted using their respective internal standard currency conversion systems, as generally applied.

7.	Responsibility for GenNov Reporting; Payment between the GenNov Parties

The responsibility for the reporting to the Finance Sub-Committee, JCC and JMC shall be with Genentech (in close cooperation with Novartis) in the case of GenNov reporting with respect to the U.S., and shall be with Novartis (in close cooperation with Genentech) in the case of GenNov reporting with respect to Europe. This will be the basis for the GenNov accounting and determining of payments to the GenNov Parties, as provided in this Section 7.

The GenNov Parties shall share costs and expenses hereunder, Net Profit or Net Losses (as the case may be) hereunder, by making ***** means balancing payments in U.S. dollars between each GenNov Party such that *****. Each GenNov Party agrees to make such payments as provided hereunder.

Necessary cash settlements between the GenNov Parties, including means balancing payments by one Party to reimburse another Party’s *****, will be prepared by Genentech for the U.S. and by Novartis for Europe, for review by the Finance Sub-Committee and review and approval by the JCC and the JMC as provided in the Agreement.

All payments will be made by any GenNov Party owing funds to the other for a given *****, within ***** after the end of such *****, subject to netting, for any previous cash payment(s) made by either GenNov Party on behalf of the collaboration, which have been approved in accordance with the Agreement and this Financial Appendix to be shared through GenNov *****. Genentech shall also be entitled to invoice Novartis, in accordance with Section 6.3 of the JCA and this Financial Appendix.

8.	Payments to Tanox

The royalty, Tanox Profit Share milestone, development compensation and manufacturing compensation payments provided under Sections 11.1, 11.2, 11.4, 11.6(a) and 11.6(b) of the Agreement shall be paid to Tanox by Genentech and/or Novartis, as applicable, as set forth in such Sections and Section 11.9 of the Agreement and as further provided below.

*****, Novartis shall pay to Tanox the amount of any milestone payment that becomes due and owing to Tanox, on a timely basis. Novartis shall notify Genentech of the amount and payment of any such milestone, and shall be entitled to include such payment in *****.

As regards the shared ***** royalty on Net Sales (U.S.) of Anti-IgE Products in the United States under Section 11.1(a) of the Agreement, subject to Section 11.5 of the Agreement, on a ***** basis Genentech shall make such royalty payment to Tanox within ***** after the ending of each *****, and shall be entitled to include such payment in *****.

As regards the shared royalties on Net Sales (EUR) of Anti-IgE Products in Europe under Section 11.2 of the Agreement, subject to Section 11.5 of the Agreement, on a ***** basis, Novartis shall make such royalty payment to Tanox within ***** after the ending of each *****, and shall be entitled to include such payment in *****.

As regards payments due to Tanox pursuant to Section 11.6(b) of the Agreement, on a ***** basis, Novartis shall make such payment to Tanox within ***** of the end of the ***** following the applicable ***** for which the applicable manufacturing payment was calculated. For purposes of allocating the payment responsibilities for payments made under Section 11.6(b) of the Agreement, the Worldwide unit sales of Anti-IgE Products for the applicable ***** will be split into the U.S., Europe, East Asia, and ROW unit sales. For each region, the ratio of unit sales in the region to Worldwide unit sales will be calculated. The ratio of unit sales in a particular region to worldwide unit sales multiplied by the amount payable to Tanox under Section 11.6(b) during such ***** will be the portion of such payment allocated to that region. Based on the foregoing ratio calculations, amounts allocated to the U.S. and Europe shall be included in ***** for the U.S. and Europe respectively for purposes of the calculations to be made under the Financial Appendix, and amounts allocated to Rest of World and East Asia will be paid *****.

Each GenNov Party shall notify the other, at the time of any such payment to Tanox, of the amount, calculation of and payment of any such payments to Tanox hereunder. The Finance Sub-Committee shall review such payments for consistency of calculation of any payments.

Novartis shall be solely responsible for calculating, reporting and paying to Tanox the Tanox Profit Share owed to Tanox Section 11.1(c) of the Agreement, and in connection therewith Genentech’s

x

only responsibility shall be to provide Novartis with the information and supporting documentation reasonably requested by Novartis from Genentech’s books and records and necessary for Novartis to calculate and evidence appropriate payments to Tanox of any such share of net profit in the United States, including as set forth in this Section 8. In addition, as noted in Section 3 above, on a ***** basis Novartis shall provide Tanox with Novartis’s calculation of *****. Novartis shall pay Tanox the *****. Novartis shall not be entitled to include any such separate obligations in *****.

Novartis shall be solely responsible for calculating, reporting and paying any royalty or other payment owed to Tanox on sales of Anti-IgE Products in the ROW and East Asia under the D&L Agreement or other separate agreement entered by Novartis and Tanox. Genentech shall be responsible for calculating, reporting and paying any royalty owed to Tanox by Genentech under Section 11.1(b) of the Agreement. Neither Genentech nor Novartis shall be entitled to include any such separate royalty obligations in *****. However, each GenNov Party shall provide the other GenNov Party with any data or information reasonably requested by such other Party (or its Affiliates) for purposes consistent with this Agreement and/or any Related Agreement (including, without limitation, for purposes of internal reporting), or to permit either Party (or its Affiliates) to satisfy any reporting requirements they may have to Tanox under the Agreement or otherwise.

Novartis and Genentech shall reimburse any ***** of Tanox, incurred in accordance with the Agreement, within ***** after the end of each ***** in which such costs were incurred.

9.	Effective Accounting Date Termination for GenNov

For reporting and accounting purposes with respect to GenNov, the end of GenNov will be the nearest ***** end to the effective termination date of the Agreement.

10.	Guidelines for Charging Development Costs

*****

On an Anti-IgE Product-by-Anti-IgE Product basis, the GenNov Parties shall maintain the foregoing allocation and bearing of Development Costs for the U.S. and Europe for each Anti-IgE Product under the Agreement from and after the Effective Date of the Agreement, subject to the remaining terms of this paragraph 10. Commencing ***** after the later of (a) the Commercial Launch of the Anti-IgE Product in the U.S. or (b) the Commercial Launch of the Anti-IgE Product in the ***** country in Europe (the later of the such two dates being referred to herein as the “Allocation Date”), and thereafter on each *****, in the event that marketing reports (as approved by the JCC and the JMC) for the previous ***** period indicate that relative ***** sales of the Anti-IgE Product in the U.S. and Europe are not *****, then the allocation of Development Costs between the U.S. and Europe for the following year will be amended to be equal to ***** for the Anti-IgE Product in the U.S. and Europe for the previous ***** period.

11.	Guideline for Product Sampling

The Finance Sub-Committee will determine how and when to pass through GenNov as a Marketing Cost in the U.S. or Europe, as the case may be, the cost of sampling of Anti-IgE Products in the U.S. or Europe, with the cost of such Anti-IgE Product samples to be calculated on the basis of the ***** of the Anti-IgE Product *****.